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TABLE OF CONTENTS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on November 1, 2006

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

National Mentor Holdings, Inc.
(Exact name of registrant issuer as specified in its charter)
(SEE TABLE OF ADDITIONAL REGISTRANTS)

Delaware (State or other jurisdiction of incorporation)	8300 (Primary Standard Industrial Classification Code Number)	31-1757086 (I.R.S. Employer Identification Number)

313 Congress Street
Sixth Floor
Boston, Massachusetts 02210
(617) 790-4800
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Linda DeRenzo, Esq.
Senior Vice President and General Counsel
The Mentor Network
313 Congress Street
Sixth Floor
Boston, Massachusetts 02210
(617) 790-4800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Michael Nathan, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Tel: (212) 455-2000

Approximate date of commencement of proposed exchange offers: The exchange will occur as soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

11 1/4% Senior Subordinated Notes due 2014	$180,000,000	100%(1)	$180,000,000(1)	$19,260

Guarantees of 11 1/4% Senior Notes due 2014(3)	(3)	(3)	(3)	(3)

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act of 1933, as amended.

(2)
See inside facing page for table of additional registrant guarantors.

(3)
Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate filing fee is required for the guarantees.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Center for Comprehensive Services, Inc.	Illinois	37-1036318	(1)
Cornerstone Living Skills, Inc.	California	68-0286512	(1)
Family Advocacy Services, LLC	Delaware	03-0490299	(1)
First Step Independent Living Program, Inc.	California	95-3574845	(1)
Homework Center, Inc.	Minnesota	41-1332512	(1)
Horrigan Cole Enterprises, Inc.	California	33-0152162	(1)
Illinois Mentor, Inc.	Illinois	36-3643670	(1)
Loyd's Liberty Homes, Inc.	California	77-0282781	(1)
Massachusetts Mentor, Inc.	Massachusetts	04-2799071	(1)
Mentor Management, Inc.	Delaware	80-0061183	(1)
Mentor Maryland, Inc.	Maryland	01-0739432	(1)
National Mentor Healthcare, LLC	Delaware	04-2893910	(1)
National Mentor Holdings, LLC	Delaware	04-3250732	(1)
National Mentor, LLC	Delaware	03-0490294	(1)
National Mentor Services, Inc.	Delaware	80-0061181	(1)
National Mentor Services, LLC	Delaware	03-0490296	(1)
Ohio Mentor, Inc.	Ohio	31-1098345	(1)
REM Arizona Rehabilitation, Inc.	Arizona	41-1923484	(1)
REM Arrowhead, Inc.	Minnesota	41-1910302	(1)
REM Central Lakes, Inc.	Minnesota	41-1424026	(1)
REM Colorado, Inc.	Colorado	41-1578483	(1)
REM Community Options, Inc.	West Virginia	41-1756072	(1)
REM Community Payroll Services, LLC	Minnesota	65-1243641	(1)
REM Connecticut Community Services, Inc.	Connecticut	41-1895229	(1)
REM Consulting & Services, Inc.	Minnesota	41-1270033	(1)
REM Consulting of Ohio, Inc.	Ohio	41-1607786	(1)
REM Developmental Services, Inc.	Iowa	41-1936672	(1)
REM Health, Inc.	Minnesota	41-1623324	(1)
REM Health of Iowa, Inc.	Iowa	41-1916703	(1)
REM Health of Nebraska, LLC	Delaware	59-3816294	(1)
REM Health of Wisconsin, Inc.	Wisconsin	39-1487935	(1)
REM Health of Wisconsin II, Inc.	Wisconsin	39-1497152	(1)
REM Heartland, Inc.	Minnesota	41-1245622	(1)
REM Hennepin, Inc.	Minnesota	41-1509580	(1)
REM Home Health, Inc.	Minnesota	41-1865748	(1)
REM, Inc.	Minnesota	41-1425896	(1)
REM Indiana Community Services, Inc.	Indiana	94-3114223	(1)
REM Indiana Community Services II, Inc.	Indiana	41-1787921	(1)
REM Indiana, Inc.	Indiana	41-1532587	(1)
REM Iowa Community Services, Inc.	Iowa	22-2929097	(1)
REM Iowa, Inc.	Iowa	41-1499229	(1)
REM Management, Inc.	Minnesota	41-1691043	(1)
REM Maryland, Inc.	Maryland	41-1888678	(1)
REM Minnesota Community Services, Inc.	Minnesota	41-1880610	(1)
REM Minnesota, Inc.	Minnesota	41-1726312	(1)
REM Nevada, Inc.	Nevada	41-1886461	(1)
REM New Jersey, Inc.	New Jersey	41-1834352	(1)
REM North Dakota, Inc.	North Dakota	41-1434382	(1)
REM North Star, Inc.	Minnesota	41-1892341	(1)
REM Ohio, Inc.	Ohio	41-1578484	(1)
REM Ohio Waivered Services, Inc.	Ohio	41-1703065	(1)
REM Pennsylvania Community Services, Inc.	Pennsylvania	41-1916701	(1)
REM Ramsey, Inc.	Minnesota	41-1583903	(1)
REM River Bluffs, Inc.	Minnesota	41-1655668	(1)
REM South Central Services, Inc.	Minnesota	41-1509578	(1)
REM Southwest Services, Inc.	Minnesota	41-1379478	(1)
REM Utah, Inc.	Utah	87-0547552	(1)
REM West Virginia, Inc.	West Virginia	41-1578482	(1)
REM Wisconsin, Inc.	Wisconsin	41-1532591	(1)
REM Wisconsin II, Inc.	Wisconsin	41-1784261	(1)
REM Wisconsin III, Inc.	Wisconsin	41-1861498	(1)
REM Woodvale, Inc.	Minnesota	41-1791260	(1)
South Carolina Mentor, Inc.	South Carolina	57-0782160	(1)
Unlimited Quest, Inc.	California	33-0067902	(1)

(1)
The address of the principal executive offices of each of the Registrant Guarantors is 313 Congress Street 6th Floor, Boston, MA 02210. The telephone number of each of the registrant guarantors is (617) 790-4800.

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated November 1, 2006

PRELIMINARY PROSPECTUS

National MENTOR Holdings, Inc.

OFFER TO EXCHANGE

        $180,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, for any and all outstanding 11 1/4% Senior Subordinated Notes due 2014.

        The exchange notes will be fully and unconditionally guaranteed on an unsecured basis by certain of our domestic subsidiaries.

        We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradeable exchange notes that have been registered under the Securities Act.

The Exchange Offer

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2006 which is the 21st business day after the date of this prospectus.

  •
  The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

        All untendered outstanding notes will be continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

        You should carefully consider the "Risk Factors" beginning on page 20 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2006.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

        This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover, and may change after that date.

        National MENTOR Holdings, Inc. is incorporated in Delaware. Our principal executive offices are located at 313 Congress Street, 6th Floor, Boston, MA 02210 and our telephone number at that address is (617)-790-4800. Our website is located at www.thementornetwork.com. The information on our website is not part of this prospectus.

i

FORWARD-LOOKING STATEMENTS

        Some of the matters discussed in this prospectus may constitute forward-looking statements.

        These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

        The information in this prospectus is not a complete description of our business or the risks associated with an investment in the notes. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include, but are not limited to, those factors or conditions described under "Risk factors" in this prospectus as well as the following:

  •
  Our significant amount of debt, our ability to meet our debt service obligations and our ability to incur additional debt;

  •
  changes in the Medicaid program;

  •
  litigation;

  •
  the size of our self-insurance reserves and changes in the insurance market that affect our ability to obtain coverage at reasonable rates;

  •
  our ability to control operating costs and collect accounts receivable;

  •
  our ability to maintain, expand and renew existing services contracts and to obtain additional contracts;

  •
  our ability to attract and retain experienced personnel, including members of our senior management team;

  •
  our ability to acquire new licenses or to maintain our status as a licensed service provider in certain jurisdictions;

  •
  government regulations and our ability to comply with such regulations or the interpretations thereof;

  •
  our ability to establish and maintain relationships with government agencies and advocacy groups;

  •
  increased or more effective competition;

  •
  changes in reimbursement rates, policies or payment practices by our payors;

  •
  successful integration of acquired businesses; and

  •
  possible conflict between the interests of our large equity holder and those of the holders of the notes.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this prospectus which are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the "risk factors" and other cautionary statements included herein. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations.

INDUSTRY AND MARKET DATA

        The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on (1) published and unpublished industry sources, primarily "The State of the States in Developmental Disabilities" (Preliminary Report) a research report prepared by Dr. David Braddock, Executive Director of the Coleman Institute for Cognitive Disabilities and Associate Vice President of the University of Colorado (CU) System in 2005, and (2) on our estimates based on our management's knowledge and experience in the markets in which we operate. Our estimates have been based on these sources as well as information obtained from our customers, trade and business organizations and other contacts in the markets in which we operate. We believe these sources and estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties.

BASIS OF PRESENTATION

        As used in this prospectus, unless otherwise noted or the context otherwise requires, references to "MENTOR," the "Company," "we," "us" and "our" are to National MENTOR Holdings, Inc., a Delaware corporation, and its subsidiaries; references to the "Issuer" are to National MENTOR Holdings, Inc., exclusive of its subsidiaries; references to "MergerSub" are to NMH MergerSub, Inc., a Delaware corporation; references to "Parent" are to NMH Holdings, LLC, a Delaware limited liability company formed by Vestar (as defined below), exclusive of its subsidiaries; references to "NMH Investment" are to NMH Investment, LLC, a Delaware limited liability company formed by Vestar, exclusive of its subsidiaries; references to "Vestar" or the "Sponsor" are to Vestar Capital Partners V, L.P.; and references to "management investors" are to certain members of our management team and employees who will, together with Vestar, own all of the outstanding capital stock of the Issuer following the Merger (as defined below).

        On March 22, 2006, Parent entered into an agreement and plan of merger (the "Merger Agreement") with MergerSub, a wholly-owned subsidiary of Parent, and the Issuer. Pursuant to the Merger Agreement, on June 29, 2006, MergerSub merged with and into the Issuer (the "Merger"), with the Issuer being the surviving corporation. As a result of the Merger, Vestar, an affiliate of Vestar and the management investors own the Issuer through their ownership of NMH Investment and Parent. The Merger and the related financing and other transactions are referred to as the "Transactions." See "The Transactions."

        The term "successor" refers to the Company following the Transactions, the term "predecessor" refers to the Company prior to the Transactions, and the term "prior predecessor" refers to National Mentor, Inc. and subsidiaries during the period prior to March 9, 2001. The operating and cash flows results for the period from October 1, 2005 through June 29, 2006 reflect the operating results of the Company through June 30, 2006, as one day of operations is not deemed material to present separately. The cash flows results shown for the day June 30, 2006 represent only the cash flows associated with the Merger and related financing transactions. The Merger was accounted for under the purchase method of accounting in accordance with SFAS No. 141, Business Combinations (FAS 141). Under purchase accounting, fixed assets and identifiable intangible assets acquired and liabilities assumed are recorded at their respective fair values. The valuations which will provide the basis for a final purchase price allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying condensed financial statements. As such, the fixed assets and intangible assets acquired have been reflected at their historical values as of June 30, 2006, and the excess of the purchase price over assets acquired and liabilities assumed is recorded in goodwill. Once an allocation is finalized, the excess of the purchase price over the estimated fair market values will be adjusted through goodwill.

        Our fiscal year ends on September 30. We refer to the fiscal year ended September 30, 2005 as "fiscal 2005," the fiscal year ended September 30, 2004 as "fiscal 2004" and the fiscal year ended September 30, 2003 as "fiscal 2003."

        Unless the context otherwise requires, the financial information of MENTOR presented herein is the financial information of the Issuer on a consolidated basis together with its subsidiaries. Unless otherwise noted, all information in this prospectus is as of June 30, 2006. Unless otherwise stated herein, our pro forma financial information reflects the effects of our consummation of the Transactions, as described under "The Transactions."

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the section entitled "Risk factors" and the financial statements and the related notes to those statements, before participating in the exchange offer.

Company Overview

        We are a leading provider of home and community-based human services to individuals with mental retardation and other developmental disabilities, at-risk youth and their families, and persons with acquired brain injury. Since our founding in 1980, we have grown to provide services to approximately 21,500 clients in 34 states. We design customized service plans to meet the unique needs of our clients in home and community-based settings. Most of our services involve residential support, typically in small group home or host home settings, designed to improve our clients' quality of life and to promote client independence and participation in community life. Services that we provide include day programs, vocational services, case management, early intervention, post-acute treatment and neurorehabilitation services, among others. Our customized services offer our clients, as well as the payors for these services, an attractive, cost-effective alternative to human services provided in large, institutional settings.

        We believe that our broad range of services, high-quality reputation and relationships with government agencies have made us one of the largest providers in the United States of home and community-based services. In the past three years, our management team has grown the Company organically through investment in new programs and geographies, census growth in existing programs and cross-selling programs within existing markets. In addition, since fiscal 2003, we have completed and successfully integrated more than 20 acquisitions.

        As of June 30, 2006, we provided our services through approximately 15,000 full-time equivalent employees, as well as approximately 3,700 independently contracted host home caregivers, or Mentors. We derive over 93% of our revenues from a diverse group of state and county governmental payors. We generated net revenues of approximately $580.3 million for the period from October 1, 2005 through June 29, 2006.

        Our services are offered through a variety of models, including (i) small group homes, most of which house six people or fewer, (ii) host homes, or the "Mentor" model, in which a client lives in the home of a trained Mentor, (iii) in-home settings, in which we support clients' independence with 24-hour services in their own homes, (iv) non-residential settings, consisting primarily of day programs and periodic services in various settings and (v) educational settings, in which we offer in-school, after-school and alternative educational services. We provide services in these settings to the following population groups:

        Individuals with Mental Retardation/Developmental Disabilities ("MR/DD").    The largest part of our business is the delivery of services to individuals with mental retardation or a developmental disability. Our MR/DD programs include residential support, day habilitation, vocational services, case management, home healthcare, personal care and early intervention. We provide services to these clients through small group homes, intermediate care facilities ("ICFs-MR"), host homes, in-home settings and non-residential settings. In 2003, we acquired REM, Inc., one of the largest providers of MR/DD services in the United States. The REM acquisition significantly increased the scope of our MR/DD services, provided us access to nine new markets and doubled our revenue. As of June 30, 2006, we provided MR/DD services to approximately 15,500 clients in 28 states. For the period from October 1, 2005 through June 29, 2006, our MR/DD services generated net revenues of $407.6 million, representing approximately 70% of our net revenues. We receive substantially all our revenues for MR/DD services from state and county governmental payors.

        At-Risk Youth ("ARY").    We provide a variety of services to children with severe emotional, developmental, medical and behavioral challenges, to youth involved in the juvenile justice system and to their families. Our ARY programs include therapeutic foster care, independent living, family reunification, family preservation, alternative schools and adoption services. Our individualized approach allows us to work with an ever-changing client population that is diverse in terms of age and gender as well as in type and severity of condition. We provide services to these clients through host homes, educational settings and non-residential settings. As of June 30, 2006, we provided ARY services to approximately 5,700 children, adolescents and their families in 22 states. For the period from October 1, 2005 through June 29, 2006, our ARY services generated net revenues of $107.5 million, representing approximately 19% of our net revenues. We receive substantially all our revenues for ARY services from state and county governmental payors.

        Individuals with an Acquired Brain Injury ("ABI").    We provide a range of post-acute treatment and longer-term care services to clients with an ABI, defined as an injury to the brain sustained after birth. Our ABI services range from post acute care to assisted independent living and include neurobehavioral rehabilitation, neurorehabilitation, adolescent integration, outpatient or day treatment and pre-vocational services. Our goal is to provide a continuum of care that allows our clients to achieve the highest level of function possible while enhancing their quality of life. We provide services to these clients primarily through small group homes, in-home settings and non-residential settings. In certain circumstances we provide services to clients with highly acute conditions in larger facilities as well as facilities affiliated with hospitals. As of June 30, 2006, we provided ABI services in 12 states and served approximately 360 clients nationally. For the period from October 1, 2005 through June 29, 2006, our ABI services generated net revenues of $37.2 million, representing approximately 6% of our net revenues. For the period from October 1, 2005 through June 29, 2006, we received approximately 58% of our ABI revenues from state and county governmental payors and approximately 42% from private payors.

        Other.    We derive revenues from other sources, including through the provision of home health services to individuals with physical disabilities and the elderly. Our services to these clients include skilled nursing, physical therapy, occupational therapy, personal care and homemaking services, among others. For the period from October 1, 2005 through June 29, 2006, these other sources of revenues generated net revenues of $28.0 million, representing approximately 5% of our net revenues. Our revenues for these services come from a diverse mix of governmental and private payors.

Industry Overview

        The human services industry provides services to people with a range of disabilities and special needs, including (i) individuals with mental retardation and developmental disabilities, (ii) at-risk youth and (iii) individuals with acquired brain injury. The market for these services remains highly fragmented, with the majority of service providers consisting of not-for-profit organizations, small or medium-size proprietary entities and publicly-owned entities. The services in these segments are funded primarily through Medicaid, a joint federal and state health insurance program under which eligible state expenditures are matched with federal funding. In addition, funds are also provided by other federal, state and local governmental programs and, to a lesser extent, private payors.

Mental Retardation and Developmental Disabilities

        Approximately 1.6% of the U.S. population, or 4.6 million people, are considered to have MR/DD, or a severe, chronic developmental disability attributable to a mental or physical impairment. These individuals live in supervised residential settings, including institutions, with family caregivers or on their own. Public spending on MR/DD services grew from an estimated $30.0 billion in 1998 to an estimated $38.6 billion in 2004, a rate of 4.3% per year. In 2004, approximately 492,000 individuals with MR/DD received care within a supervised residential setting, which represents only 11% of the MR/DD population. Approximately 60% of the MR/DD population, or 2.8 million individuals, remain in the care of their family and approximately 28%, or 1.3 million individuals, live independently.

        Over the past two decades, the delivery of services to the MR/DD population in supervised residential settings has grown significantly and, at the same time, there has been a major shift from institutional settings to home and community-based settings, both in part due to the Americans with Disabilities Act ("ADA") and the U.S. Supreme Court Olmstead decision in 1999. We believe that community settings provide a higher quality and, in some cases, lower cost alternative to care provided in state institutions. Home and Community-Based Services (HCBS) Waiver programs, Medicaid programs where the federal government has waived the requirement that services be delivered in institutional settings, are the primary funding vehicle for home and community-based services. Federal funding for HCBS Waiver programs for individuals with MR/DD, increased from $4.4 billion in 1998 to $9.2 billion in 2004, representing an annual increase of approximately 13.1%. Approximately 68% of these individuals with MR/DD that receive care in supervised residential settings live in small group homes paid for under the HCBS Waiver programs.

        In addition, the ICF-MR program, a Medicaid program established in 1971, is used by states to support MR/DD housing programs in both smaller (up to 16 residents) and larger (16 residents or more) institutional settings. In 2004, the ICF-MR program provided approximately $1.9 billion in federal funding to approximately 43,774 individuals living in public and private ICF-MR settings of up to 16 residents.

        We believe that the following factors will continue to benefit the sector, and in particular home and community-based programs:

  •
  Increasing life expectancy of MR/DD population—The life expectancy of individuals with MR/DD increased from 59 years in the 1970s to 66 years in the 1990s and we expect this trend to continue in the future. In addition, approximately 2.8 million individuals with MR/DD are presently cared for by a family member, and 25% of their caregivers are age 60 or older. As individuals with MR/DD grow older and an increasing number outlive their family member's ability to provide continuous care, we expect the demand for MR/DD services to expand.

  •
  Active Litigation and Advocacy—Individuals with MR/DD are supported by active and well-organized advocacy groups. Using legislation prompted by the Olmstead decision, as well as lawsuits filed on behalf of those on waiting lists for services, policy makers, civil rights lawyers, social workers and advocacy groups are forcing states to provide individuals with MR/DD the choice to live and receive services in home and community-based settings. Currently, more than 80,000 individuals are on formal state waitlists to receive services funded through HCBS Waiver programs and there are more than 45 active lawsuits advocating for community integration and the reduction of HCBS waiting lists.

  •
  Continued Closure of State Institutions—Although most of the shift from institutions to home and community-based settings has occurred, the closure of additional state institutions is expected. There were approximately 200,000 individuals in state institutions in 1968 compared to approximately 41,000 individuals in 2004. State governments are still actively working to close many state institutions that remain open, with nine institutions in eight states identified for closure by the end of 2007. Most of these institutions are in the markets that we serve.

At-Risk Youth

        The ARY service market includes children with severe emotional, developmental, medical, and behavioral challenges, as well as youth under the auspices of the juvenile justice system and their families. We believe that the market for ARY services is rapidly growing as a result of the increase in child welfare referrals and number of youth arrests as well as the expanding 10 to 19 year-old population. The market for ARY services grew from $25 billion in 1998 to $39 billion in 2004, which represents an increase of approximately 8% annually. ARY services are funded from a variety of sources, including state and local government appropriations, Medicaid, and Title IV-E of the Social Security Act, or "The Adoption Assistance and Child Welfare Act of 1980."

        Similar to MR/DD programs, there has been an increased emphasis on home and community-based alternatives for the ARY population. More states are shifting funds to private providers of these services in an attempt to purchase cost-effective, evidence-based care.

Acquired Brain Injury

        Continued progress in medical technology is resulting in an increased number of individuals surviving an ABI. Currently, 5.3 million people in the U.S. are living with a permanent disability as a result of an ABI. In addition, more than 1.4 million new ABI cases, 85,000 of which result in permanent disabilities, are expected each year. The market for ABI services grew from $7.6 billion in 1998 to $9.5 billion in 2004, representing an annual increase of approximately 3.8%.

        Both the public and private sectors finance post-acute services for individuals with an ABI. Federal and state governments pay for a large portion of post-acute services, as private insurance plans limit post-acute services and typically do not pay for long-term care or community-based support. In recent years, the increase in state ABI Waiver programs that provide easier access to Medicaid funds has expanded the number of individuals who can afford ABI services. In addition, we believe that there has been a push by payors to move from high cost institution-based settings to lower cost outpatient and day treatment programs as soon as possible. This shift should benefit providers such as us, that offer a continuum of care from physical and neurological rehabilitation to more basic long-term care services in non-institutional settings.

Competitive Strengths

        We believe that the following competitive strengths have allowed us to achieve and maintain our position as a leading provider of home and community-based services to our target population groups:

        National Platform with Diverse Payor and Program Mix.    We serve clients in 34 states, which are home to approximately 80% of the United States population, although we do not operate in all regions of those states. We believe that we deliver a level of quality and responsiveness that smaller local service providers are not always able to offer and which has helped us forge strong relationships with state and county agencies. Our extensive history of serving children and adults with a range of challenges and needs has led to the development of operational expertise in quality assurance, customer satisfaction survey implementation and analysis, outcomes measurement and risk management. Our national platform has also enabled us to implement best practices across our organization and leverage economies of scale in various direct and indirect costs. For instance, we have been able to develop the expertise and systems to facilitate compliance with the increasingly complex and diverse billing requirements of our payors. In addition, our national platform, reputation and knowledge enable us to respond quickly and efficiently to new opportunities. As a result, we have successfully expanded our markets and entered a number of new service areas, including ABI, early childhood autism programs and non-residential therapeutic schools. Finally, the more than 30 different types of programs that we offer, coupled with our diverse base of state and county payors, stabilize our revenue base and mitigate the impact of changes in public policy, rates or reimbursement policies in any particular state, county or program.

        Client-Oriented Care Model.    We have the expertise to design customized service plans to meet the unique needs of our clients in community-based settings. We specialize in adapting our service offerings to a wide range of intensities of care and other client requirements, as well as in providing cost-effective services that are accountable to clients, their families and payors. For example, our program for foster children with complex medical conditions includes individual plans of care that address each child's medical condition, as well as his or her physical and emotional needs. These children are cared for in a Mentor host home with the support of medical professionals, which we believe is better for the development of children and often a less expensive alternative for payors than hospital settings.

        Stable Revenue and Strong Cash Flow.    The extended length of care inherent in our MR/DD service line, which is the largest part of our business, provides us with a stable, recurring base of revenue. Clients with MR/DD live in our homes for an average of approximately eight years and the increased life expectancy of the MR/DD population, as described above, is extending the average length of stay in our homes. Life expectancy and the services available for individuals with ABI have also increased as a result of improved medical resources and technology, providing additional stability to our revenue base. Furthermore, our business model requires capital expenditures of approximately 2% of net revenues per year and has modest working capital needs.

        Flexible Fixed Cost Structure.    We believe that our fixed costs are lower than those of large institutional care providers, enabling us to respond quickly to market developments and regulatory changes. A substantial portion of our caregivers are hourly employees or independently contracted clinicians and Mentors, which allows us to quickly respond to changes in our staffing needs. Our group homes consist of a mix of owned residential real estate and leased real estate, including many leases with terms of two years or less. We believe that the structure of our real estate portfolio allows us to respond quickly to changes in our service levels.

        Experienced and Committed Management Team and Equity Sponsor.    Our management team, having served previously as policy makers, fiscal managers and service providers, has extensive public and private sector experience in human services. Our senior management team has been with us for an average of 10 years and averages approximately 19 years in the human services industry. Over the past nine years, members of our management team have helped to grow the Company from $88.3 million in revenues in 1997 to $580.3 million in net revenues for the period from October 1, 2005 through June 29, 2006 through organic growth and the integration of 37 acquisitions. In connection with the Merger, the management investors made a significant equity contribution of approximately $11.6 million. In addition, our equity sponsor, Vestar Capital Partners, has considerable experience making investments in a wide variety of industries, including healthcare.

Our Strategy

        We believe home and community-based human services that increase client independence and participation in community life while reducing payor costs will continue to grow in market share. We intend to continue to capitalize on these trends, both in existing markets and in new markets where we believe significant opportunities exist. The primary aspects of our strategy include the following:

        Grow Our Census and Expand Our Services in Existing Markets.    We intend to continue to expand our census in existing markets where we leverage our reputation for high-quality, innovative services and our relationships with referral sources to serve new individuals and families. We also intend to continue to cross-sell new services, which involve starting new service lines or offering new programs in markets where we already have a well-established base of operations and relationships with existing referral sources. For example, our acquisition of an ABI operation in Illinois in 1998 has provided us with the clinical and operational expertise to export a range of ABI programs to 12 states where we offered other services. Similarly, we have leveraged our experience in early intervention services in both California and Arizona to obtain a new contract for early intervention services in Nevada which will expand our services in that state. Finally, in South Carolina we plan to begin operating host home services for adults with MR/DD in a market where we have historically offered only group home services to this population.

        Expand Our Services in New Markets.    We also intend to continue to seek new opportunities to grow in each of our service lines by leveraging our current infrastructure to expand into new territories through new program starts, or new starts. We often seek new starts through the signing of an anchor contract in a new state or region with the intention of leveraging the initial contract to expand by service line or by model. For example, we increased our census in Illinois from 437 in fiscal 2002 to 583 in fiscal 2005 after establishing ARY programs in four new cities through the new start process. A new start typically requires a modest initial investment to fund operating losses but generally achieves profitability within 18-24 months. Since the inception of our new start program in fiscal 2002, as of June 30, 2006, we have successfully launched 89 new starts, including 32 which launched in fiscal 2005.

        Continue to Strengthen Our Third-Party Payor Relationships.    Much of our organic growth in recent years has resulted from the strength of our relationships with state and local government agencies. Our relationships with these payors have enabled us to gain contract referrals and to cross-sell new services into existing markets. We continue to strengthen these relationships by providing innovative quality assurance, reporting and billing programs designed to serve the needs of third-party payors. We seek to position ourselves as the provider of choice to state and county governments and other third-party payors by finding solutions to their most challenging human service delivery problems.

        Selectively Pursue Acquisitions.    Members of our management team have a proven track record of identifying, pursuing and successfully integrating acquisitions, having completed 37 acquisitions since 1997. We have selectively supplemented our organic growth through acquisitions which have allowed us to penetrate new geographies, enter new service lines, leverage our systems, operating costs and best practices, and pursue cross-selling opportunities. We monitor the market nationally for human service businesses that we can purchase at an attractive price and efficiently "tuck-in" to our existing operations. We believe we are often seen as a preferred acquiror in these situations due to our experience, relationships, infrastructure and reputation for quality. We intend to continue to pursue acquisitions that are philosophically compatible and can be readily integrated into our existing operations.

        Expand into Related Services and Programs.    We intend to continue to evaluate opportunities to provide services to additional population groups in the human services industry. We believe that our broad range of services, relationships with third-party payors, reputation for quality care and infrastructure give us the ability to expand the number of clients we serve in a cost-effective manner. We have successfully entered new service lines, including ABI, and program areas, including early childhood autism programs, non-residential therapeutic schools and home health care. As we continue to strengthen existing services, we will use our clinical skills, personnel and experience to provide new, related services.

Recent Developments

        CareMeridian acquisition.    On May 31, 2006, we acquired CareMeridian, LLC for approximately $21.5 million, subject to increase based on earnout provisions. Established in 1989 in Orange County, California, CareMeridian is a provider of after-hospital services for catastrophically ill or injured patients in non-institutional, residential settings. CareMeridian specializes in rehabilitative nursing care for adult and pediatric patients who have traumatic brain or spinal cord injuries, pulmonary or neuromuscular disorders or congenital anomalies. Employing approximately 260 individuals, CareMeridian provides services to approximately 90 individuals at 11 sites, 10 of which are located in California, with the remaining facility located in Las Vegas, Nevada. For the twelve months ended December 31, 2005, CareMeridian generated net revenues of approximately $24.8 million.

        Behavioral Healthcare of the Carolinas acquisition.    On September 29, 2006, we acquired Behavioral Healthcare of the Carolinas ("BHC") for $4.7 million. Based in Biscoe, North Carolina, BHC is a for-profit company that provides periodic (hourly) mental health services to children and families in a variety of settings. With a closely-knit network of eight offices, BHC's professional and paraprofessional staff currently serve approximately 400 children and families in its non-residential continuum of services through approximately 6,500 hours of service per week.

        Officer Resignation.    On September 30, 2006, John Gillespie, our Chief Financial Officer, resigned.

The Transactions; Corporate Structure

        On March 22, 2006, Parent entered into an agreement and plan of merger with MergerSub and the Issuer. Pursuant to the Merger Agreement, on June 29, 2006, MergerSub merged with and into the Issuer, with the Issuer being the surviving corporation. As a result of the Merger, Vestar, an affiliate of Vestar and the management investors, through Parent and NMH Investment, own the Issuer.

        The Merger, the offering of the notes, the initial borrowings under our new senior secured credit facilities, the equity investment and participation by the Sponsor and by the management investors, the repayment of all outstanding indebtedness under our old senior secured credit facility and the repurchase of outstanding old 9 5/8% senior subordinated notes due 2012 ("old notes") of National Mentor, Inc. (which was converted into National Mentor Holdings, LLC on June 29, 2006) pursuant to the tender offer and consent solicitation are collectively referred to in this prospectus as the "Transactions." For a more complete description of the Transactions, see "The Transactions," "Description of notes," and "Description of other indebtedness."

        The following chart summarizes our organizational structure, equity ownership and our principal indebtedness immediately following the consummation of the Transactions:

(1)
Consists of a $242.0 million cash equity contribution by investment funds associated with Vestar and an approximately $11.6 million investment (including rollover equity) by the management investors.

(2)
Our new senior secured credit facilities consist of a $335.0 million seven-year senior secured term loan facility, a $125.0 million six-year senior secured revolving credit facility, and a $20.0 million seven-year senior secured synthetic letter of credit facility. At the closing of the Transactions, we borrowed $335.0 million under the senior secured term loan facility, had availability of $123.8 million under our new senior secured revolving credit facility and utilized the entire $20.0 million synthetic letter of credit facility. We did not borrow under the senior secured revolving credit facility at the completion of the Transactions. At the closing of the Transactions, the availability under our senior secured revolving credit facility was reduced by $1.2 million as letters of credit in excess of $20.0 million under our synthetic letters of credit facility were outstanding.

(3)
The notes are guaranteed on a senior subordinated basis by all of our existing subsidiaries, except for our captive insurance subsidiary and our non-profit subsidiaries, and any of our future domestic subsidiaries that guarantee indebtedness under our new senior secured credit facilities. The guarantors of the notes also guarantee our new senior secured credit facilities on a senior secured basis.

(4)
An $8.0 million mortgage facility, dated as of May 20, 2005, between the Issuer, National MENTOR, Inc., certain subsidiaries of National MENTOR, Inc. and Bank of America, N.A., as lender. As of June 30, 2006, $5.6 million was outstanding under this facility.

Our Sponsor

        Vestar Capital Partners is a leading international private equity firm specializing in management buyouts and growth capital investments. Vestar Capital Partners' investment in National MENTOR Holdings, Inc. was funded by Vestar Capital Partners V, L.P., a $3.7 billion fund which closed in 2006, and an affiliate.

        Since the firm's founding in 1988, Vestar Capital Partners has completed over 55 investments in the U.S. and Europe in companies with a total value of over $20 billion. These companies have varied in size and geography and span a broad range of industries including healthcare, an area in which Vestar Capital Partners' principals have had meaningful experience. Vestar Capital Partners currently manages funds totaling approximately $7 billion and has offices or affiliates in New York, Denver, Boston, Paris, Milan and Tokyo. See "Certain relationships and related party transactions" and "Security ownership of principal shareholders and management" for more information with respect to our relationship with Vestar.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

        On June 29, 2006, we completed the private offering of $180,000,000 aggregate principal amount of the outstanding notes. In this prospectus, the term "outstanding notes" refers to the 11 1/4% Senior Subordinated Notes due 2014 issued in the private offering; the term "exchange notes" refers to the 11 1/4% Senior Subordinated Notes due 2014 as registered under the Securities Act of 1933, as amended (the "Securities Act"); and the term "notes" refers to both the outstanding notes and the exchange notes.

General	In connection with the private offering, we entered into a registration rights agreement with J.P. Morgan Securities Inc., UBS Investment Bank and Banc of America Securities LLC (collectively, the "initial purchasers"), the initial purchasers of the outstanding notes, in which we and the guarantors agreed, among other things, to use our reasonable best efforts to complete the exchange offer for the outstanding notes within 270 days after the date of issuance of the outstanding notes.
You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:
	•	the exchange notes have been registered under the Securities Act of 1933, as amended, which we refer to as the "Securities Act";
	•	the exchange notes are not entitled to certain registration rights, which are applicable to the outstanding notes under the registration rights agreement; and
	•	certain additional interest rate provisions are no longer applicable.
The exchange offer	We are offering to exchange up to:
•
$180,000,000 aggregate principal amount of our 11 1/4% Senior Subordinated Notes due 2014, which have been registered under the Securities Act, for a like aggregate principal amount of the outstanding 11 1/4% Senior Subordinated Notes due 2014.
You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $2,000.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the applicable exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.
Upon completion of the exchange offer, there may be no market for the outstanding notes and you may have difficulty selling them.

Resales
Based on interpretations by the staff of the Securities and Exchange Commission, or the "SEC", set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, if:
	(1)	you are acquiring the exchange notes in the ordinary course of your business;
	(2)	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;
	(3)	you are not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act; and
	(4)	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaging in, intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of the Issuer, then:
(1)
you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no- action letters; and
(2)
in the absence of an exception from the position of the SEC stated in (1) above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of the exchange notes that you receive in the exchange offer. See "Plan of distribution."

Expiration date
The exchange offer will expire at 5:00 p.m., New York City time, on , which is the 21st business day after the date of this prospectus, unless extended by us. We do not currently intend to extend the expiration date of the exchange offer.
Withdrawal
You may withdraw the tender of your outstanding notes at any time prior to the expiration date of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.
Interest on the exchange notes and the outstanding notes
Each exchange note will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes or, if no interest has been paid on the outstanding notes, from June 29, 2006. The interest will be payable semi-annually on each January 1 and July 1, beginning January 1, 2007. No interest will be paid on outstanding notes following their acceptance for exchange.
Conditions to the exchange offer	The exchange offer is subject to customary conditions, which we may assert or waive. See "The exchange offer—Conditions to the exchange offer."
Procedures for tendering outstanding notes
If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust Company, or "DTC", and wish to participate in the exchange offer for the outstanding notes, you must comply with the Automated Tender Offer Program procedures of DTC. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
(1) you are acquiring the exchange notes in the ordinary course of your business;
(2) you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;
(3) you are not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act; and
(4) you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must represent to us that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of such exchange notes.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaged in, or intend to engage in, or have an arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of the Issuer, then you cannot rely on the positions and interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.
Special procedures for beneficial owners
If you are a beneficial owner of outstanding notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact such person promptly and instruct such person to tender those outstanding notes on your behalf.
Guaranteed delivery procedures
If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other documents required by the letter of transmittal or you cannot comply with the DTC procedures for book-entry transfer prior to the expiration date, then you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The exchange offer—Guaranteed delivery procedures."
Effect on holders of outstanding notes
In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes that grants the holders of outstanding notes registration rights. By making the exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Accordingly, we will not be obligated to pay additional interest as described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement and we will not be obligated to pay additional interest as described in the registration rights agreement, except in certain limited circumstances. See "Description of notes—registration rights."

To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of failure to exchange
All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.
Material income tax considerations
The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See "Certain United States federal income tax consequences."
Use of proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer.
Exchange agent
U.S. Bank National Association, whose address and telephone number are set forth in the section captioned "The exchange offer—exchange agent" of this prospectus, is the exchange agent for the exchange offer.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

        The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the indenture. The following summary is not intended to be a complete description of the terms of the notes. For a more detailed description of the notes, see "Description of notes."

Issuer	National MENTOR Holdings, Inc.
Securities	$180,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2014.
Maturity	July 1, 2014.
Interest payment dates	January 1 and July 1 of each year, commencing January 1, 2007.
Guarantees	The outstanding notes are, and the exchange notes will be guaranteed by all of our existing subsidiaries, except for our captive insurance subsidiary and our non-profit subsidiaries, each of which will also guarantee our obligations under our new senior secured credit facilities. We do not consolidate the results of our non-profit non-guarantor subsidiaries in our financial statements.
Our consolidated non-guarantor captive insurance subsidiary did not make any contribution to our net revenues for the period from October 1, 2005 through June 29, 2006. This consolidated non-guarantor subsidiary accounted for approximately $3.3 million, or 0.4%, of our total assets and approximately $2.9 million, or 0.5%, of our total liabilities, in each case, as of June 30, 2006.
Any subsidiaries that in the future guarantee indebtedness under our new senior secured credit facilities will also guarantee the notes. The guarantees will be released when the guarantees of our indebtedness are released.
The guarantees with respect to the outstanding notes are, and the guarantees with respect to the exchange notes will be, unsecured senior subordinated indebtedness of the guarantors and have the same ranking with respect to indebtedness of our guarantors as the notes have with respect to our indebtedness.
Optional redemption	The notes will be redeemable at our option, in whole or in part, at any time prior to July 1, 2010, at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of redemption, plus a "make-whole" premium (as described in "Description of notes—Optional redemption").

The notes will be redeemable at our option, in whole or in part, on or after July 1, 2010, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest to the date of redemption. At any time prior to July 1, 2009, we may redeem up to 35% of the original principal amount of the notes with the proceeds of certain equity offerings at a redemption price of 111.25% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of redemption as long as at least 65% of the aggregate principal amount of the notes remain outstanding.
Change of control	Upon the occurrence of a change of control, you will have the right to require us to repurchase all or a portion of your notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of purchase.
Ranking	The outstanding notes are, and the exchange notes will be, our unsecured senior subordinated obligations and:
	•	are subordinated in right of payment to our existing and future senior debt, including our new senior secured credit facilities;
	•	rank equally in right of payment to all of our future senior subordinated debt;
	•	are effectively subordinated in right of payment to all of our existing and future secured debt (including our new senior secured credit facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of any of our subsidiaries that is not a guarantor of the notes; and
	•	rank senior in right of payment to all of our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes.
Similarly, the note guarantees with respect to the outstanding notes are, and the note guarantees with respect to the exchange notes will be, unsecured senior subordinated obligations of the guarantors and:
	•	are subordinated in right of payment to all of the applicable guarantor's existing and future senior debt, including such guarantor's guarantee under our new senior secured credit facilities;
	•	rank equally in right of payment to all of the applicable guarantor's future senior subordinated debt, any of National Mentor, Inc.'s old notes not repurchased pursuant to the tender offer and consent solicitation described under "The Transactions" and any guarantor's guarantee of such old notes;

	•	are effectively subordinated in right of payment to all of the applicable guarantor's existing and future secured debt (including such guarantor's guarantee under our new senior secured credit facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the notes; and
	•	rank senior in right of payment to all of the applicable guarantor's future subordinated debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes.
As of June 30, 2006,
	•	we had approximately $521.3 million of total indebtedness;
	•	we had approximately $340.6 million of senior secured indebtedness to which the notes were subordinated, consisting of $335.0 million and $5.6 million under our new senior secured credit facilities and the mortgage facility, respectively, and we had additional availability of $123.8 million under our new $125.0 million revolving credit facility (our new senior credit facilities also include a $20.0 million synthetic letter of credit facility, all of which has been fully utilized);
	•	our guarantors did not have any senior indebtedness other than their respective guarantees under our new senior secured credit facilities and $5.6 million of borrowings (and guarantees thereof) under our mortgage facility; and
	•	we did not have any senior subordinated indebtedness other than the notes, and the guarantors did not have any senior subordinated indebtedness other than their guarantees of the notes.
Covenants	We issued the outstanding notes, and will issue the exchange notes, under an indenture with U.S. Bank National Association, as trustee. The indenture contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	incur additional debt or issue certain preferred shares;
	•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;
	•	make certain investments;
	•	sell certain assets;
	•	create liens on certain assets to secure debt;
	•	enter into agreements that restrict dividends from subsidiaries;
	•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;
	•	enter into certain transactions with our affiliates; and
	•	designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important exceptions and qualifications. For more details, see "Description of notes—Certain covenants."
No prior market	The exchange notes will generally be freely transferable (subject to certain restrictions discussed in "Description of notes—registration rights") but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market for the exchange notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any such market making activities at any time without notice. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system.
Use of proceeds	We will not receive any cash proceeds from the exchange offer.

Risk factors

        In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information in this prospectus, the specific factors set forth under "Risk factors" for risks involved with an investment in the notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

        The following table sets forth historical consolidated financial data for the Company for the periods ended and at the dates indicated below. We have derived the historical consolidated financial data for fiscal 2003, fiscal 2004 and fiscal 2005 from the Company's audited consolidated financial statements, which are included elsewhere in this prospectus. We have derived the historical consolidated financial data for the period from October 1, 2005 through June 29, 2006, as of June 30, 2006, for the period from June 29, 2006 through June 30, 2006 and the nine months ended June 30, 2005 from our unaudited consolidated financial statements, which are included elsewhere in this prospectus. The following summary consolidated financial information should be read in conjunction with "Selected historical consolidated financial data," "Management's discussion and analysis of financial condition and results of operations," "The Transactions," "Unaudited pro forma condensed consolidated financial information" and the historical consolidated financial statements and the related notes thereto and pro forma financial information included elsewhere in this prospectus.

	Predecessor
				Period from October 1 through
	Year Ended September 30,
				June 30, 2005	June 29, 2006(2)
(dollars in thousands)	2003(1)	2004	2005
				(unaudited)
Statement of operations data:
Net revenues	$412,839	$648,493	$693,826	$515,335	$580,320
Cost of revenues	305,311	491,884	524,618	390,054	440,553
Gross profit	107,528	156,609	169,208	125,281	139,767
Operating expenses:
General and administrative	67,594	86,856	93,491	68,823	78,706
Stock option settlement	—	—	—	—	26,880
Transaction costs	—	—	—	—	9,136
Depreciation and amortization	13,071	21,484	21,743	15,688	17,223
Income from operations	26,863	48,269	53,974	40,770	7,822
Management fee of related party	(258)	(257)	(270)	(205)	(198)
Other (expense) income, net	(392)	(2,581)	(192)	15	(176)
Interest income	10	68	661	426	646
Interest expense	(15,819)	(26,893)	(29,905)	(23,018)	(51,690)
Income (loss) before provision (benefit) for income taxes	10,404	18,606	24,268	17,988	(43,596)
Provision (benefit) for income taxes	4,462	8,423	10,270	7,879	(12,737)
Net income (loss)	$5,942	$10,183	$13,998	$10,109	$(30,859)
						Successor
						Period from June 29 through June 30, 2006(3)
						(unaudited)
Other financial data:
Cash flows provided by (used in):
Operating activities	$33,613	$37,671	$36,392	$24,545	$37,613	$(58,974)
Investing activities	(262,237)	(19,975)	(19,687)	(8,765)	(40,027)	—
Financing activities	243,884	(9,084)	(11,814)	(11,664)	(12,746)	63,921
Capital expenditures	8,543	15,601	14,626	(8,993)	(9,976)	—
Program rent expense(4) (unaudited)	8,470	11,899	13,305	9,644	12,816	—
EBITDA(5) (unaudited)	39,284	66,915	75,255	56,268	24,671	—
Successor
As of June 30, 2006
(unaudited)
Balance sheet data:
Cash and cash equivalents	$19,094
Working capital(6)	58,044
Total assets	862,028
Total debt	521,302
Shareholders' equity	253,627

(1)
Results for fiscal 2003 include the results of operations related to REM, Inc. from the date of its acquisition on May 1, 2003.

(2)
The operating results for the period October 1, 2005 through June 29, 2006 reflect the operating results of the Company through June 30, 2006, as one day of operations is not deemed material to present separately.

(3)
The cash flows results shown for the day June 30, 2006 represent only the cash flows associated with the Transactions.

(4)
Program rent expense is defined as lease expenses related to buildings directly utilized in providing services to clients.

(5)
"EBITDA" represents income before interest expense and interest income, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as indicators of operating performance or to cash flow as a measure of liquidity. EBITDA is included because it is the basis upon which our management assesses financial performance. While EBITDA is frequently used as a measure of operating performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

  The following table provides a reconciliation from net income to EBITDA:

				Period from October 1 through
	Year Ended September 30,
				June 30, 2005	June 29, 2006(2)
(dollars in thousands)	2003(1)	2004	2005
				(unaudited)
Net income (loss)	$5,942	$10,183	$13,998	$10,109	$(30,859)
Provision (benefit) for income taxes	4,462	8,423	10,270	7,879	(12,737)
Interest income	(10)	(68)	(661)	(426)	(646)
Interest expense	15,819	26,893	29,905	23,018	51,690
Depreciation and amortization	13,071	21,484	21,743	15,688	17,223

EBITDA	$39,284	$66,915	$75,255	$56,268	$24,671
(6)
Working capital is calculated as current assets minus current liabilities.

RISK FACTORS

        You should carefully consider the following risk factors in addition to the other information contained in this prospectus before participating in the exchange offer. Any of the following risks could materially and adversely affect our business, financial condition, results of operations and cash flow, which in turn could adversely affect our ability to pay interest and/or principal on the notes. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition, results of operations and cash flow.

Risks Related to Our Business

Reductions or changes in Medicaid funding or changes in budgetary priorities by the state and county governments that pay for our services could have a material adverse effect on our revenues and profitability.

        We derive substantially all of our revenues from contracts with state and local governments. These governmental payors fund a significant portion of their payments to us through Medicaid, a joint federal/state health insurance program through which state expenditures are matched by federal dollars ranging from 50 percent to more than 77 percent of total costs, a number based largely on a state's per capita income. Our revenues, therefore, are determined by the size of federal, state and local governmental spending for the services we provide. Budgetary pressures, as well as economic, industry, political and other factors, could cause the federal and state governments to limit spending, which could significantly reduce our revenues, margins and profitability and adversely affect our growth strategy. Federal, state and local government agencies generally condition their contracts with us upon a sufficient budgetary appropriation. If a government agency does not receive an appropriation sufficient to cover its contractual obligations with us, it may terminate a contract or defer or reduce our reimbursement. In addition, there is risk that previously appropriated funds could be reduced through subsequent legislation. Many states in which we operate have experienced budgetary pressures from time to time and, during these times, some of these states have initiated service reductions, rate freezes and/or rate reductions. Similarly, programmatic changes such as conversions to managed care, governmental efforts to increase consumer autonomy and reduce provider oversight, coverage and other changes under state Medicaid plans, may cause unanticipated costs and risks to service delivery. The loss or reduction of or changes to reimbursement under our contracts could have a material adverse effect on our business, financial condition and operating results.

Failure to obtain increases in reimbursement rates could adversely affect our revenues, cash flows and profitability.

        Our revenues and operating profitability depend on our ability to maintain our existing reimbursement levels and to obtain periodic increases in reimbursement rates to meet higher costs and demand for more services. Approximately 17% of our revenue is derived from contracts based on a cost reimbursement model where we are reimbursed for our services based on our costs plus an agreed-upon margin. If we do not receive or cannot negotiate increases in reimbursement rates at approximately the same time as our costs of providing services increase, including labor costs and rent, our margins and profitability could be adversely affected. Changes in how federal and state government agencies operate reimbursement programs can also affect our operating results and financial condition. Some states have, from time to time, revised their rate-setting methodologies in a manner that has resulted in rate decreases. In some instances, changes in rate-setting methodologies have resulted in third-party payors disallowing, in whole or in part, our requests for reimbursement. Any reduction in or the failure to maintain or increase our reimbursement rates could have a material adverse effect on our business, financial condition and results of operations. Changes in the manner in which state agencies interpret program policies and procedures or review and audit billings and costs could also adversely affect our business, financial condition and operating results and our ability to meet obligations under our indebtedness.

Our variable cost structure is directly related to our labor costs, which may be adversely affected by labor shortages or deterioration in labor relations.

        Our variable cost structure and operating profitability are directly related to our labor costs. Labor costs may be adversely affected by a variety of factors, including a limited supply of qualified personnel in any geographic area, local competitive forces, the ineffective utilization of our labor force, increases in minimum wages, health care costs and other personnel costs, and adverse changes in client service models. Some of our operating units have incurred higher labor costs in certain markets from time to time because of difficulty in hiring qualified direct service staff. These higher labor costs have resulted from increased wages and overtime and the costs associated with recruitment and retention, training programs and use of temporary staffing personnel. In part to help with the challenge of recruiting and retaining direct care employees, we offer these employees a full benefits package that includes paid time off, health insurance, dental insurance, vision coverage, life insurance and a 401(k) plan, and these costs can be significant.

        Our employees are generally not unionized. However, as of June 30, 2006, approximately 20 of our employees were represented by a labor union. We may not be able to negotiate labor agreements on satisfactory terms with our existing or any future labor unions. In addition, future unionization activities may result in an increase of our labor and other costs. If any of the employees covered in the future by collective bargaining agreements were to engage in a strike, work stoppage or other slowdown, we could experience a disruption of our operations and/or higher ongoing labor costs, which could adversely affect our business, financial condition and results of operations.

The nature of our operations could subject us to substantial claims, some of which may not be fully insured against or reserved for.

        We are in the human services business and therefore we have been and continue to be subject to claims alleging that we, our Mentors or our employees failed to provide proper care for a client, as well as claims by our clients, our Mentors, our employees or community members against us for negligence or intentional misconduct. Included in our recent claims are claims alleging personal injury, assault, battery, abuse, wrongful death and other charges. Regulatory agencies may initiate administrative proceedings alleging that our programs, employees or agents violate statutes and regulations and seek to impose monetary penalties on us. We could be required to incur significant costs to respond to regulatory investigations or defend against civil lawsuits and, if we do not prevail, we could be required to pay substantial amounts of money in damages, settlement amounts or penalties arising from these legal proceedings. We currently self-insure for amounts of up to $1.0 million per claim and up to $2.0 million in the aggregate. Above these limits, we have limited additional third-party coverage. In connection with the Merger, we purchased a "tail" coverage for any claims made after the Merger having an occurrence date before the Merger. An award in excess of our third-party insurance limits and self-insurance reserves could have a material adverse impact on our operations and cash flow and could adversely impact our ability to continue to purchase appropriate liability insurance. Even if we are successful in our defense, civil lawsuits or regulatory proceedings could also irreparably damage our reputation.

        We also are subject to potential lawsuits under the False Claims Act or other federal whistleblower statutes designed to combat fraud and abuse in the health care industry. These lawsuits can involve significant monetary awards and bounties to private plaintiffs who successfully bring these suits. Finally, we are also subject to employee related claims including wrongful discharge or discrimination, a violation of equal employment law and novel intentional tort claims.

The nature of services that we provide could subject us to significant worker's compensation related liability, some of which may not be fully reserved for.

        We use a combination of insurance and self-insurance plans to provide for potential liability for worker's compensation claims. Because of our high ratio of employees per client, and because of the inherent physical risk associated with the interaction of employees with MR/DD, ARY, and ABI clients, the potential for incidents giving rise to worker's compensation liability is very high.

        Liabilities associated with workers' compensation risk retained by us are estimated each quarter and reserves are established each quarter based on internal valuations, third-party actuarial input, historical loss development factors and other assumptions believed to be reasonable under the circumstances. Our results of operations could be adversely impacted if actual future occurrences and claims exceed our assumptions and historical trends.

If any of the state and county government agencies with whom we have contracts determines that we have not complied with our contracts or violated any applicable laws or regulations, our revenues may decrease, we may be subject to fines or penalties and we may be required to restructure our billing and collection methods.

        We derive virtually all of our revenues from state and local government agencies, and a substantial portion of these revenues is state-funded with federal Medicaid matching dollars. As a result of our participation in these government funded programs, we are often subject to governmental reviews, audits and investigations to verify our compliance with applicable laws and regulations. As a result of these reviews, audits and investigations, these governmental payors may be entitled to, in their discretion:

  •
  require us to refund amounts we have previously been paid;

  •
  terminate or modify our existing contracts;

  •
  suspend or prevent us from receiving new contracts or extending existing contracts because of violations or suspected violations of procurement laws or regulations;

  •
  impose referral holds on us;

  •
  impose fines, penalties or other sanctions on us; and/or

  •
  reduce the amount we are paid under our existing contracts.

        As a result of past reviews and audits of our operations, we have been subject to some of these actions from time to time. While we do not currently believe that our existing audit proceedings will have a material adverse effect on our financial condition or significantly harm our reputation, we cannot assure you that similar actions in the future will not do so. In addition, such proceedings could have a material adverse impact on our results of operations in a future reporting period. In some states, we operate on a cost reimbursement model in which revenues are recognized at the time costs are incurred. In these states, payors audit our historical costs on a regular basis, and if it is determined that we do not have enough costs to justify our rates, our rates may be reduced, or we may be required to retroactively return fees paid to us. In some cases we have experienced negative audit adjustments which are based on subjective judgments of reasonableness, necessity or allocation of costs in our services provided to clients. These adjustments are generally required to be negotiated as part of the overall audit resolution and may result in paybacks to payors and adjustments of the rates. We cannot assure you that our rates will be maintained, or that we will be able to keep all payments made to us until an audit of the relevant period is complete.

If we fail to establish and maintain relationships with officials of government agencies, we may not be able to successfully procure or retain government-sponsored contracts, which could negatively impact our revenues.

        To facilitate our ability to procure or retain government-sponsored contracts, we rely in part on establishing and maintaining relationships with officials of various government agencies. These relationships enable us to maintain and renew existing contracts and obtain new contracts and referrals. The effectiveness of our relationships may be reduced or eliminated with changes in the personnel holding various government offices or staff positions. We also may lose key personnel who have these relationships and such personnel are generally not subject to non-compete or non-solicitation covenants. Any failure to establish, maintain or manage relationships with government and agency personnel may hinder our ability to procure or retain government-sponsored contracts.

Negative publicity or changes in public perception of our services may adversely affect our ability to obtain new contracts and renew existing ones.

        Our success in obtaining new contracts and renewals of our existing contracts depends upon maintaining our reputation as a quality service provider among governmental authorities, advocacy groups, families of our clients and the public. Negative publicity, changes in public perception and government investigations with respect to our operations could damage our reputation and hinder our ability to retain contracts, obtain new contracts, and could reduce referrals, increase government scrutiny and compliance costs, or generally discourage clients from using our services. Any of these events could have a material adverse effect on our business, financial condition and operating results.

We face substantial competition in attracting and retaining experienced personnel, and we may be unable to maintain or grow our business if we cannot attract and retain qualified employees.

        Our success depends to a significant degree on our ability to attract and retain qualified and experienced social service professionals who possess the skills and experience necessary to deliver quality services to our clients. We face competition for certain categories of our employees, particularly service provider employees, based on the wages, benefits and other working conditions we offer. Contractual requirements and client needs determine the number, education and experience levels of social service professionals we hire. Our ability to attract and retain employees with the requisite credentials, experience and skills depends on several factors including, but not limited to, our ability to offer competitive wages, benefits and professional growth opportunities. The inability to attract and retain experienced personnel could have a material adverse effect on our business.

We may not realize the anticipated benefits of any future acquisitions and we may experience difficulties in integrating these acquisitions.

        As part of our growth strategy, we intend to make selective acquisitions. Growing our business through acquisitions involves risks because with any acquisition there is the possibility that:

  •
  we may be unable to maintain and renew the contracts of the acquired business;

  •
  unforeseen difficulties may arise integrating the acquired operations, including information systems and accounting controls;

  •
  operating efficiencies, synergies, economies of scale and cost reductions may not be achieved as expected;

  •
  the business we acquire may not continue to generate income at the same historical levels on which we based our acquisition decision;

  •
  management may be distracted from overseeing existing operations by the need to integrate the acquired business;

  •
  we may acquire or assume unexpected liabilities or there may be other unanticipated costs;

  •
  we may encounter unanticipated regulatory risk;

  •
  we may experience problems entering new markets or service lines in which we have limited or no experience;

  •
  we may fail to retain and assimilate key employees of the acquired business;

  •
  we may finance the acquisition by incurring additional debt and may become highly leveraged; and

  •
  the culture of the acquired business may not match well with our culture.

        As a result of these risks, there can be no assurance that any future acquisition will be successful or that it will not have a material adverse effect on our financial condition and results of operations.

A loss of our status as a licensed service provider in any jurisdiction could result in the termination of existing services and our inability to market our services in that jurisdiction.

        We operate in numerous jurisdictions and are required to maintain licenses and certifications in order to conduct our operations in each of them. Each state and county has its own regulations, which can be complicated, and each of our service lines can be regulated differently within a particular jurisdiction. As a result, maintaining the necessary licenses and certifications to conduct our operations can be cumbersome. Our licenses and certifications could be suspended, revoked or terminated for a number of reasons, including:

  •
  the failure by our employees or Mentors to properly care for clients;

  •
  the failure to submit proper documentation to the government agency, including documentation supporting reimbursements for costs;

  •
  the failure by our programs to abide by the applicable regulations relating to the provisions of human services; or

  •
  the failure of our facilities to be compliant with the applicable building, health and safety codes and ordinances.

        We have had some of our licenses or certifications temporarily placed on probationary status or suspended. If we lost our status as a licensed provider of human services in any jurisdiction or any other required certification, we would be unable to market our services in that jurisdiction, and the contracts under which we provide services in that jurisdiction would be subject to termination. Moreover, such an event could constitute a violation of provisions of contracts in other jurisdictions, resulting in other contract, license or certification terminations. Any of these events could have a material adverse effect on our operations.

We are subject to extensive governmental regulations, which require significant compliance expenditures, and a failure to comply with these regulations could adversely affect our business.

        We must comply with comprehensive government regulation of our business, including statutes, regulations and policies governing the licensing of our facilities, the maintenance and management of our work place for our employees, the quality of our service, the revenues we receive for our services, and reimbursement for the cost of our services. Compliance with these laws, regulations and policies is expensive, and if we fail to comply with these laws, regulations and policies, we could lose contracts and the related revenues, thereby harming our financial results. State and federal regulatory agencies have broad discretionary powers over the administration and enforcement of laws and regulations that govern our operations. A material violation of a law or regulation could subject us to fines and penalties and in some circumstances could disqualify some or all of the facilities and programs under our control from future participation in Medicaid or other government programs. The Health Insurance Portability and Accountability Act of 1996 (HIPAA), which requires the establishment of privacy standards for health care information storage, retrieval and dissemination as well as electronic transmission and security standards, could increase potential penalties in certain of our businesses if we fail to comply with these privacy and security standards.

        Expenses incurred under federal, state and local government agency contracts for any of our services, as well as management contracts with providers of record for such agencies, are subject to review by agencies administering the contracts and services. Representatives of those agencies visit our group homes to verify compliance with state and local regulations governing our home operations. A negative outcome from any of these examinations could increase government scrutiny, increase compliance costs or hinder our ability to obtain or retain contracts. Any of these events could have a material adverse effect on our business, financial condition and operating results.

Compliance with the securities laws and regulations may increase our compliance costs and put significant demands on our management resources.

        The Sarbanes-Oxley Act of 2002, to the extent we are subject to it, will require changes in some of our corporate governance and compliance practices. We are in the process of evaluating, testing and implementing internal controls over financial reporting to enable management to report on, and our independent registered public accounting firm to attest to, such internal controls as required by Section 404 of the Sarbanes-Oxley Act. While we expect to be compliant with the requirements of Section 404 when required, we cannot be certain as to the timing of the completion of our evaluation, testing and remediation or the impact of the same on our operations. The decentralized nature of our operations makes compliance with the requirements of the Sarbanes-Oxley Act more challenging. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to investigation and sanctions by regulatory authorities such as the SEC. As a result there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal controls and hiring additional personnel. Any such events could negatively affect our financial condition and operating results.

The high level of competition in our industry could adversely affect our contract and revenue base.

        We compete with a wide variety of competitors, ranging from small, local agencies to a few large, national organizations. Competitive factors may favor other providers and reduce our ability to obtain contracts, which would hinder our growth. Not-for-profit organizations are active in all states and range from small agencies serving a limited area with specific programs to multi-state organizations. Smaller local organizations may have a better understanding of the local conditions and may be better able to gain political and public acceptance. Not-for-profit providers may be affiliated with advocacy groups, health organizations or religious organizations that have substantial influence with legislators and government agencies. Increased competition may result in pricing pressures, loss of or failure to gain market share or loss of clients or payors, any of which could harm our business.

We rely on third parties to refer clients to our facilities and programs.

        We receive substantially all of our clients from third-party referrals and are governed by the anti-kickback/non-self referral statute. Our reputation and prior experience with agency staff, care workers and others in positions to make referrals to us are important for building and maintaining our operations. Any event that harms our reputation or creates negative experiences with such third parties could impact our ability to receive referrals and grow our client base.

Home and community-based human services may become less popular among our targeted client populations and/or state and local governments, which would adversely affect our results of operations.

        Our growth depends on the continuation of trends in our industry toward providing services to individuals in smaller, community-based settings and increasing the percentage of individuals served by non-governmental providers. The continuation of these trends and our future success are subject to a variety of political, economic, social and legal pressures, virtually all of which are beyond our control. A reversal in the downsizing and privatization trends could reduce the demand for our services, which could adversely affect our revenues and profitability.

Regulations that require ARY services to be provided through not-for-profit organizations could harm our revenues or gross margin.

        Approximately 5% of our net revenues for the period October 1, 2005 through June 29, 2006, was derived from contracts with subsidiaries of Alliance Health and Human Services, Inc. or "Alliance," an independent not-for-profit organization that has a license or contract from several state or local agencies to provide ARY services.

        Historically, some state governments have interpreted federal law to preclude them from receiving federal reimbursement under Title IV-E of the Social Security Act for ARY services provided by organizations other than not-for-profit organizations. However, in 2005 the "Fair Access Foster Care Act of 2005" was signed into law, thereby allowing states to seek reimbursement from the federal government for ARY services provided by proprietary organizations. In some jurisdictions that interpreted the prior federal law to preclude them from seeking reimbursement for ARY services provided under a contract with a proprietary provider, or in others that prefer to contract with not-for-profit providers, we provide ARY services as a subcontractor of Alliance. We do not control Alliance, and none of our employees or agents has a role in the management of Alliance. Although Edward Murphy, our President and Chief Executive Officer, was an officer and director of Alliance immediately prior to becoming our President in September 2004, Mr. Murphy has no further role in the management of Alliance. Our ARY business could be harmed if Alliance chooses to discontinue all or a portion of its service agreements with us. Our ARY business could also be harmed if the state or local governments that prefer that ARY services be provided by not-for-profit organizations determine that they do not want the service performed indirectly by for-profit companies like us on behalf of not-for-profit organizations. We cannot assure you that our contracts with Alliance will continue, and if these contracts are terminated, it could have a material adverse effect on our business, financial condition and operating results. Alliance and its subsidiaries are organized as non-profit corporations and are recognized as tax-exempt under section 501(c)(3) of the Internal Revenue Code. As such, Alliance is subject to the public charity regulations of the states in which it operates and to the regulations of the Internal Revenue Service governing tax-exempt entities. If Alliance fails to comply with the laws and regulations of the states in which it operates or with the rules of the Internal Revenue Service, it could be subject to penalties and sanctions, including the loss of tax-exempt status, which could preclude it from continuing to contract with certain state and local governments. Our business would be harmed if Alliance lost its contracts and was therefore unable to continue to contract with us.

Government reimbursement procedures are time-consuming and complex, and failure to comply with these procedures could adversely affect our liquidity, cash flows and operating results.

        The government reimbursement process is time consuming and complex, and there can be delays before we receive payment. Government reimbursement, group home credentialing and MR/DD client

Medicaid eligibility and service authorization procedures are often complicated and burdensome, and delays can result from, among other reasons, securing documentation and coordinating necessary eligibility paperwork between agencies. These reimbursement and procedural issues occasionally cause us to have to resubmit claims several times before payment is remitted. If there is a billing error, the process to resolve the error may be time consuming and costly. To the extent that complexity associated with billing for our services causes delays in our cash collections, we assume the financial risk of increased carrying costs associated with the aging of our accounts receivable as well as increased potential for write-offs. We can provide no assurance that we will be able to maintain our current levels of collectibility in future periods. The risks associated with third-party payors and the inability to monitor and manage accounts receivable successfully could have a material adverse effect on our liquidity, cash flows and operating results.

We conduct a significant percent of our operations in Minnesota and, as a result, we are particularly susceptible to any reduction in budget appropriations for our services or any other adverse developments in that state.

        For the period October 1, 2005 through June 29, 2006, approximately 18% of our combined revenues was generated from contracts with government agencies in the state of Minnesota. Accordingly, any reduction in Minnesota's budgetary appropriations for our services, whether as a result of fiscal constraints due to recession, changes in policy or otherwise, could result in a reduction in our fees and possibly the loss of contracts. In the past, our operations in Minnesota were subject to rate reductions, although we have received rate increases in Minnesota for fiscal 2006 and fiscal 2007. The concentration of our operations in Minnesota also makes us particularly susceptible to many of the other risks described above occurring in this state, including:

  •
  the failure to maintain and renew our licenses;

  •
  the failure to maintain important relationships with officials of government agencies; and

  •
  any negative publicity regarding our operations.

        Any of these adverse developments occurring in Minnesota could result in a reduction in revenue or a loss of contracts, which could have a material adverse effect on our results of operations, financial position and cash flows.

We depend upon the continued services of certain members of our senior management team, without whom our business operations could be significantly disrupted.

        Our success depends, in part, on the continued contributions of our executive officers and other key employees. Our management team has significant industry experience and would be difficult to replace. If we lose or suffer an extended interruption in the service of one or more of our senior officers, our financial condition and operating results could be adversely affected. The market for qualified individuals is highly competitive and we may not be able to attract and retain qualified personnel to replace or succeed members of our senior management or other key employees, should the need arise.

Our success depends on our ability to manage growing and changing operations.

        Since 1998, our business has grown significantly in size and complexity. This growth has placed, and is expected to continue to place, significant demands on our management, systems, internal controls and financial and physical resources. Our operations are highly decentralized, with many billing, accounting, collection and payment functions being performed at the local level. This requires us to expend significant resources implementing and monitoring compliance at the local level. In addition, we expect that we will need to further develop our financial and managerial controls and reporting systems to accommodate future growth. This could require us to incur expenses for hiring additional qualified personnel, retaining professionals to assist in developing the appropriate control systems and expanding our information technology infrastructure. The nature of our business is such that qualified management personnel can be difficult to find. Our inability to manage growth effectively could have a material adverse effect on our results of operations, financial position and cash flows.

We may be more vulnerable to the effects of a public health catastrophe than other businesses due to the nature of our clients.

        Our primary clients are individuals with developmental disabilities, brain injuries, or emotionally behavioral or medically complex challenges, many of whom may be more vulnerable than the general public in a public health catastrophe. For example, if a flu pandemic were to occur we could suffer significant losses to our client population and, at a high cost, be required to hire replacement staff and Mentors for workers who drop out of the workforce in very tight labor markets. Accordingly, certain public health catastrophes such as a flu pandemic could have a material adverse effect on our financial condition and results of operations.

We are controlled by our principal equityholder, which has the power to take unilateral action.

        Vestar controls our business affairs and policies. Circumstances may occur in which the interests of Vestar could be in conflict with the interests of our debt holders. In addition, Vestar may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to our debt holders. Vestar is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Vestar may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as investment funds associated with or designated by Vestar continue to own a significant amount of our equity interests, even if such amount is less than 50%, Vestar will continue to be able to strongly influence or effectively control our decisions.

Risks Related to the Notes

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the notes.

        We have a significant amount of indebtedness. As of June 30, 2006, we had total indebtedness of approximately $521.3 million and $123.8 million of availability under our new $125.0 million senior revolving credit facility. Our new senior credit facilities also include a $20.0 million synthetic letter of credit facility, all of which has been fully utilized.

        Our substantial degree of leverage could have important consequences, including the following:

  •
  it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

  •
  a substantial portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes, including our operations, future business opportunities and capital expenditures;

  •
  the debt service requirements of our other indebtedness could make it more difficult for us to satisfy our financial obligations, including those related to the notes;

  •
  certain of our borrowings, including borrowings under our new senior secured credit facilities, are at variable rates of interest, exposing us to the risk of increased interest rates;

  •
  it may place us at a disadvantage compared to our competitors that have a lower degree of leverage;

  •
  it may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  we may be vulnerable in a downturn in general economic conditions or in our business, or we may be unable to carry out activities that are important to our growth.

        Subject to restrictions in the indenture governing the notes and the credit agreement governing our senior secured credit facilities, we may be able to incur more debt in the future, which may intensify the risks described in this prospectus. All of the borrowings under our new senior secured credit facilities are secured by substantially all of our assets and would rank senior to the notes and the guarantees.

        In addition to our high level of indebtedness, we have significant rental obligations under our operating leases for our group homes, other service facilities and administrative offices. For the year ended September 30, 2005 and for the period October 1, 2005 through June 29, 2006, our aggregate rental payments for these leases, including taxes and operating expenses, were approximately $24.6 million and $21.9 million, respectively. These obligations could further increase the risks described above.

We are a holding company and may not have access to sufficient cash to make payments on the notes.

        We are a holding company with no direct operations. Our principal assets are the direct and indirect equity interests we hold in our subsidiaries. As a result, we will be dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our outstanding debt service and other obligations. Our subsidiaries' earnings will depend on their financial and operating performance, which will be affected by prevailing economic and competitive conditions and by financial, business and other factors beyond our control. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the notes, or to fund our other cash obligations. In addition, any payments of dividends, distributions, loans or advances to us by our subsidiaries could be subject to restrictions on dividends under applicable local law in the jurisdictions in which our subsidiaries operate.

        Our subsidiaries are separate and distinct legal entities and, except for our existing and future subsidiaries that will be the guarantors of the notes, they will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiaries. In addition, any guarantee of the notes will be subordinated to any senior indebtedness of a guarantor to the same extent that the notes are subordinated to our senior indebtedness.

        If we are unable to service our debt, we will be forced to take actions such as revising or delaying our strategic plans, reducing or delaying capital expenditures, selling assets, restructuring or refinancing our debt, including the notes, or seeking additional equity capital. We may be unable to effect any of these remedies on satisfactory terms, or at all. Our new senior secured credit facilities and the indenture that will govern the notes will restrict our ability to dispose of assets and use the proceeds from such dispositions. We may not be able to consummate those dispositions or to use those proceeds to meet any debt service obligations then due. See "Description of other indebtness—New senior secured credit facilities" and "Description of notes."

        If we cannot make scheduled payments on our debt, we will be in default and, as a result:

  •
  our debt holders could declare all outstanding principal and interest to be due and payable;

  •
  the lenders under our new senior secured credit facilities could terminate their commitments to loan us money and foreclose against the assets securing their borrowings; and

  •
  we could be forced into bankruptcy or liquidation, which could result in you losing your investment in the notes.

Covenants in our debt agreements restrict our business in many ways.

        The indenture governing the notes contains various covenants that limit our ability and/or our restricted subsidiaries' ability to, among other things:

  •
  incur additional debt or issue certain preferred shares;

  •
  pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell certain assets;

  •
  create liens on certain assets to secure debt;

  •
  enter into agreements that restrict dividends from subsidiaries;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with our affiliates; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        Our new senior secured credit facilities also contain restrictive covenants and require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. The breach of any of these covenants or financial ratios could result in a default under our new senior secured credit facilities and the lenders could elect to declare all amounts borrowed thereunder, together with accrued interest, to be due and payable and could proceed against the collateral securing that indebtedness.

If we default on our obligations to pay our indebtedness we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under our new senior secured credit facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could render us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flows and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in the indenture governing the notes and our new senior secured credit facilities), we could be in default under the terms of the agreements governing such indebtedness, including our new senior secured credit facilities and the indenture governing the notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our new senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and foreclose against the assets securing their borrowings, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our new senior secured credit facilities to avoid being in default. If we breach our covenants under our new senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our new senior secured credit facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See "Description of other indebtedness—New senior secured credit facilities" and "Description of notes."

Your right to receive payments on the notes and the guarantees is junior to the obligations under our new senior secured credit facilities and possibly all our future borrowings.

        The notes and the related guarantees rank behind all of our and our guarantors' existing and future senior obligations, including indebtedness and guarantees under our new senior secured credit facilities. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of senior indebtedness of ours and the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the related guarantees.

        All payments on the notes and the guarantees will be blocked in the event of a payment default on designated senior indebtedness and may be blocked for up to 179 consecutive days in the event of certain nonpayment defaults on designated senior indebtedness.

        In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding relating to us or the guarantors, holders of the notes will participate with all other holders of senior subordinated indebtedness in the assets remaining after we and the guarantors have paid all of our senior indebtedness. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the notes may receive less, ratably, than holders of trade payables in any bankruptcy or similar proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors, and holders of the notes may receive less, ratably, than the holders of senior indebtedness.

        As of June 30, 2006, we had approximately $340.6 million of senior secured indebtedness to which the notes were subordinated, consisting of $335.0 million and $5.6 million under our new senior secured credit facilities and the mortgage facility, respectively, and we had additional availability of $123.8 million under the new $125.0 million revolving credit facility. Our new senior credit facilities also include a $20.0 million synthetic letter of credit facility, all of which was fully utilized as of June 30, 2006. We may be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture and the new senior secured credit facilities.

Our obligations under our new senior secured credit facilities are secured by certain of our assets.

        In addition to being contractually subordinated to all existing and future senior indebtedness, our obligations under the notes are unsecured while our obligations under our new senior secured credit facilities are secured by first-priority or equivalent security interests in substantially all of our assets, including all the capital stock of, or other equity interests in, certain of our existing and future domestic subsidiaries. If we or one of our significant subsidiaries are declared bankrupt or insolvent or if we default under our new senior secured credit facilities, all of the funds borrowed thereunder may immediately become due and payable, which would occur automatically in the case of certain bankruptcy and insolvency events with respect to us. If we were unable to repay those amounts, the lenders could foreclose on the assets (including the stock of our subsidiaries) in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture governing the notes at that time. In the event of any distribution or payment of our assets or the assets of any guarantor in any foreclosure, dissolution, winding up, liquidation, reorganization or other bankruptcy proceedings, holders of the notes will participate ratably with all holders of our senior subordinated indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of senior indebtedness or other creditors.

The lenders under the new senior credit facilities will have the discretion to release the guarantors under the new senior credit agreement in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

        While any obligations under the new senior credit facilities remain outstanding, the lenders under the new senior credit facilities may release any of the guarantors from their guarantee of the new senior credit facilities. If a guarantor is released under the new senior credit facilities, the guarantor will automatically be released from its guarantee of the notes without action by, or consent of, any holder of the notes or the trustee under the indenture governing the notes. See "Description of notes." The lenders under the new senior credit facilities will have the discretion to release the guarantees under the new senior credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of holders of the notes.

The exchange notes will be structurally subordinated to all indebtedness of our subsidiaries that do not guarantee the notes.

        You will not have any claim as a creditor against any of our subsidiaries that are not or do not become guarantors of the notes or that are no longer guarantors of the notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be effectively senior to your claims against those subsidiaries. In addition, the indenture governing the notes will, subject to some limitations, permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries. On the issue date, the exchange notes will be guaranteed on a senior subordinated basis by all of our existing subsidiaries, except for our captive insurance subsidiary and non-profit subsidiaries.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. We may not be able to repurchase the notes upon a change of control because we may not have sufficient funds. Further, we may be contractually restricted under the terms of our new senior secured credit facilities or other future senior indebtedness from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under our new senior secured credit facilities. Our failure to repurchase the notes upon a change of control would cause a default under the indenture and a cross-default under our new senior secured credit facilities. Our new senior secured credit facilities also provides that a change of control, as defined in such agreement, will be a default that permits lenders to accelerate the maturity of borrowings thereunder and, if such debt is not paid, to enforce security interests in the collateral securing such debt, thereby limiting our ability to raise cash to purchase the notes, and reducing the practical benefit of the offer-to-purchase provisions to the holders of the notes. Any of our future debt agreements may contain similar provisions.

        In addition, the change of control provisions in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a "Change of Control" under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a "Change of Control" as defined in the indenture that would trigger our obligation to repurchase the notes. Therefore, if an event occurs that does not constitute a "Change of Control" as defined in the indenture, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See "Description of notes—Change of control."

Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

        The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (i) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (ii) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (ii) only, one of the following is also true:

  •
  we or any of our guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

  •
  payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on the business; or

  •
  we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

        If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our guarantors that could result in acceleration of such debt.

        Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any guarantor's other debt.

        If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void all or a part of the obligations under the guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the notes.

Risks Associated with the Exchange Offer

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Prospectus summary—Summary of the terms of the exchange offer" and "Description of notes—registration rights" for information about how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon and increase the volatility of, the market price of the outstanding notes due to reduction in liquidity.

Your ability to transfer the notes may be limited by the absence of an active trading market, and an active trading market may not develop for the notes.

        The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated quotation system, although we expect that the exchange notes will be eligible for trading in the PORTAL market. The initial purchasers have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

  •
  the number of holders of exchange notes;

  •
  our operating performance and financial condition;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market in the exchange notes; and

  •
  prevailing interest rates.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

THE TRANSACTIONS

The Merger

        On March 22, 2006, National MENTOR Holdings, Inc. (the "Issuer"), NMH Holdings, LLC ("Parent") and NMH MergerSub, Inc. ("MergerSub") entered into the Merger Agreement, pursuant to which the parties agreed to the Merger, subject to the terms and conditions contained therein.

        Pursuant to the Merger Agreement, on June 29, 2006, MergerSub merged with and into the Issuer, with the Issuer being the surviving corporation (the "Merger"). Pursuant to the Merger, each outstanding share of common stock of the Issuer, except those held in treasury or owned by Parent, was converted into the right to receive cash, without interest, subject to certain customary adjustments, and each outstanding share of common stock of MergerSub was converted into one share of common stock of the Issuer. Vested options to purchase common stock of the Issuer outstanding at the time of the Merger were converted into the right to receive cash, without interest, less the exercise price of such option, subject to certain customary adjustments. See "Use of proceeds."

        As described below and in "Management" and "Certain relationships and related party transactions—Post-Transactions arrangements," certain members of our management team and employees, referred to in this prospectus as the "management investors," agreed to exchange certain of their equity interests in the Issuer into common and preferred units of NMH Investment. In connection with the Transactions, the management investors also participated in the equity of NMH Investment through purchases or grants of additional units of NMH Investment. Vestar, an affiliate of Vestar and the management investors invested approximately $253.6 million in units of NMH Investment.

        In addition to the Merger Agreement, the parties entered into various ancillary agreements governing relationships between the parties after the Merger. See "Certain relationships and related party transactions."

        Parent owns all of the issued and outstanding common stock of the Issuer. Vestar and its affiliate own approximately 92% of the voting units in NMH Investment, which in turn, owns Parent. The remaining voting units in NMH Investment are owned by the management investors. See "Summary—The Transactions; Corporate structure" and "Security ownership of principal shareholders and management."

        In connection with the Merger, National Mentor Inc., the issuer of our old notes, was converted into a Delaware limited liability company and changed its name to National Mentor Holdings, LLC.

The Financing Transactions

        The following financing transactions occurred in connection with the closing of the Merger:

  •
  a cash investment made by Vestar and its affiliate totaling $242.0 million in preferred and common units of NMH Investment;

  •
  an investment in preferred and common units of NMH Investment by the management investors of approximately $11.6 million, primarily in the form of a rollover of their then existing equity interests in the Issuer;

  •
  borrowings by the Issuer under its new senior secured credit facilities, consisting of a $335.0 million seven-year senior secured term loan facility, a $125.0 million six-year senior secured revolving credit facility, and a $20.0 million seven-year senior secured synthetic letter of credit facility. At the closing of the Merger, we borrowed $335.0 million under the senior secured term loan facility and utilized the entire $20.0 million synthetic letter of credit facility.

    We did not borrow under the senior secured revolving credit facility at the completion of the Transactions; and

  •
  the issuance of the outstanding notes.

        In addition, we have terminated all commitments, repaid all outstanding borrowings, totaling $164.9 million, under the old senior secured credit facility and paid any accrued and unpaid interest thereon.

The Tender Offer

        In connection with the Merger, on May 25, 2006, National Mentor, Inc. commenced a tender offer and consent solicitation to purchase any and all of its old notes and to amend the related indenture and the old notes to eliminate substantially all of the restrictive covenants and certain events of default and to modify certain other provisions of the indenture and the old notes. The tender offer expired at 8 a.m., New York City time, on June 29, 2006, with $149.3 million of old notes tendered to National Mentor, Inc. The tender offer and the consent solicitation were conditioned on the consummation of the Merger.

        National Mentor, Inc. and the trustee for the old notes entered into a supplemental indenture, effective upon the closing of the tender offer and the consent solicitation, to amend the old notes and the related indenture to eliminate substantially all of the restrictive covenants and certain events of default and to modify certain other provisions of the indenture and the old notes. The holders of $149.3 million of old notes that were validly tendered by June 12, 2006 received total consideration of $1,134.68 per $1,000 principal amount, plus accrued and unpaid interest to but excluding the settlement date.

        We spent approximately $172.9 million to purchase all of the old notes in the tender offer and consent solicitation and to pay all accrued and unpaid interest on such old notes up to the settlement date.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our capitalization.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2006 on an actual basis. You should read this table in conjunction with "Summary—Summary consolidated financial data," "Use of proceeds," "Unaudited pro forma condensed consolidated financial information," "Selected historical consolidated financial data," "Management's discussion and analysis of financial condition and results of operations" and our historical and pro forma consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

As of June 30, 2006
Actual
(Dollars in millions) (unaudited)
Cash and cash equivalents	$19.1

Long-term debt, including current portion:
New senior secured credit facilities:(1)
Term loan facility	$335.0
Revolving credit facility	—
Old notes(2)	0.7
Outstanding 11 1/4% Senior subordinated notes	180.0
Other debt(3)	5.6

Total consolidated long-term debt, including current portion	521.3
Total shareholders' equity	253.6

Total capitalization	$774.9

(1)
Our new senior secured credit facilities consist of a $335.0 million seven-year senior secured term loan facility, a $125.0 million six-year senior secured revolving credit facility, and a $20.0 million seven-year senior secured synthetic letter of credit facility. At the closing of the Merger, we borrowed $335.0 million under the senior secured term loan facility and utilized the entire $20.0 million synthetic letter of credit facility. The new senior secured credit facilities provide that, subject to the satisfaction of certain conditions and to the participation of lenders, the collateral securing the new senior secured credit facilities may also secure additional term loan facilities or synthetic letter of credit facilities or increased commitments under the senior secured revolving credit facility in an aggregate amount not exceeding $100.0 million. We did not borrow under the senior secured revolving credit facility at the completion of the Transactions. At the closing of the Transactions, the availability under our senior secured revolving credit facility was reduced by $1.2 million as letters of credit in excess of $20.0 million under our synthetic letters of credit facility were outstanding.

(2)
Consists of $750,000 aggregate principal amount of our 9 5/8% senior subordinated notes due 2012 that remain outstanding.

(3)
Consists of $5.6 million outstanding under the mortgage facility.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated financial statements have been developed by applying pro forma adjustments to the historical audited and unaudited consolidated financial statements of the Company appearing elsewhere in this prospectus.

        The pro forma financial information for the periods presented gives effect to the Transactions, and assumes that (1) for the statement of operations data, such transactions occurred at the beginning of such period and (2) for balance sheet data, the Transactions occurred on June 30, 2006. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements.

        The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated and they do not purport to project our results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the information contained in "The Transactions," "Selected historical consolidated financial data," "Management's discussion and analysis of financial condition and results of operations" and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

        In addition, in connection with the Transactions the predecessor recorded a one-time compensation expense of approximately $26.9 million relating to the vesting of stock options, as well as fees and expenses relating to the Transactions, including approximately $22.5 million for the premium and related expenses paid in connection with the tender offer for our old notes. These amounts are reflected in the historical statement of operations for the period from October 1, 2005 through June 29, 2006.

        The Merger was accounted for under the purchase method of accounting in accordance with FAS 141. Under purchase accounting, fixed assets and identifiable intangible assets acquired and liabilities assumed are recorded at their respective fair values. In the initial purchase price allocation process we recorded the excess of the purchase price over the net assets acquired in goodwill. The valuations which will provide the basis for a final purchase price allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying unaudited pro forma condensed consolidated financial statements. As such, the fixed assets and identifiable intangible assets acquired have been reflected at their historical values in the historical column in the accompanying pro forma condensed consolidated balance sheet as of June 30, 2006. Once an allocation is finalized, the excess of the purchase price over the estimated fair market values will be adjusted through goodwill, and these adjustments may be significant.

Unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2005
(dollars in thousands)

	Transaction
	Historical	Adjustments		Pro Forma
Net revenues	$693,826	$—		$693,826
Cost of revenues	524,618	—		524,618

Gross profit	169,208	—		169,208
Operating expenses:
General and administrative	93,491	—		93,491
Depreciation and amortization	21,743	20,236	(1)	41,979

Total operating expenses	115,234	20,236		135,470
Income from operations	53,974	(20,236)		33,738
Other income (expense):
Management fee of related party	(270)	(580	)(2)	(850)
Other (expense) income, net	(192)	—		(192)
Interest income	661	—		661
Interest expense	(29,905)	(21,588	)(3)	(51,493)

Income (loss) before provision (benefit) for income taxes	24,268	(42,404)		(18,136)
Provision (benefit) for income taxes	10,270	(17,937	)(4)	(7,667)

Net income (loss)	$13,998	$(24,467)		$(10,469)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Unaudited pro forma condensed consolidated statement of operations for the period from October 1, 2005 through June 29, 2006
(dollars in thousands)

	Transaction
	Historical	Adjustments		Pro Forma
Net revenues	$580,320	$—		$580,320
Cost of revenues	440,553	—		440,553

Gross profit	139,767	—		139,767
Operating expenses:
General and administrative	78,706	—		78,706
Stock option settlement	26,880	(26,880	)(5)	—
Transaction costs	9,136	(9,136	)(5)	—
Depreciation and amortization	17,223	15,843	(1)	33,066

Total operating expenses	131,945	(20,173)		111,772
Income from operations	7,822	20,173		27,995
Other income (expense):
Management fee of related party	(198)	(440	)(2)	(638)
Other (expense) income, net	(176)	—		(176)
Interest income	646	—		646
Interest expense	(51,690)	13,218	(6)	(38,472)

(Loss) income before (benefit) provision for income taxes	(43,596)	32,951		(10,645)
(Benefit) provision for income taxes	(12,737)	10,098	(7)	(2,639)

Net (loss) income	$(30,859)	$22,853		$(8,006)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Unaudited pro forma condensed consolidated balance sheet as of June 30, 2006
(dollars in thousands)

	Historical	Transaction Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$19,094	$—		$19,094
Accounts receivable, net	97,123	—		97,123
Deferred tax assets, net	4,700	—		4,700
Prepaid expenses and other current assets	20,381	—		20,381

Total current assets	141,298	—		141,298
Property and equipment, net	114,994	12,157	(8)	127,151
Intangible assets, net	111,458	235,539	(9)	346,997
Goodwill	470,577	(147,528	)(10)	323,049
Other assets	23,701	—		23,701

Total assets	$862,028	$100,168		$962,196

Liabilities and shareholders' equity:
Current Liabilities:
Accounts payable	$18,842	—		$18,842
Accrued payroll and related costs	43,840	—		43,840
Other accrued liabilities	16,825	—		16,825
Current portion of long-term debt	3,747	—		3,747

Total current liabilities	83,254	—		83,254
Other long-term liabilities	3,178			3,178
Deferred tax liabilities, net	4,414	100,168	(11)	104,582
Long-term debt	517,555	—		517,555

Total liabilities	608,401	100,168		708,569
Shareholders' equity	253,627	—		253,627

Total liabilities and shareholders' equity	$862,028	$100,168		$962,196

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to unaudited pro forma condensed consolidated financial statements

        The unaudited pro forma condensed consolidated financial statements give effect to the following adjustments.

(1)
Reflects the net effect of (1) estimated amortization expense of $23.7 million and $17.8 milion for fiscal 2005 and the period from October 1, 2005 through June 29, 2006, respectively, related to intangible assets identified and valued in connection with the Merger; (2) estimated depreciation expense of $18.2 million and $15.3 million for fiscal 2005 and the period from October 1, 2005 through June 29, 2006, respectively, related to fixed assets valued in connection with the Merger; and (3) the elimination of $8.7 million and $7.3 million of amortization expense for fiscal 2005 and the period from October 1, 2005 through June 29, 2006, respectively, related to our existing intangible assets, and the elimination of $13.0 million and $10.0 million of depreciation expense related to our existing fixed assets. The fair values for intangible assets and fixed assets were estimated using total consideration, including fees and expenses, of $768.6 million. The valuations which will provide the basis for a final allocation of the purchase price to identifiable intangible assets and fixed assets at their fair values has not progressed to a stage where there is sufficient information to make a final allocation. Once an allocation is finalized, the excess of the purchase price over the estimated fair market values will be adjusted through goodwill, and these adjustments may be significant.

(2)
Reflects the net effect of (1) the annual management fee of $850,000 to be paid to the Sponsor (see "Certain relationships and related party transactions"); and (2) the elimination of $270,000 and $198,000 associated with management fees paid to our former owner, Madison Dearborn Partners, Inc. ("Madison Dearborn") for fiscal 2005 and the period from October 1, 2005 through June 29, 2006, respectively. For the period from October 1, 2005 through June 29, 2006, a pro rata amount of the $850,000 annual management fee was used.

(3)
Reflects the net effect of (1) annual interest expense of $20.3 million associated with the $180.0 million of outstanding notes; (2) annual interest expense of $26.6 million associated with the $335.0 million of indebtedness under the term loan facility portion of our new senior secured credit facilities at an assumed rate of LIBOR at June 30, 2006 plus 2.50%; (3) annual interest expense of $627,785 associated with the unused line of credit; (4) annual interest expense of $72,188 associated with the remaining $750,000 of old notes; (5) the elimination of $28.8 million of interest expense associated with our previously existing indebtedness (including $2.4 million for the amortization of deferred financing fees); and (6) the amortization of deferred financing fees of $2.9 million associated with our new senior secured credit facilities and the outstanding notes.

(4)
Reflects the tax effect of the Transaction adjustments at 42.3%, which is our effective tax rate for fiscal 2005.

(5)
Reflects the elimination of the stock option settlement and transaction expenses of $26.9 million and $9.1 million, respectively, related to the Transactions.

(6)
Reflects the net effect of (1) interest expense of $15.2 million associated with the $180.0 million of outstanding notes; (2) interest expense of $19.9 million associated with the $335.0 million of debt under the term loan facility portion of our new senior secured credit facilities at an assumed rate of LIBOR at June 30, 2006 plus 2.50%; (3) interest expense of $469,549 associated with the unused line of credit; (4) interest expense of $54,141 associated with the remaining $750,000 of old notes; (5) the elimination of $51.0 million of interest expense associated with our previously existing indebtedness (including $8.6 million for the amortization of deferred financing fees and $22.5 million related to the bond tender premium and related expenses); and (6) the amortization of deferred financing fees of $2.2 million associated with our new senior secured credit facilities and the outstanding notes.

(7)
Reflects the tax effect of the Transaction adjustments, except for transaction costs, at a tax rate of 42.4%, which is the effective tax rate last utilized by the Company when it had income before provision for income taxes.

(8)
Reflects the net effect of (1) the estimated fair value of fixed assets of $127.2 million valued in connection with the Merger; and (2) the elimination of existing fixed assets of $115.0 million. The values were estimated using total consideration of $768.6 million. The valuations which will provide the basis for a final allocation of the purchase price to identifiable intangible assets and fixed assets at their fair values has not progressed to a stage where there is sufficient information to make a final allocation. Once an allocation is finalized, the excess of the purchase price over the estimated fair market values will be adjusted through goodwill, and these adjustments may be significant.

(9)
Reflects the net effect of (1) the estimated fair value of intangible assets of $347.0 million identified and valued in connection with the Merger; and (2) the elimination of existing intangible assets of $111.5 million. The values were estimated using total consideration of $768.6 million. The valuations which will provide the basis for a final allocation of the purchase price to identifiable intangible assets and fixed assets at their fair values has not progressed to a stage where there is sufficient information to make a final allocation. Once an allocation is finalized, the excess of the purchase price over the estimated fair market values will be adjusted through goodwill, and these adjustments may be significant.

(10)
Reflects the net effect of (1) the reclassification from goodwill to intangible assets identified and valued in connection with the Merger of $235.5 million; (2) the reclassification from goodwill to fixed assets valued in connection with the Merger of $12.2 million; and (3) the establishment of a deferred tax liability of $100.2 million related to the increase in intangible assets and fixed assets. The estimated fair value of intangible assets was determined using purchase price allocations for previous acquisitions, and the estimated fair value of fixed assets was determined using the increase in the Consumer Price Index over the last three years, as the Company's last significant fixed asset valuation was completed three years ago.

(11)
Reflects the establishment of a deferred tax liability related to the increase in intangible assets and fixed assets. This deferred tax liability was established at a rate of 40.4%, which is the rate at which our deferred tax assets and deferred tax liabilities were established at June 30, 2006.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        We have derived the selected historical consolidated financial data as of and for the years ended September 30, 2003, 2004 and 2005 from the historical consolidated financial statements of the Company and the related notes audited by Ernst & Young LLP and included elsewhere in this prospectus. We have derived the selected historical consolidated financial data as of and for the period from March 9, 2001 through September 30, 2001 and as of and for the year ended September 30, 2002 from the historical consolidated financial statements of the Company and the related notes audited by Ernst & Young LLP. We have derived the selected historical consolidated financial data as of and for the five months ended February 28, 2001 from our prior predecessor's, historical consolidated financial statements and related notes audited by Ernst & Young LLP.

        We have derived the selected historical consolidated financial data for the period from October 1, 2005 through June 29, 2006, for the balance sheet data as of June 30, 2006 and the nine months ended June 30, 2005 from the unaudited consolidated financial statements of the Company and the related notes included elsewhere in this prospectus. In the opinion of our management, the unaudited consolidated financial statements contain all adjustments necessary for a fair presentation of our financial position, the results of our operations and cash flows. The results of operations for an interim period are not necessarily indicative of the results of operations for a full fiscal year or any future period.

        The selected information below should be read in conjunction with "Capitalization," "Management's discussion and analysis of financial condition and results of operations" and the historical consolidated financial statements and notes thereto included elsewhere in this prospectus.

		Predecessor(1)
Prior Predecessor(1)
							Period from October 1 through
		Period from March 9, 2001 through September 30, 2001(2)
			Year Ended September 30,
	Five Months Ended Feb. 28, 2001						June 30, 2005	June 29, 2006(4)
			2002	2003(3)	2004	2005
	(dollars in thousands)
							(unaudited)
Statement of operations data:
Net revenues	$88,040	$132,535	$241,441	$412,839	$648,493	$693,826	$515,335	$580,320
Cost of revenues	60,655	91,090	167,560	305,311	491,884	524,618	390,054	440,553
Gross profit	27,385	41,445	73,881	107,528	156,609	169,208	125,281	139,767
General and administrative expenses	19,414	26,582	48,829	67,594	86,856	93,491	68,823	78,706
Stock option settlement	—	—	—	—	—	—	—	26,880
Depreciation and amortization	5,071	8,844	15,603	13,071	21,484	21,743	15,688	17,223
Transaction costs	—	—	—	—	—	—	—	9,136
Impairment charge	2,090	—	—	—	—	—	—	—

Income from operations	810	6,019	9,449	26,863	48,269	53,974	40,770	7,822
Management fee of related party	(2,500)	(162)	(254)	(258)	(257)	(270)	(205)	(198)
Other (expense) income, net	—	(1,161)	196	(392)	(2,581)	(192)	15	(176)
Interest income	—	—	—	10	68	661	426	646
Interest expense	(3,496)	(4,911)	(7,575)	(15,819)	(26,893)	(29,905)	(23,018)	(51,690)
(Loss) income before provision (benefit) for income taxes	(5,186)	(215)	1,816	10,404	18,606	24,268	17,988	(43,596)
Provision (benefit) for income taxes	—	13	726	4,462	8,423	10,270	7,879	(12,737)
Net (loss) income	$(5,186)	$(228)	$1,090	$5,942	$10,183	$13,998	$10,109	$(30,859)
									Successor
Balance sheet data (at end of period):									June 30, 2006
									(unaudited)
Cash and cash equivalents	$14,003	$7,024	$544	$15,804	$24,416	$29,307	$28,532	$14,147	$19,094
Working capital(5)	26,061	14,368	10,971	38,717	39,828	49,190	54,292	(6,133)	58,044
Total assets	134,953	138,523	126,659	430,094	450,038	449,438	446,496	470,990	862,028
Long-term debt	—	67,500	50,750	213,034	200,083	319,430	325,991	316,675	517,555
Note payable to parent	105,274	—	—	—	—	—	—	—	—
Redeemable Class A preferred stock	—	36,357	42,217	101,283	116,381	—	—	—	—
Shareholders' equity (deficit)	7,026	1,982	(2,788)	30,632	25,769	36,310	32,349	4,595	253,627
Other financial data:
Ratio of earnings to fixed charges(6) (unaudited)	—	—	1.2x	1.6x	1.6x	1.7x	1.7x	—

(1)
On March 9, 2001 and June 29, 2006, the Company changed ownership. The previous ownership periods are deemed to be predecessor periods pursuant to S-X Rule 3-05.

(2)
The operating results for the period from March 9, 2001 through September 30, 2001 reflect the operating results of the Company from March 1, 2001 as the operations for eight days are deemed immaterial to present separately.

(3)
Results for fiscal 2003 include the results of operations related to REM, Inc. from the date of its acquisition on May 1, 2003.

(4)
The operating results for the period October 1, 2005 through June 29, 2006 reflect the operating results of the Company through June 30, 2006, as one day of operations is not deemed material to present separately.

(5)
Working capital is calculated as current assets minus current liabilities. At February 28, 2001, working capital excludes the current portion of an intercompany note payable to an affiliate. Current liabilities as of June 29, 2006 includes accruals related to the bond tender premium and related expenses of $22.5 million, the stock option settlement of $26.9 million and transaction expenses of $8.2 million.

(6)
For purposes of calculating the ratio of earnings to fixed charges, (i) earnings is defined as income (loss) before provision for income taxes plus fixed charges and (ii) fixed charges is defined as interest expense (including capitalized interest, which we do not have, and amortization of debt issuance costs) and the estimated portion of operating lease expense deemed by management to represent the interest component of rent expense. For the five months ended February 28, 2001, for the period from March 9, 2001 through September 30, 2001, and for the period from October 1, 2005 through June 29, 2006, earnings were insufficient to cover fixed charges by $5.2 million, $215,000, and $43.6 million, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion of our financial condition and results of operations should be read in conjunction with the "Selected historical consolidated financial data," and the historical consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements about our markets, the demand for our services and our future results. We based these statements on assumptions that we consider reasonable. Actual results may differ materially from those suggested by our forward-looking statements for various reasons, including those discussed in the "Risk factors" and "Forward-looking statements" sections of this prospectus.

Overview

        Founded in 1980, we are a leading provider of home and community-based human services to individuals with mental retardation and other developmental disabilities, at-risk youth and their families, and persons with acquired brain injury. As of June 30, 2006, we provided our services to approximately 21,500 clients in 34 states through approximately 15,000 full-time equivalent employees. Most of our services involve residential support, typically in small group home, ICFs-MR or host home settings, designed to improve our clients' quality of life and to promote client independence and participation in community life. Our non-residential services consist primarily of day programs and periodic services in various settings. We derive most of our revenues from state and county governmental payors, as well as smaller amounts from private-sector payors, mostly in our acquired brain injury business.

        The largest part of our business is the delivery of services to individuals with mental retardation or a developmental disability. Our MR/DD programs include residential support, day habilitation, vocational services, case management, home healthcare, personal care and early intervention. We also provide a variety of services to children with severe emotional, developmental, medical and behavioral challenges, as well as youth involved in the juvenile justice system, all of whom we refer to as at-risk youth, and to their families. Our ARY services include therapeutic foster care, independent living, family reunification, family preservation, alternative schools and adoption services. We also provide a range of post-acute treatment and care services to individuals with acquired brain injury. Our ABI services range from post acute care to assisted independent living and include neurobehavioral rehabilitation, neurorehabilitation, adolescent integration, outpatient or day treatment and pre-vocational services.

        Our service lines do not represent operating segments per SFAS 131 as management does not internally evaluate the operating performance or review the results of the service lines to assess performance or make decisions about allocating resources. Also, discrete financial information is not available by service line at the level necessary for management to assess the performance or make resource allocation decisions. Accordingly, we operate our business as one human services reporting segment organized into three divisions, an Eastern Division, a Central Division and a Western Division.

        The operating and cash flows results for the period from October 1, 2005 through June 29, 2006 reflect our operating results through June 30, 2006, as one day of operations is not deemed material to present separately. The cash flows results shown for the day June 30, 2006 represent only the cash flows associated with the Merger and related financing transactions.

        The Merger was accounted for under the purchase method of accounting in accordance with SFAS No. 141, Business Combinations (FAS 141). Under purchase accounting, fixed assets and identifiable intangible assets acquired and liabilities assumed are recorded at their respective fair values. The valuations which will provide the basis for a final purchase price allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying condensed financial statements. As such, the fixed assets and intangible assets acquired have been reflected at their historical values as of June 30, 2006, and the excess of the purchase price over assets acquired and liabilities assumed is recorded in goodwill. Once an allocation is finalized, the excess of the purchase price over the estimated fair market values will be adjusted through goodwill. We have accounted for the Merger in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 54 ("SAB54"), Push Down Accounting, whereby the parent has "pushed down" the purchase price in revaluing the assets and liabilities of the Company.

Factors affecting our operating results

Demand for home and community-based human services

        Our growth in revenues has been directly related to increases in the number of individuals served. This growth has depended largely upon development-driven activities, including the maintenance and expansion of existing contracts and the award of new contracts, and upon acquisitions. We also attribute the continued growth in our client base to certain trends that are increasing demand in our industry, including demographic, medical and political developments.

        Demographic trends have a particular impact on our MR/DD business. Increases in the life expectancy of MR/DD individuals, we believe, have resulted in steady increases in the demand for MR/DD services. In addition, caregivers currently caring for their relatives at home are aging and may soon be unable to continue with these responsibilities. Each of these factors affects the size of the MR/DD population in need of services and, therefore, the amount of residential and non-residential MR/DD programs offered by governments in our markets. Similarly, our ARY service line has been driven by favorable demographics. In addition, our ABI service line has been positively affected by increased life expectancy resulting from faster emergency response and improved medical techniques that have resulted in more people surviving an ABI.

        Political trends can also affect our operations. In particular, budgetary changes can influence the overall level of payments for our services, the number of clients and the preferred settings for many of the services we provide. Pressure from client advocacy groups for the populations we serve has generally helped our business, as these groups generally seek to pressure governments to fund residential services that use our small group home or host home models, rather than large, institutional models. In addition, our ARY service line has been positively affected by the trend toward privatization of services. Furthermore, we believe that successful lobbying by these groups has preserved MR/DD and ARY services, and therefore our revenue base, from significant cutbacks as compared with certain other human services. In addition, a number of states have developed community-based waiver programs to support long-term care services for survivors of ABI.

Expansion

        We believe that our future growth will depend heavily on our ability to expand existing service contracts and to win new contracts. Our organic expansion activities can consist of both new program starts in existing markets or geographical expansion in new markets. Our new program starts typically require us to fund operating losses for a period of up to 18 months. If a new program start does not become profitable during such period, we typically terminate that new program start. During the period from October 1, 2005 through June 30, 2006, we had 18 new program starts. For the twelve months ended June 30, 2006 and June 30, 2005, losses on new program starts for programs started within the last 18 months that generated operating losses were $2.2 million and $2.5 million, respectively.

        Much of our growth in existing markets comes in the form of "cross-selling" new services. Depending on the nature of the program and the state or county government involved, we will seek new programs through either unsolicited proposals to government agencies or by responding to a request, generally known as a request for proposal, from a public sector agency.

Acquisitions

        As of June 30, 2006, we have completed 37 acquisitions since 1997, including several acquisitions of rights to government contracts or fixed assets from small providers, which we refer to as "tuck-in" acquisitions. We have pursued strategic acquisitions in markets with significant opportunities. The following discussion summarizes some of our most significant acquisitions since 2002.

        On December 16, 2002, we acquired the assets of Family Advocacy Services ("FAS"). On February 28, 2003, we acquired certain assets of American Habilitation Services, Inc. ("AHS"). On May 1, 2003, we acquired REM, Inc., for approximately $240.2 million. The REM acquisition, which has been fully integrated into our operations, significantly increased our MR/DD market presence. We also acquired the assets of Foster America on April 30, 2004. On January 31, 2006, we acquired certain assets in Florida of American Habilitation Services ("AHS Florida") for approximately $8.5 million. AHS Florida provides residential group home, day program and ICF-MR services to individuals with developmental disabilities. On May 31, 2006, we acquired substantially all the assets of CareMeridian for approximately $21.5 million, subject to increase based on earnout provisions. CareMeridian is a provider of after-hospital services for catastrophically ill or injured patients in non-institutional, residential settings. Our financial data includes operating results for each of the acquired businesses from the date of acquisition.

Net revenues

        Revenues are reported net of allowances for unauthorized sales, expected sales adjustments by business unit and changes in the allowance for doubtful accounts. Revenues are also reported net of any state provider taxes or gross receipts taxes levied on services we provide. For the period from October 1, 2005 through June 29, 2006, we derived approximately 93% of our net revenues from states, counties or regional entities (e.g., Departments of Mental Retardation). The payment terms and rates of these contracts vary widely by jurisdiction and service type, and may be based on per person per diems, rates established by the jurisdiction, cost-based reimbursement, hourly rates and/or units of service. In general, the rates we have received for our services have remained relatively constant since October 1, 2003 (other than pursuant to cost-based reimbursement contracts). We bill most of our residential services on a per diem basis, and we bill most of our non-residential services on an hourly basis. For the period from October 1, 2005 through June 29, 2006, we derived approximately 17% of our revenues pursuant to cost-based reimbursement contracts, under which the billed rate is tied to the underlying costs plus a margin. Lower than expected cost levels may require us to return previously received payments after cost reports are filed. In addition, our revenues may be affected by adjustments to our billed rates as well as write-offs of previously billed amounts. Revenues in the future may be affected by changes in rate-setting structures, methodologies or interpretations that may be proposed in states where we operate or by the federal government which provides matching funds. We cannot determine the impact of such changes or the effect of any possible governmental actions.

        Occasionally, timing of payment streams may be affected by delays by the state related to bill processing systems, staffing or other factors. While these delays have historically impacted our cash position in particular periods, they have not resulted in long-term collections problems. As of June 30, 2006, our consolidated days sales outstanding was 43.9 days as compared with 44.9 days as of September 30, 2005.

Expenses

        Expenses directly related to providing services are classified as cost of revenues. Direct costs and expenses principally include salaries and benefits for service provider employees, per diem payments to our Mentors, residential occupancy expenses, which primarily comprise rent and utilities related to facilities providing direct care, certain client expenses such as food and medicine and transportation costs for clients requiring services. General and administrative expenses primarily include salaries and benefits for administrative employees, or employees that are not directly providing services, administrative occupancy, as well as professional expenses such as consulting and external auditing costs and insurance costs. Depreciation and amortization includes depreciation for fixed assets utilized in both facilities providing direct care and administrative offices, and amortization related to intangible assets.

        Wages and benefits to our employees and per diem payments to our Mentors, constitute the most significant operating cost in each of our operations. Most of our employee caregivers are paid on an hourly basis, with hours of work generally tied to client need. Our Mentors are paid on a per diem basis, but only if the Mentor is currently caring for a client. Our labor costs are generally influenced by levels of service and these costs can vary in material respects across regions.

        As of June 30, 2006, we owned 418 facilities and two offices, and we leased 728 facilities and 256 offices. Many of our leased group homes are operated under leases with terms of less than two years. We incur no facilities costs for services provided in the home of a Mentor.

        Expenses incurred in connection with regulatory compliance, liability insurance and third-party claims for professional and general liability totaled less than 1.2% and 0.9% for the period from October 1, 2005 through June 29, 2006 and the nine months ended June 30, 2005, respectively. We have incurred professional and general liability claims and insurance expense for professional and general liability of $3.3 million and $1.9 million for the period from October 1, 2005 through June 29, 2006 and the nine months ended June 30, 2005, respectively. We currently self-insure professional and general liability claims for amounts of up to $1.0 million per claim and up to $2.0 million in the aggregate. Above these limits, we have limited additional third-party coverage. In connection with the Merger, we purchased a "tail" coverage for any claims made after the Merger having an occurrence date before the Merger. The costs associated with this tail coverage will be expensed in our next reporting period.

        Our costs of revenues as a percentage of revenues for our different services may vary, with our ABI services, generally, having the highest margin (or lowest costs as a percentage of revenues). Cost of revenues and general and administrative expenses as a percentage of net revenues have remained relatively consistent over fiscal 2004, fiscal 2005 and the period from October 1, 2005 through June 29, 2006. We believe that although we have received only limited increases in rates in the aggregate during these periods and certain of our expenses have increased, we have been able to maintain these percentages by, among other things, modifying our overhead cost, controlling our workers' compensation expenses and decreasing our general and professional liability expense. Our ability to maintain our margin in the future is dependent upon obtaining increases in rates and/or controlling our expenses.

Transaction and related expenses

        In connection with the Transactions, for the period from October 1, 2005 through June 29, 2006, we recorded compensation expense of approximately $26.9 million relating to the vesting of stock options, fees and expenses of $9.1 million, and approximately $22.5 million for the premium and related expenses paid in connection with the tender offer for the old notes. The expense related to stock options of $26.9 million and fees and expenses of $9.1 million are recorded in separate line items on the statement of operations. If these expenses were not broken out separately they would have been included in general and administrative expenses. See "The Transactions."

Results of Operations

        The following table sets forth the percentages of net revenues that certain items of operating data constitute for the periods indicated:

				Period from October 1 through
	Fiscal Year Ended September 30,
				June 30, 2005	June 29, 2006
	2003	2004	2005
Statement of operations data:
Net revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of revenues	74.0	75.9	75.6	75.7	75.9
General and administrative expenses	16.3	13.4	13.5	13.4	13.6
Stock option settlement	0.0	0.0	0.0	0.0	4.6
Depreciation and amortization	3.2	3.3	3.1	3.0	3.0
Transaction costs	0.0	0.0	0.0	0.0	1.6
Income from operations	6.5	7.4	7.8	7.9	1.3
Management fee of related party	0.1	0.0	0.0	0.0	0.0
Other income (expense), net	(0.1)	(0.4)	0.0	0.0	0.0
Interest income	0.0	0.0	0.0	0.1	0.1
Interest expense	3.8	4.1	4.3	4.5	8.9
Income (loss) before provision (benefit) for income taxes	2.5	2.9	3.5	3.5	(7.5)
Provision (benefit) for income taxes	1.1	1.3	1.5	1.5	(2.2)
Net income (loss)	1.4	1.6	2.0	2.0	(5.3)

Period from October 1, 2005 through June 29, 2006 compared to nine months ended June 30, 2005

        The operating results for the period October 1, 2005 through June 29, 2006 reflect our operating results through June 30, 2006, as one day of operations is not deemed material to present separately.

Net revenues

        Net revenues increased by $65.0 million, or 12.6%, from $515.3 million for the nine months ended June 30, 2005 to $580.3 million for the period from October 1, 2005 through June 29, 2006. Approximately $24.3 million of the increase was due to census growth in our existing service lines and rate increases, including a 2.26% rate increase in Minnesota, our largest state, which became effective in the first quarter of fiscal 2006. In addition, approximately $36.2 million of the increase consisted of revenue earned from several acquisitions that closed after October 1, 2004. The remaining increase of approximately $4.5 million was due to new programs started after October 1, 2004.

Cost of revenues

        As a percentage of net revenues, cost of revenues for the period from October 1, 2005 through June 29, 2006 and the nine months ended June 30, 2005 increased slightly to 75.9% from 75.7%, respectively. Cost of revenues increased by $50.5 million, or 12.9%, from $390.1 million for the nine months ended June 30, 2005 to $440.6 million for the period from October 1, 2005 through June 29, 2006. The majority of the increase was due to a $31.9 million increase in direct care wages, a $5.5 million increase in payroll taxes and fringe benefits, and a $2.2 million increase in payments to Mentors. The increase in wages was mostly attributable to increases in our workforce to provide services for additional clients served. Cost of revenues also increased due to a $6.8 million increase in rent and other occupancy expenses related to more homes leased after June 30, 2005.

General and administrative expenses

        As a percentage of net revenues, general and administrative expenses for the period from October 1, 2005 through June 29, 2006 and the nine months ended June 30, 2005 increased slightly to 13.6% from 13.4%, respectively. General and administrative expenses increased by $9.9 million, or 14.4%, from $68.8 million for the nine months ended June 30, 2005 to $78.7 million for the period from October 1, 2005 through June 29, 2006. The majority of the increase was due to labor costs. The increase in labor costs consisted of a $4.8 million increase in administrative wages due to an increase in the number of employees, salary increases, as well as $0.5 million in stock-based compensation expense, which resulted from the adoption of SFAS 123(R) in fiscal 2006. In addition, during the period from October 1, 2005 through June 29, 2006, reviews of our professional and general liability claims resulted in an increase in our reserve of $1.5 million. General and administrative expenses also increased due to an increase of $0.3 million in professional services primarily related to various corporate initiatives, including our Sarbanes-Oxley compliance project, as well as information technology projects. In addition, there was an increase of $0.5 million in facility related expenses due to an increase in the number of offices leased.

Transaction costs

        Transaction costs were $9.1 million during the period from October 1, 2005 through June 29, 2006. These costs primarily consist of professional fees paid in connection with the Merger.

Stock option settlement

        The stock option settlement was $26.9 million for the period from October 1, 2005 through June 29, 2006. We accrued this expense as of June 29, 2006 in connection with the Merger, as all unvested stock options became vested in accordance with the change in control provision of the original stock option agreements. All stock options outstanding at the time of the Merger were cancelled, and holders of the options received an amount equal to the excess of the fair market value over the exercise price per share.

Interest expense

        Interest expense increased $28.7 million from $23.0 million for the nine months ended June 30, 2005 to $51.7 million for the period from October 1, 2005 through June 29, 2006. This increase was primarily due to the $22.5 million premium and related expenses paid in connection with the tender offer for the old notes, as well as an additional $8.0 million related to the shortened amortization period for deferred financing costs associated with our old notes and senior credit facility, in connection with the Transactions.

(Benefit) provision for income taxes

        Provision for income taxes decreased $20.6 million from a $7.9 million provision for the nine months ended June 30, 2005 to a $12.7 million benefit for the period from October 1, 2005 through June 29, 2006 due to a loss before provision for income taxes for the period from October 1, 2005 through June 29, 2006. The effective tax rate decreased from 43.8% for the nine months ended June 30, 2005 to (29.2)% for the period from October 1, 2005 through June 29, 2006 due to the loss generated by the Transactions, partially offset by certain transaction costs which were considered non-deductible.

Fiscal Year Ended September 30, 2005 Compared to Fiscal Year Ended September 30, 2004

Net revenues

        Net revenues increased by $45.3 million, or 7%, from $648.5 million for fiscal 2004 to $693.8 million for fiscal 2005. The increase was primarily due to census growth in our existing service lines. In addition, approximately $4.6 million of the increase was primarily as a result of the acquisitions that occurred in fiscal 2005. New start revenue increased approximately $1.3 million in fiscal 2005.

Cost of revenues

        As a percentage of net revenues, cost of revenues remained consistent at 75.9% for fiscal 2004 and 75.6% for fiscal 2005. Cost of revenues increased by $32.7 million, or 6.6%, from $491.9 million for fiscal 2004 to $524.6 million for fiscal 2005. The majority of the increase was due to a $20.6 million increase in labor costs, in particular, direct care wages, taxes and fringe benefits. The increase in wages was mostly attributable to increases in our workforce to provide services for additional clients served. Payments to Mentors increased approximately $6.4 million in fiscal 2005, as the number of Mentors increased by approximately 1,000 due to our expanding client base as well as the acquisition of Foster America. Cost of revenues also increased due to a $3.3 million increase in rent and other occupancy expenses related to more homes leased in fiscal 2005, and a $2.1 million increase in transportation expenses.

General and administrative expenses

        As a percentage of net revenues, general and administrative expenses for fiscal 2005 and fiscal 2004 remained consistent at 13.5% and 13.4%, respectively. General and administrative expenses increased by $6.6 million, or 7.6%, from $86.9 million for fiscal 2004, to $93.5 million for fiscal 2005. The majority of the $6.6 million increase was due to increases in labor costs. The increase in labor costs consisted of a $4.0 million increase in administrative wages, $1.7 million of which related to severance for senior executives who left the Company. In addition, there was an increase of $1.2 million in facility related expenses due to an increase in office leases.

Interest expense

        Interest expense increased $3.0 million, from $26.9 million for fiscal 2004 to $29.9 million for fiscal 2005. The increase was principally due to the accelerated amortization of deferred financing costs of $1.3 million related to our 2003 credit facilities. We also incurred $1.5 million for fiscal 2005 related to a pre-payment fee on our 2003 credit facilities.

Provision for income taxes

        Provision for income taxes increased $1.9 million from $8.4 million for fiscal 2004 to $10.3 million for fiscal 2005. Although the effective tax rate decreased from 45.2% for fiscal 2004 to 42.3% for fiscal 2005, provision for income taxes increased due to a higher income before provision for income taxes. The effective tax rate decreased due to a change in our corporate structure, resulting in a reduction in the state effective tax rate.

Fiscal Year Ended September 30, 2004 Compared to Fiscal Year Ended September 30, 2003

Net revenues

        Net revenues increased by $235.7 million, or 57%, from $412.8 million for fiscal 2003 to $648.5 million for fiscal 2004. Approximately $219.9 million of this increase was due to the inclusion of operations related to the acquisitions. The increase was also due to census growth in our existing service lines. In addition, approximately $1.2 million of the increase resulted from revenue earned from new programs started after fiscal year 2003. The total increase in revenue was offset by the loss of $9.5 million of revenues related to the divested units. We divested operations in certain states that were either not strategic to our continuing operations or for other reasons. We exited operations in Washington in July 2003, Montana (acquired in the REM acquisition) in September 2003, a portion of our ABI operations in Illinois in August 2003, New Mexico in March 2004, and Michigan in September 2004.

Cost of revenues

        As a percentage of net revenues, cost of revenues increased from 74.0% for fiscal 2003 to 75.9% for fiscal 2004. This increase was primarily as a result of the inclusion of cost of revenues related to the REM acquisition. Cost of revenues increased by $186.6 million, or 61%, from $305.3 million for fiscal 2003, to $491.9 million for fiscal 2004. Of this increase, $180.0 million was due to the inclusion of operations related to the acquisitions. This increase was offset by a $7.9 million decrease in cost of revenues related to the divestiture of units. The majority of the remaining $14.5 million increase in cost of revenues was due to increases in labor costs of $13.1 million. This $13.1 million increase in labor costs consisted of a $7.9 million increase in direct care wages and a $5.2 million increase in payroll taxes and fringe benefits for direct care workers. The increase in wages was mostly attributable to increases in our workforce to provide services for additional clients served. The increase in taxes and fringe benefits was mostly attributable to increases in healthcare costs of $3.0 million due to increased enrollment in our health insurance program and rising health care costs.

General and administrative expenses

        As a percentage of net revenues, general and administrative expenses decreased from 16.3% for fiscal 2003 to 13.4% for fiscal 2004. The decrease was primarily due to the effects of the REM acquisition. General and administrative expenses increased by $19.3 million, or 29%, from $67.6 million for fiscal 2003, to $86.9 million for fiscal 2004. Of this increase, $17.7 million was due to the inclusion of operations related to the acquisitions. This increase was offset by a decrease in general and administrative expenses of $1.3 million related to divested units. The majority of the remaining $2.9 million increase in general and administrative expenses was attributable to a health insurance increase for general and administrative staff of $0.9 million and an increase in administrative occupancy of $1.0 million.

Depreciation and amortization

        Depreciation and amortization expense increased by $8.4 million from $13.1 million for fiscal 2003 to $21.5 million for fiscal 2004. Depreciation expense increased $4.8 million, which was primarily due to the depreciation of fixed assets of the acquired operations. Amortization expense increased $3.6 million due to the amortization of identifiable intangible assets resulting from the acquisitions.

Other expense (income)

        Other expense (income) increased by a net expense of $2.2 million from $0.4 million of expense for fiscal 2003 to $2.6 million of expense for fiscal 2004. Other expenses for fiscal 2004 primarily included losses of $2.8 million, of which $2.4 million consisted of losses from the sale of business units and $0.4 million consisted of losses from the disposal of property and equipment. Other expense for fiscal 2003 included losses of $1.3 million, of which $1.1 million consisted of losses from the sale of business units and $0.2 million from the disposal of property and equipment, offset by gains related to the mark to market of our interest rate swap agreements of $0.8 million.

Interest expense

        Interest expense increased $11.0 million, from $15.8 million for fiscal 2003 to $26.8 million for fiscal 2004. The increase in interest expense was principally due to additional debt incurred to finance the REM acquisition. In connection with the REM acquisition in 2003, we entered into the 2003 credit facility which increased our bank debt balance by $127.6 million. As part of the REM purchase consideration, we also issued junior subordinated notes to the sellers of REM for $28.0 million. These notes were redeemed in connection with the 2004 refinancing. In addition, we charged an additional $4.2 million of interest expense in fiscal 2004 related to the change in the estimated life of the deferred financing cost in connection with the 2004 refinancing.

Provision for income taxes

        Provision for income taxes increased $3.9 million from $4.5 million for fiscal 2003 to $8.4 million for fiscal 2004. The increase in the provision was due to the increased level of earnings before income taxes as well as an increase in the effective tax rate from 42.9% for fiscal 2003 to 45.3% for fiscal 2004. This increase was primarily due to the REM acquisition and the related refinancing. The refinancing structure prevented utilization of interest deducted and therefore higher taxable income.

Liquidity and Capital Resources

        Our principal uses of cash are to meet working capital requirements, to fund debt obligations and to finance capital expenditures and acquisitions. Cash flows from operations have historically been sufficient to meet the aforementioned cash requirements.

        Net cash (used in) provided by operating activities was ($59.0) million and $37.6 million for the periods from June 29, 2006 through June 30, 2006 and October 1, 2005 through June 29, 2006, respectively. Cash used in operating activities for the period from June 29, 2006 through June 30, 2006 represents payments associated with the Transactions, including $26.3 million related to the stock option settlement, $24.6 million in accrued interest, of which $22.5 million was for the premium and related expenses paid in connection with the tender offer for the old notes, and the payment of transaction costs of $8.2 million, which primarily consisted of professional fees. Cash provided by operating activities for the period from October 1, 2005 through June 29, 2006 includes accruals for the payments made at the close of the Transactions described above. The operating activities for the period from October 1, 2005 through June 29, 2006 also includes an increase in other assets primarily due to a $9.2 million increase in income tax receivable as a result of the year to date net loss. Accounts receivable increased for the period from October 1, 2005 through June 29, 2006 primarily due to the buildup of working capital related to the AHS Florida acquisition.

        Net cash used in investing activities was $40.0 million for the period from October 1, 2005 through June 29, 2006. The primary investing components are cash paid for acquisitions, purchases of property and equipment and cash proceeds from the sale of property and equipment. Cash paid for acquisitions for the period from October 1, 2005 through June 29, 2006 of $30.6 million includes the acquisition of six companies engaged in behavioral health and human services. The majority of the $30.6 million is due to the acquisition of CareMeridian for approximately $21.5 million in cash in May 2006. We spent approximately $10.0 million in capital expenditures for the period from October 1, 2005 through June 29, 2006, which was primarily related to building improvements, vehicles and computer equipment.

        Net cash provided by (used in) financing activities for the periods from June 29, 2006 to June 30, 2006 and October 1, 2005 through June 29, 2006 was $63.9 million and ($12.7) million, respectively. Net cash provided by financing activities for the period from June 29, 2006 to June 30, 2006 represents the activity associated with the Transactions, including the repayment of debt of $314.1 million, the repurchase and retirement of common stock of $364.1, the payment of deferred financing fees of

$19.4 million, and the payment of costs on behalf of parent of $7.1 million related to the Merger. Net cash provided by financing activities also includes the proceeds from the issuance of long-term debt of $515.0 million and a parent capital contribution of $253.6 million.

        We made scheduled debt maturity payments in accordance with our term loan facilities of $1.6 million for the period from October 1, 2005 through June 29, 2006, and we paid an additional $5.8 million of our outstanding term B loan in the period from October 1, 2005 through June 29, 2006. This amount was calculated in accordance with a provision in the senior credit agreement requiring the prepayment of a portion of the outstanding term loan amount at any year-end equal to one-half of a calculated amount if we generate certain levels of cash flow. In addition, we paid the outstanding principal of $3.0 million on the Magellan note. We incurred and paid approximately $0.7 million in costs for the period from October 1, 2005 through June 29, 2006 in connection with the registered exchange offer for the old notes and for the refinancing. In addition, for the period from October 1, 2005 through June 29, 2006, we paid approximately $1.5 million to repurchase shares of common stock from a member of our management team who retired on October 1, 2005.

        In connection with the Transactions, we entered into a new senior credit facility consisting of a $335.0 million seven-year senior secured term loan facility, a $125.0 million six-year senior secured revolving credit facility, and a $20.0 million seven-year senior secured synthetic letter of credit facility. At the closing of the Transactions, we borrowed $335.0 million under the senior secured term loan facility, utilized the entire $20.0 million synthetic letter of credit facility and issued $180.0 million in senior subordinated notes. We did not borrow under the senior secured revolving credit facility at the completion of the Transactions. At the closing of the Transactions, the availability under our senior secured revolving credit facility was reduced by $1.2 million as letters of credit in excess of $20.0 million under our synthetic letter of credit facility were outstanding.

        Our principal sources of funds are cash flows from operating activities and available borrowings under the new senior secured credit facilities. We believe that these funds will provide sufficient liquidity and capital resources to meet the near term and future financial obligations, including scheduled principal and interest payments, as well as to provide funds for working capital, capital expenditures and other needs. No assurance can be given, however, that this will be the case.

Contractual Commitments Summary

        The following table summarizes our contractual obligations and commitments as of June 30, 2006:

	Total	2007	2008-2009	2010-2011	2012 and thereafter
	(dollars in thousands)
Long-term debt(1)	$521,302	$3,747	$7,494	$249,120	$260,941
Operating leases(2)	103,859	28,329	36,965	22,232	16,333
Standby letters of credit	21,163	21,163	—	—	—

Total obligations and commitments	$646,324	$53,239	$44,459	$271,352	$277,274

(1)
Does not include interest on long-term debt.

(2)
Includes the fixed rent payable under the leases and does not include additional amounts, such as taxes, payable under the leases.

Off-balance Sheet Arrangements

        We have no significant off-balance sheet transactions or interests.

Inflation

        We do not believe that general inflation in the U.S. economy has had a material impact on our financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

        We are exposed to changes in interest rates as a result of our outstanding variable rate debt. To reduce our interest rate exposure, the Company entered into interest rate swap agreements whereby the Company is fixing the interest rate on approximately $221.2 million of its $335.0 million term B loan to reduce the interest rate exposure, effective as of August 31, 2006. The rate and term of the interest rate swaps is 5.32% and four years, respectively. The amount of the term B loan subject to the interest rate swap agreements will reduce to $85.7 million at the end of the four year term. At June 30, 2006, we had variable rate debt outstanding of $340.6 million compared to $178.0 million outstanding at September 30, 2005. The variable rate debt outstanding relates to the term loan, which has an interest rate based on LIBOR plus 2.50% or Prime plus 1.50%, the revolver, which has an interest rate based on LIBOR plus 2.50% or Prime plus 1.50%, and the term loan mortgage, which has an interest rate based on Prime plus 1.50%. An increase in the interest rate by 100 basis points on the debt balance outstanding as of June 30, 2006, would increase interest expense approximately $3.4 million annually.

Critical Accounting Policies

        Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires the appropriate application of certain accounting policies, many of which require us to make estimates and assumptions about future events and their impact on amounts reported in the financial statements and related notes. Since future events and the impact of those events cannot be determined with certainty, the actual results will inevitably differ from our estimates. These differences could be material to the financial statements.

        We believe our application of accounting policies, and the estimates inherently required therein, are reasonable. These accounting policies and estimates are constantly reevaluated, and adjustments are made when facts and circumstances dictate a change.

        The following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

Revenue Recognition

        Revenues are reported net of any state provider taxes or gross receipts taxes levied on services we provide. Revenues are also reported net of allowances for unauthorized sales and expected sales adjustments by business unit. Sales adjustments are estimated based on an analysis of historical sales adjustments and recent developments in the payment trends in each business unit. We follow Staff Accounting Bulletin (SAB) 104, Revenue Recognition, which requires that revenue can only be recognized when evidence of an arrangement exists, the service has been provided, the price is fixed or determinable and collectibility is probable. We recognize revenues for services performed pursuant to contracts with various state and local government agencies and private health care agencies as follows: cost-reimbursement contract revenues are recognized at the time the service costs are incurred and units-of-service contract revenues are recognized at the time the service is provided. For our cost-reimbursement contracts, the rate provided by the payor is based on certain levels and types of costs being incurred in delivering the service. From time to time, we receive payments under cost-reimbursement contracts in excess of the allowable costs required to support those payments. In such instances, we record a liability for such excess payments. At the end of the contract period, any balance of excess payments is maintained as a liability for reimbursement to the payor. Revenues in the future may be affected by changes in rate-setting structures, methodologies or interpretations that may be enacted in states where we operate or by the federal government.

Accounts Receivable

        Accounts receivable primarily consist of amounts due from government agencies, not-for-profit providers, and commercial insurance companies. An estimated allowance for doubtful accounts is recorded to the extent it is probable that a portion or all of a particular account will not be collected. In evaluating the collectibility of accounts receivable, we consider a number of factors, including payment trends in individual states, age of the accounts, and the status of ongoing disputes with third-party payors. Complex rules and regulations regarding billing and timely filing requirements in various states are also a factor in our assessment of the collectibility of accounts receivable. Actual collections of accounts receivable in subsequent periods may require changes in the estimated allowance for doubtful accounts. Changes in these estimates are charged or credited to revenue in the statement of operations in the period of the change in estimate.

Reserves for Self-Insurance

        We self-insure a substantial portion of our health, workers compensation, auto and professional and general liability ("PL/GL") programs. We record expenses related to claims on an incurred basis, which includes maintaining fully developed reserves for both reported and unreported claims. The reserves for the health and workers compensation, auto and PL/GL programs are based on analysis performed internally by management or actuarially determined estimates by independent third parties. While we believe that the estimates of reserves are adequate, the ultimate liability may be greater or less than the aggregate amount of reserves recorded. Reserves relating to prior periods are continually reevaluated and increased or decreased based on new information. As such, these changes in estimates are recorded as charges or credits to the statement of operations in a period subsequent to the change in estimate.

Goodwill and Intangible Assets

        Pursuant to SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142), we review costs of purchased businesses in excess of net assets acquired (goodwill), and indefinite-life intangible assets for impairment at least annually, unless significant changes in circumstances indicate a potential impairment may have occurred sooner. We are required to test goodwill on a reporting unit basis. We use a fair value approach to test goodwill for impairment and recognize an impairment charge for the amount, if any, by which the carrying amount of goodwill exceeds fair value. The impairment test for indefinite-life intangible assets requires the determination of the fair value of the intangible asset. If the fair value of the intangible asset were less than its carrying value, an impairment loss would be recognized in an amount equal to the difference. Fair values are established using discounted cash flow and comparative market multiple methods. We conduct our annual impairment test on July 1 of each year, and as of the date of the last test, there was no impairment and there have been no indicators of impairment since the date of the test.

        Discounted cash flows are based on management's estimates of our future performance. As such, actual results may differ from these estimates and lead to a revaluation of our goodwill and intangible assets. If updated calculations indicate that the fair value of goodwill or any indefinite-life intangibles is less than the carrying value of the asset, an impairment charge would be recorded in the statement of operations in the period of the change in estimate.

Impairment of Long-Lived Assets

        Pursuant to SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), we review long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded based upon various techniques to estimate fair value.

Income Taxes

        We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under FAS 109, the asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined by multiplying the differences between the financial reporting and tax reporting bases for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled. These deferred tax assets and liabilities are separated into current and long-term amounts based on the classification of the related assets and liabilities for financial reporting purposes. Valuation allowances on deferred tax assets are estimated based on our assessment of the realizability of such amounts.

Legal Contingencies

        From time to time, we are involved in litigation in the operation of our business. We reserve for costs related to contingencies when a loss is probable and the amount is reasonably estimable. While we believe our provision for legal contingencies is adequate, the outcome of our legal proceedings is difficult to predict and we may settle legal claims or be subject to judgments for amounts that differ from our estimates. In addition, legal contingencies could have a material adverse impact on our results of operations in any given future reporting period. See "Risk Factors."

INDUSTRY OVERVIEW

        The human services industry provides services to people with a range of disabilities and special needs, including (i) individuals with mental retardation and developmental disabilities, (ii) at-risk youth and (iii) individuals with acquired brain injury. The market for these services remains highly fragmented, with the majority of service providers consisting of not-for-profit organizations, small or medium-size proprietary entities and publicly-owned entities. The services in these segments are funded primarily through Medicaid, a joint federal and state health insurance program under which eligible state expenditures are matched with federal funding. In addition, funds are also provided by other federal, state and local governmental programs and, to a lesser extent, private payors.

Mental Retardation and Developmental Disabilities

        Approximately 1.6% of the U.S. population, or 4.6 million people, are considered to have MR/DD, or a severe, chronic developmental disability attributable to a mental or physical impairment. These individuals live in supervised residential settings, including institutions; with family caregivers or on their own. Public spending on MR/DD services grew from an estimated $30.0 billion in 1998 to an estimated $38.6 billion in 2004, a rate of 4.3% per year. In 2004, approximately 492,000 individuals with MR/DD received care within a supervised residential setting, which represents only 11% of the MR/DD population. Approximately 60% of the MR/DD population, or approximately 2.8 million individuals, remain in the care of their family and approximately 28%, or 1.3 million individuals, live independently.

        Over the past two decades, the delivery of services to the MR/DD population in supervised residential settings has grown significantly and, at the same time, there has been a major shift from institutional settings to home and community-based settings, both in part due to the Americans with Disabilities Act ("ADA") and the U.S. Supreme Court Olmstead decision in 1999. The U.S. Supreme Court held in its Olmstead decision that under the Americans with Disabilities Act, states are required to place persons with mental disabilities in community settings rather than in institutions when such placement is deemed appropriate by medical professionals, the transfer from institutional care to a less restricted setting is not opposed by the affected individual, and the placement can be accommodated taking into account the resources available to the state and the needs of other individuals with mental disabilities. We believe that community settings provide a higher quality and, in some cases, lower cost alternative to care provided in state institutions.

        Home and Community-Based Services (HCBS) Waiver programs, Medicaid programs where the federal government has waived the requirement that services be delivered in institutional settings, are the primary funding vehicle for home and community-based services. The HCBS program was instituted as an alternative to the intermediate care facilities/mentally retarded program, or ICF-MR program described below, authorizing federal reimbursement for a wide variety of community supports and services, including life-skills training, respite care, other family support, case management, supported employment and supported living. In these programs, the provider responds to the client's identified needs and typically is paid on a fee-for-service basis.

        Federal funding for HCBS Waiver programs for individuals with MR/DD increased from $4.4 billion in 1998 to $9.2 billion in 2004, representing an annual increase of approximately 13.1%. Approximately 68% of these individuals with MR/DD that receive care in supervised residential settings live in small group homes paid for under the HCBS Waiver programs. In 2004, federal, state and local HCBS waiver spending totaled $15.7 billion for 416,546 individuals, with all 50 states and the District of Columbia participating.

        The ICF-MR Program was established in 1971 when legislation was enacted to provide for Federal Financial Participation (FFP) for ICF-MR as an optional Medicaid service. This congressional authorization allows states to receive federal matching funds for institutional services that are funded with state or local government dollars. To qualify for Medicaid reimbursement, ICFs-MR must be certified and comply with federal standards in eight areas, including: management, client protections, facility staffing, active treatment services, client behavior and facility practices, health care services, physical environment and dietetic services.

        The ICF-MR program is used by states to support MR/DD housing program, in both smaller (up to 16 residents) and larger (16 residents or more) institutional settings. Individuals who live in ICFs-MR receive active treatment. In 2004, the ICF-MR program provided approximately $1.9 billion in federal funding to approximately 43,774 individuals living in public and private ICF-MR settings of up to 16 residents.

        We believe that the following factors will continue to benefit the sector, and in particular home and community-based programs:

  •
  Increasing life expectancy of MR/DD population—The life expectancy of individuals with MR/DD increased from 59 years in the 1970s to 66 years in the 1990s and we expect this trend to continue in the future. In addition, approximately 2.8 million individuals with MR/DD are presently cared for by a family member, and 25% of their caregivers are age 60 or older. As individuals with MR/DD grow older and an increasing number outlive their family member's ability to provide continuous care, we expect the demand for MR/DD services to expand.

  •
  Active Litigation and Advocacy—Individuals with MR/DD are supported by active and well-organized advocacy groups. Using legislation prompted by the Olmstead decision, as well as lawsuits filed on behalf of those on waiting lists for services, policy makers, civil rights lawyers, social workers and advocacy groups are forcing states to provide individuals with MR/DD the choice to live and receive services in home and community-based settings. Currently, more than 80,000 individuals are on formal state waitlists to receive services funded through HCBS Waiver programs and there are more than 45 active lawsuits advocating for community integration and the reduction of HCBS waiting lists.

  •
  Continued Closure of State Institutions—Although most of the shift from institutions to home and community-based settings has occurred, the closure of additional state institutions is expected. There were approximately 200,000 individuals in state institutions in 1968 compared to approximately 41,000 individuals in 2004. State governments are still actively working to close many state institutions that remain open, with nine institutions in eight states identified for closure by the end of 2007. Most of these institutions are in the markets that we serve.

At-Risk Youth

        The ARY service market includes children with severe emotional, developmental, medical, and behavioral challenges, as well as youth under the auspices of the juvenile justice system and their families. We believe that the market for ARY services is rapidly growing as a result of the increase in child welfare referrals and number of youth arrests as well as the expanding 10 to 19 year-old population. The market for ARY services grew from $25 billion in 1998 to $39 billion in 2004, which represents an increase of approximately 8% annually. ARY services are funded from a variety of sources, including state and local government appropriations, Medicaid, and Title IV-E of the Social Security Act, or "The Adoption Assistance and Child Welfare Act of 1980."

        Similar to MR/DD programs, there has been an increased emphasis on home and community-based alternatives for the ARY population. More states are shifting funds to private providers of these services in an attempt to purchase cost-effective, evidence-based care.

Acquired Brain Injury

        Continued progress in medical technology is resulting in an increased number of individuals surviving a traumatic ABI. Currently, 5.3 million people in the U.S. are living with a permanent disability as a result of an ABI. In addition, more than 1.4 million new ABI cases, 85,000 of which result in permanent disabilities, are expected each year. The market for ABI services grew from $7.6 billion in 1998 to $9.5 billion in 2004, representing an annual increase of approximately 3.8%.

        Both the public and private sectors finance post-acute services for individuals with an ABI. Federal and state governments pay for a large portion of post-acute services, as private insurance plans limit post-acute services and typically do not pay for long-term care or community-based support. The Traumatic Brain Injury Act of 1996 allocated Medicaid dollars to improve the access, delivery and quality of ABI services. In recent years, the increase in state ABI Waiver programs that provide easier access to Medicaid funds has expanded the number of individuals who can afford ABI services. Currently 24 states have developed community based waiver programs to support long term care services for survivors of ABI. In addition, we believe that there has been a push by payors to move from high cost institution-based settings to lower cost outpatient and day treatment programs as soon as possible. This shift should benefit providers such as MENTOR, that offer a continuum of care from physical and neurological rehabilitation to more basic long-term care services in non-institutional settings.

BUSINESS

Company Overview

        We are a leading provider of home and community-based human services to individuals with mental retardation and other developmental disabilities, at-risk youth and their families, and persons with acquired brain injury. Since our founding in 1980, we have grown to provide services to approximately 21,500 clients in 34 states. We design customized service plans to meet the unique needs of our clients in home and community-based settings. Most of our services involve residential support, typically in small group home or host home settings, designed to improve our clients' quality of life and to promote client independence and participation in community life. Services that we provide include day programs, vocational services, case management, early intervention, post-acute treatment and neurorehabilitation services, among others. Our customized services offer our clients, as well as the payors for these services, an attractive, cost-effective alternative to human services provided in large, institutional settings.

        We believe that our broad range of services, high-quality reputation and relationships with government agencies have made us one of the largest providers in the United States of home and community-based services. In the past three years, our management team has grown the Company organically through investment in new programs and geographies, census growth in existing programs and cross-selling programs within existing markets. In addition, since fiscal 2003, we have completed and successfully integrated more than 20 acquisitions.

        As of June 30, 2006, we provided our services through approximately 15,000 full-time equivalent employees, as well as approximately 3,700 independently contracted host home caregivers, or Mentors. We derive over 93% of our revenues from a diverse group of state and county governmental payors. We generated net revenues of approximately $580.3 million for the period from October 1, 2005 through June 29, 2006.

        Our services are offered through a variety of models, including (i) small group homes, most of which house six people or fewer, (ii) host homes, or the "Mentor" model, in which a client lives in the home of a trained Mentor, (iii) in-home settings, in which we support clients' independence with 24-hour services in their own homes, (iv) non-residential settings, consisting primarily of day programs and periodic services in various settings and (v) educational settings, in which we offer in-school, after-school and alternative educational services. We provide services in these settings to the following population groups:

  •
  Individuals with Mental Retardation/Developmental Disabilities ("MR/DD").    The largest part of our business is the delivery of services to individuals with mental retardation or a developmental disability.

  •
  At-Risk Youth ("ARY").    We provide a variety of services to children with severe emotional, developmental, medical and behavioral challenges, to youth involved in the juvenile justice system and to their families.

  •
  Individuals with an Acquired Brain Injury ("ABI").    We provide a range of post-acute treatment and longer-term care services to clients with an ABI, defined as an injury to the brain sustained after birth.

  •
  Other.    We also provide home health services to individuals with physical disabilities and the elderly.

        Our service lines do not represent operating segments per SFAS 131 as management does not internally evaluate the operating performance or review the results of the service lines to assess performance or make decisions about allocating resources. Also, discrete financial information is not available by service line at the level necessary for management to assess the performance or make resource allocation decisions. Accordingly, we operate our business as one human services reporting segment organized into three divisions, an Eastern Division, a Central Division and a Western Division.

Competitive Strengths

        We believe that the following competitive strengths have allowed us to achieve and maintain our position as a leading provider of home and community-based services to our target population groups:

        National Platform with Diverse Payor and Program Mix.    We serve clients in 34 states, which are home to approximately 80% of the United States population, although we do not operate in all regions of those states. We believe that we deliver a level of quality and responsiveness that smaller local service providers are not always able to offer and which has helped us forge strong relationships with state and county agencies. Our extensive history of serving children and adults with a range of challenges and needs has led to the development of operational expertise in quality assurance, customer satisfaction survey implementation and analysis, outcomes measurement and risk management. Our national platform has also enabled us to implement best practices across our organization and leverage economies of scale in various direct and indirect costs. For instance, we have been able to develop the expertise and systems to facilitate compliance with the increasingly complex and diverse billing requirements of our payors. In addition, our national platform, reputation and knowledge enable us to respond quickly and efficiently to new opportunities. As a result, we have successfully expanded our markets and entered a number of new service areas, including ABI, early childhood autism programs and non-residential therapeutic schools. Finally, the more than 30 different types of programs that we offer, coupled with our diverse base of state and county payors, stabilize our revenue base and mitigate the impact of changes in public policy, rates or reimbursement policies in any particular state, county or program.

        Client-Oriented Care Model.    We have the expertise to design customized service plans to meet the unique needs of our clients in community-based settings. We specialize in adapting our service offerings to a wide range of intensities of care and other client requirements, as well as in providing cost-effective services that are accountable to clients, their families and payors. For example, our program for foster children with complex medical conditions includes individual plans of care that address each child's medical condition, as well as his or her physical and emotional needs. These children are cared for in a Mentor host home with the support of medical professionals, which we believe is better for the development of children and often a less expensive alternative for payors than hospital settings.

        Stable Revenue and Strong Cash Flow.    The extended length of care inherent in our MR/DD service line, which is the largest part of our business, provides us with a stable, recurring base of revenue. Clients with MR/DD live in our homes for an average of approximately eight years and the increased life expectancy of the MR/DD population, as described above, is extending the average length of stay in our homes. Life expectancy and the services available for individuals with ABI have also increased as a result of improved medical resources and technology providing additional stability to our revenue base. Furthermore, our business model requires capital expenditures of approximately 2% of net revenues per year and has modest working capital needs.

        Flexible Fixed Cost Structure.    We believe that our fixed costs are lower than those of large institutional care providers, enabling us to respond quickly to market developments and regulatory changes. A substantial portion of our caregivers are hourly employees or independently contracted clinicians and Mentors, which allows us to quickly respond to changes in our staffing needs. Our group homes consist of a mix of owned residential real estate and leased real estate, including many leases with terms of two years or less. We believe that the structure of our real estate portfolio allows us to respond quickly to changes in our service levels.

        Experienced and Committed Management Team and Equity Sponsor.    Our management team, having served previously as policy makers, fiscal managers and service providers, has extensive public and private sector experience in human services. Our senior management team has been with us for an average of 10 years and averages approximately 19 years in the human services industry. Over the past nine years, members of our management team have helped to grow the Company from $88.3 million in revenues in 1997 to $580.3 million in net revenues for the period from October 1, 2005 through June 29, 2006 through organic growth and the integration of 37 acquisitions. In connection with the Merger, the management investors made a significant equity contribution of approximately $11.6 million. In addition, our equity sponsor, Vestar Capital Partners, has considerable experience making investments in a wide variety of industries, including healthcare.

Our Strategy

        We believe home and community-based human services that increase client independence and participation in community life while reducing payor costs will continue to grow in market share. We intend to continue to capitalize on these trends, both in existing markets and in new markets where we believe significant opportunities exist. The primary aspects of our strategy include the following:

        Grow Our Census and Expand Our Services in Existing Markets.    We intend to continue to expand our census in existing markets where we leverage our reputation for high-quality, innovative services and our relationships with referral sources to serve new individuals and families. We also intend to continue to cross-sell new services, which involve starting new service lines or offering new programs in markets where we already have a well-established base of operations and relationships with existing referral sources. For example, our acquisition of an ABI operation in Illinois in 1998 has provided us with the clinical and operational expertise to export a range of ABI programs to 12 states where we offered other services. Similarly, we have leveraged our experience in early intervention services in both California and Arizona to obtain a new contract for early intervention services in Nevada which will expand our services in that state. Finally, in South Carolina we plan to begin operating host home services for adults with MR/DD in a market where we have historically offered only group home services to this population.

        Expand Our Services in New Markets.    We also intend to continue to seek new opportunities to grow in each of our service lines by leveraging our current infrastructure to expand into new territories through new program starts, or new starts. We often seek new starts through the signing of an anchor contract in a new state or region with the intention of leveraging the initial contract to expand by service line or by model. For example, we increased our census in Illinois from 437 in fiscal 2002 to 583 in fiscal 2005 after establishing ARY programs in four new cities through the new start process. A new start typically requires a modest initial investment to fund operating losses but generally achieves profitability within 18-24 months. Since the inception of our new start program in fiscal 2002, as of June 30, 2006, we have successfully launched 89 new starts, including 32 which launched in fiscal 2005.

        Continue to Strengthen Our Third-Party Payor Relationships.    Much of our organic growth in recent years has resulted from the strength of our relationships with state and local government agencies. Our relationships with these payors have enabled us to gain contract referrals and to cross-sell new services into existing markets. We continue to strengthen these relationships by providing innovative quality assurance, reporting and billing programs designed to serve the needs of third-party payors. We seek to position ourselves as the provider of choice to state and county governments and other third-party payors by finding solutions to their most challenging human service delivery problems.

        Selectively Pursue Acquisitions.    Members of our management team have a proven track record of identifying, pursuing and successfully integrating acquisitions, having completed 37 acquisitions since 1997. We have selectively supplemented our organic growth through acquisitions which have allowed us to penetrate new geographies, enter new service lines, leverage our systems, operating costs and best practices, and pursue cross-selling opportunities. We monitor the market nationally for human service businesses that we can purchase at an attractive price and efficiently "tuck-in" to our existing operations. We believe we are often seen as a preferred acquirer in these situations due to our experience, relationships, infrastructure and reputation for quality. We intend to continue to pursue acquisitions that are philosophically compatible and can be readily integrated into our existing operations.

        Expand into Related Services and Programs.    We intend to continue to evaluate opportunities to provide services to additional population groups in the human services industry. We believe that our broad range of services, relationships with third-party payors, reputation for quality care and infrastructure give us the ability to expand the number of clients we serve in a cost-effective manner. We have successfully entered new service lines, including ABI, and program areas, including early childhood autism programs, non-residential therapeutic schools and home health care. As we continue to strengthen existing services, we will use our clinical skills, personnel and experience to provide new, related services.

Service Lines and Operating Models

Mental Retardation/Developmental Disability

        As of June 30, 2006, we provided MR/DD services to approximately 15,500 clients in 28 states. For the period October 1, 2005 through June 29, 2006, our MR/DD services generated revenues of $407.6 million, representing approximately 70% of our net revenues. We receive substantially all our revenues for MR/DD services from state and county governmental payors. Our MR/DD programs include 24-hour supervision and live-in settings such as our small group homes, ICFs-MR, or host homes. Once placed in a host home, ICF-MR, or small group home setting, clients rarely change service settings, and many of them live the remainder of their lives in our program.

        Most of our MR/DD services are home and community-based, focusing on improving our clients' access to community resources and participation in community life, increasing their personal choice and improving their adaptive living skills. Our programs, which provide a range of individually tailored behavioral and life skills training and medical support, in addition to intensive case management and service monitoring, help our clients live in the community. We help clients increase their participation in everyday activities, providing opportunities for them to learn and generalize skills and behaviors that facilitate greater community participation. Through regular involvement in community activities, our clients establish a social and support network that consists of both persons with and without disabilities. For some of our clients, our home and community-based residential programs serve as their first living arrangement after institutionalization. We believe that we have a reputation for being responsive to individual clients' needs, as well as for expertise in assessing, supporting and serving people with disabilities.

        The majority of our residential services to MR/DD clients are provided in small group home or ICF-MR settings. Most of our small group homes house six or fewer individuals while the majority of our ICFs-MR house eight or fewer individuals. These homes and ICFs-MR are typically subject to standards set by the Centers for Medicare and Medicaid Services, or "CMS," a federal agency within the U.S. Department of Health and Human Services, as well as review and oversight by state agencies. Our homes and ICFs-MR are staffed 24 hours a day, typically with two staff members on the premises at peak service hours, often with awake overnight coverage. Typically, residents work outside the home during the day in supported employment settings or participate in structured day programs. Our day and supported employment programs provide meaningful structure to each person's day and serve as the venue for additional skill development for participants. Some of our MR/DD clients live in host home settings, in which we place a client in the home of one of our Mentors, and the client lives with the Mentor and the Mentor's family. This model is an inherently flexible one, allowing services to be individually designed to respond to the client's specific needs and preferences. As in our small group home and ICF-MR programs, individuals living in our host home programs receive behavioral and life skills training, medical support and intensive case management and service monitoring, and participate in day or supported employment programs.

        Our group home and ICF-MR staff and our host home providers have access to a team of professionals who are available 24 hours per day, 365 days per year for telephone triage, and, when warranted, crisis intervention.

        In-home arrangements place our MR/DD clients in independent, non-staffed housing with services provided as needed, subject to personalized support plans designed by social workers or other professionals. Supported living is a preferred model for many persons with MR/DD and for most activists and experts in the field because it increases the person's freedom and independence.

        In 2003, we acquired REM, Inc., one of the largest providers of MR/DD services in the United States. The REM acquisition significantly increased the scope of our MR/DD services, provided us access to nine new markets and doubled our revenues.

At-risk Youth

        As of June 30, 2006, we provided ARY services to approximately 5,700 children, adolescents and their families in 22 states. For the period October 1, 2005 through June 29, 2006, our ARY services generated net revenues of $107.5 million, representing approximately 19% of our net revenues. We receive substantially all our revenues for ARY services from state and county governmental payors. Our ARY programs include therapeutic foster care (host home), independent living, family reunification, family preservation, alternative schools and adoption services. At June 30, 2006, approximately 80% of our ARY services to children were delivered in a host home setting, in which the client lives in the home of one of our Mentors, usually for a transitional period lasting anywhere from one to two years, as the child prepares for adulthood or permanent placement with his family or adoptive parents. Our individualized approach allows us to work with an ever-changing client population that is diverse in terms of age and gender as well as in type and severity of problem. Children we serve include those with serious emotional disorders or behavioral issues, court-involved youth and children with complex medical needs.

        Our ARY clients typically come from troubled families, and may previously have lived in large institutions and other residential treatment settings that may have been unable to provide the structure, supervision or clinical interventions to meet their needs. In a host home, each child is given a stable environment and therapeutic services to the extent needed to address emotional disorders, often stemming from abuse and neglect. Our residential ARY services emphasize behavior control, increased self-esteem and self-control, and the development of critical thinking, problem-solving, and independent living skills. Our ultimate goal is to reunite participating children with their biological families or prepare them, when appropriate, for permanent placement, through adoption or independent living. Unlike many of our MR/DD services, most of our ARY services are designed to be short-term and transitional in nature.

        In recent years, we have begun to provide family-based services which support both the child and the biological family in their efforts to remain preserved or reunify following an out-of-home placement. These services are non-residential and are, in most cases, billed on an hourly basis. Families receive both clinical and practical support from professional and paraprofessional staff in their own homes. State departments of social services are increasingly seeking providers who can offer this service as a wrap service to treatment foster care programs.

        We also provide alternative school services to youth who are unable to succeed in traditional educational settings. These schools offer courses in an environment which supports a range of challenges to learning, including severe behavioral problems and learning disabilities. Some of our schools provide vocational training and after school services.

Acquired brain injury

        As of June 30, 2006, we provided ABI services in 12 states and served approximately 360 clients nationally. For the period from October 1, 2005 through June 29, 2006, our ABI services generated net revenues of $37.2 million, representing approximately 6% of our net revenues. For the period from October 1, 2005 through June 29, 2006, we received approximately 58% of our ABI revenues from state and county governmental payors and approximately 42% from private payors.

        The high costs associated with inpatient hospitalization typically limit the amount of time spent by our, ABI clients in acute care settings. This leads to a demand on the part of both clients and payors for post-acute programs with the ability to safely and efficiently serve challenging post-acute cases. In addition, providers that offer a continuum of care, from post-acute care to long-term, as-needed services, are more attractive to payors looking to step-down individuals' level of care rapidly and seamlessly.

        We offer our ABI services in a variety of settings, small group homes, host homes, in-home and nonresidential (day treatment) and intensive residential settings. We also operate a small hospital-based program which provides in-patient treatment designed to meet the needs of persons recovering from ABI shortly after the injury is sustained.

        These settings provide the venue for implementing an individually tailored plan of care which will focus on neurorehabilitation or neurobehavioral rehabilitation and enable the participant to live as independently and productively as possible. Neurorehabilitation programs use active rehabilitation to maximize neurological recoveries. Individualized functional goals are designed to help persons with ABI return home, to their communities, and to work or school. Neurobehavioral rehabilitation focuses on teaching behavioral alternatives to various unwanted or dangerous behaviors. This approach is intended to enhance participation in daily routines and certain aspects of the community.

        As part of their participation in our programs, clients receive, as individually appropriate, a number of therapies, which include, but are not limited to, physical, speech and language, cognitive, behavioral, and life skills, as well as counseling, case management, and vocational services. Our continuum of services includes programs designed for particular population groups, such as adolescents and substance abusers.

Other

        We derive revenues from other sources, including through the provision of home health services to individuals with physical disabilities and the elderly. Our services to these clients include skilled nursing, physical therapy, occupational therapy, personal care, and homemaking services, among others. For the period from October 1, 2005 through June 29, 2006, these other sources of revenues generated net revenues of $28.0 million, representing approximately 5% of our net revenues. Our revenues for these services come from a diverse mix of governmental and private payors.

Training and Supporting our Direct Care Workers

        We provide pre-service and in-service education to all of our direct care workers, including employees and independent contractors, clinical and administrative staff, and we encourage staff and contractors to avail themselves of outside training opportunities whenever possible. Employees and independent contractors participate in orientation programs designed to increase understanding of our mission, philosophy of care, and our Code of Conduct and compliance program. In addition, education and skill development in competencies required for specific duties are provided in accordance with licensing and regulatory requirements and our internal operating standards. These include, but are not limited to, human rights, individual service plan development, universal precautions, first aid, mandated reporting of abuse and neglect, confidentiality, emergency procedures, medication management, risk management and incident reporting procedures. We maintain an extensive resource library of training materials and an intranet site that facilitates the identification and exchange of expertise across all of our operations. Pre-service and in-service education sessions are required as a condition of continued employment or a continued contractual relationship with us. This training helps our staff to understand their responsibilities to the program and its participants, and results in both personal and professional development of staff and contractors. We work to increase individual job satisfaction and retention of motivated, qualified employees and contractors.

        In addition to pre-service and in-service orientation, our Mentors receive training which is specific to the individual or child placed in their home. A home study is conducted and interviews and criminal background checks are performed on all adult members of the Mentor household. Often, pre-placement visits occur before the placement is finalized to observe first hand whether the placement will be successful. Mentors are regularly monitored by our case manager or coordinator according to a prescribed schedule. Depending on the needs of the child or adult, these visits may be weekly, every other week or monthly, or in some cases, more than once a week. Mentors have access to our on-call person for emergency telephone triage and on-site crisis intervention, when necessary. Many Mentors attend support groups offered at the program office. Mentors often have planned respite days built into their service agreements and, to accommodate these days, for one or two days a month the client may spend the night in the home of another Mentor.

Sales/Business Development and Marketing

        We receive substantially all of our MR/DD and ARY clients through third-party referrals, most frequently through recommendations to family members from state or local agencies. Since our operations depend heavily on these referrals, we seek to ensure that we provide high-quality services in all states in which we operate, allowing us to enhance our name recognition and maintain a positive reputation with the state and local agencies.

        Relationships with referral sources are cultivated and maintained at the local level by key operations managers. Local programs may, however, avail themselves of corporate resources to help grow and diversify their businesses. Staff across the country have the following business development and marketing services available to promote both new and existing product lines.

        Our business development group works with operations to drive the growth of programs and services across the country and to divest non-performing business units. The business development group has implemented an RFP response program designed to expand core growth and promote new program starts and cross sell opportunities. It also conducts research on entry into new markets and the competitive landscape. Our business development group is led by our Executive Vice President and Chief Development Officer, with four Division Managers across the country. The business development group works closely with two mergers and acquisitions professionals, who are based in Atlanta, Georgia, and with several consultants to identify, prioritize, and implement the best growth opportunities. All of its activities are grouped in three pipelines: new program starts (programs in new markets or new programs in existing markets in each case requiring an investment to fund operating losses); proposals (responses to requests-for-proposal); and acquisitions.

        Our ABI sales force is independently organized. ABI sales efforts are led by a Director of Sales and Marketing who oversees an 11-member, geographically assigned sales staff. This staff conducts clinical evaluations to determine eligibility for our ABI programs.

Customers and Contracts

        Our customers, which pay us to provide services to our clients, are generally governmental agencies and not-for-profit organizations and, to a limited extent, private payors. Our MR/DD and ARY services are delivered pursuant to contracts with various governmental agencies, such as departments of mental retardation, juvenile justice and child welfare, for the provision of services. Such contracts may be issued at the county or state level, depending upon the structure of the service system of the state in question. Contracts may cover a range of individuals such as all children referred for host home services in a county or a particular set of individuals who will share group living arrangements. Contracts are sometimes issued for specific individuals, where rates are individually determined based on need. Although our contracts generally have a stated term of one year and generally may be terminated without cause on 60-day's notice, the contracts are typically renewed annually if we have complied with licensing, certification, program standards and other regulatory requirements. As provider of record, we contractually obligate ourselves to adhere to the applicable federal and state regulations regarding the provision of services, the maintenance of records and submission of claims for reimbursement under Medicaid. For the period from October 1, 2005 through June 29, 2006, revenue from our contracts with state and local governmental agencies in the states of Minnesota, California, Florida, Indiana and West Virginia, our five largest revenue-generating states, comprised 45% of our net revenues. For fiscal 2005, revenue from our contracts with state and local governmental agencies in the states of Minnesota, California, Indiana, West Virginia and Wisconsin, our five largest revenue-generating states, comprised 47% of our net revenues. Revenue from our contracts with state and local governmental agencies in the state of Minnesota, our largest state, accounted for 18% and 19% of our net revenues for the period from October 1, 2005 through June 29, 2006 and for fiscal 2005, respectively.

        We have entered into service agreements with Alliance Human Services, Inc., an independent, not-for-profit organization, to provide ARY services for states and local governments that prefer or choose not to enter into contracts with for-profit corporations to provide those services. In these cases, Alliance has licenses or contracts with state or local agencies, and we have entered into service agreements with Alliance in South Carolina, Pennsylvania, North Carolina, Massachusetts, Ohio, Indiana, Illinois, Texas, and California to provide certain treatment services in local programs for ARY. Approximately 5% of our revenues for both the period from October 1, 2005 through June 29, 2006 and for fiscal 2005 were derived from contracts with Alliance.

Competition

MR/DD

        The MR/DD market is highly fragmented, with providers ranging from small, local agencies to large, national organizations. While state and local governments continue to supply a small percentage of services, the majority of services are provided by the private sector. Not-for-profit organizations are also active in all states and range from small agencies serving a limited area with specific programs to multi-state organizations. Many of the not-for-profit companies are affiliated with advocacy and sponsoring groups such as community mental health and mental retardation centers as well as religious organizations.

ARY

        Competition in the at-risk youth and troubled youth market is extremely fragmented, with several thousand providers in the United States. Our primary competition consists of local not-for-profits serving one particular geographic area. We do not actively compete with national ARY providers, most of which do not focus on youth populations outside of institutional and detention facilities. We believe that our extensive service offering and ability to work with youths experiencing a variety of mental, emotional, behavioral and physical difficulties further differentiate us from other providers.

ABI

        We compete with several large chains of inpatient and outpatient rehabilitation services in the provision of ABI services. We also compete with hospitals and other local rehabilitation facilities.

Regulatory Framework

        We must comply with comprehensive government regulation of our business, including federal, state and local statutes, regulations and policies governing the licensing of facilities, the quality of service, the revenues received for services, and reimbursement for the cost of services. State and federal regulatory agencies have broad discretionary powers over the administration and enforcement of laws and regulations that govern our operations.

        The following regulatory considerations are paramount to our operations:

        Funding.    Federal and state funding for our services is subject to statutory and regulatory changes, contracting and managed care initiatives, level of care assessments, court orders, rate setting and state budgetary considerations, all of which may materially increase or decrease reimbursement for our services. We actively participate in local and national legislative initiatives that seek to impact funding and regulation of our services. We derive revenues for our MR/DD and ARY services, a majority of our revenues for our home health services and a significant portion of our ABI services from Medicaid programs.

        Licensure and qualification to deliver service.    We are required to comply with extensive licensing and regulatory requirements applicable to the services we deliver. These include requirements for participation in the Medicaid and Medicare programs, state and local contractual obligations, and requirements relating to individual rights, the credentialing of all of our employees and contract Mentors (including background and Office of Inspector General checks), the quality of care delivered, the physical plant and facilitation of community participation. Compliance with state licensing requirements is a prerequisite for participation in government-sponsored health care assistance programs, such as Medicaid or Medicare. To qualify for reimbursement under Medicaid or Medicare, facilities and programs are subject to various requirements imposed by federal and state authorities. We maintain a licensing database that tracks activity on licenses governing the provision of services.

        In addition to Medicaid participation requirements, our facilities and services are subject to annual or semi-annual licensing and other regulatory requirements of state and local authorities. These requirements relate to the condition of the facilities, the quality and adequacy of personnel and the quality of services provided. State licensing and other regulatory requirements vary by jurisdiction and are subject to change and local interpretation.

        From time to time we receive notices from regulatory inspectors that, in their opinion, there are deficiencies resulting from a failure to comply with various regulatory requirements. We review such notices and take corrective action as appropriate. In most cases we and the reviewing agency agree upon the steps to be taken to address the deficiency and, from time to time, we or one or more of our subsidiaries may enter into agreements with regulatory agencies requiring us to take certain corrective action in order to maintain our licenses. Serious deficiencies, or failure to comply with any regulatory agreements, may result in the assessment of fines or penalties and/or decertification or delicensure actions by the Centers for Medicare and Medicaid Services (CMS) or state regulatory agencies.

        We deliver services and support under a number of different funding and program provisions. Our most significant source of funding for our disability service line are Home and Community Based Services (HCBS) Waiver programs, Medicaid programs for which eligibility is based on a set of criteria (typically disability or age) established by the state and approved by the federal government. There is no uniformity between states and/or regulations governing our delivery of waivered services to individuals. Each state where we deliver services operates under a plan submitted by the state to CMS to use Medicaid funds in non-institutional settings. Typically the state writes its own regulations governing providers and services provided under the state waiver program. Consequently, there is no uniform method of describing or predicting the outcomes of regulations across states where we deliver HCBS Waiver services. In addition, our ICFs/MR are governed by federal regulations, and may also be subject to individual state rules that vary widely in application and content. Federal regulations require that in order to maintain Medicaid certification as an ICF/MR, the facility is subject to annual on site survey (a federal rule and process implemented by state agencies). Failure to successfully pass this inspection and remedy all defects or conditions cited may result in a finding of immediate jeopardy or other serious sanction and, ultimately, may cause a loss of both certification and funding for that particular facility.

        Similarly, child foster care and other children's services are largely governed by individual state regulations which vary both in terms and regulatory content. Failure to comply with any state's regulations requires remedial action on our part and a failure to adequately remedy the problem may result in provider or contract termination.

        All states in which we operate have adopted laws or regulations which generally require that a state agency approve us as a provider, and many require a determination that a need exists prior to the addition of covered individuals or services. Provider licenses are not transferable. Consequently, should we intend to acquire, develop, expand or divest services in any state or to enter a new state, we may be required to undergo a rigorous licensing, transfer and approval process prior to conducting business or completing any transaction.

        Similarly, some states have a formal Certificate of Need (CON) process, whereby the state health care authority must first determine that a service proposed is needed under the state health plan, prior to any service being licensed or applied for. The CON process varies by state and may be formal in design, encompassing any transfer, organizational change, capital improvements, divestitures or acquisitions. Formal processes may include public notice, opportunity for affected parties to request a hearing prior to the health care authority approving the project, as well as an opportunity for the state authority to deny the project. Other states have a less formal process for CON application and approval and may be limited to new or institutional projects. Very few states require CON approval for waivered services. Failure to comply with a state CON process may result in a prohibition on Medicaid billing and may subject the provider to fines, penalties, other civil sanctions or criminal penalties for the operators or owners of an unapproved health service.

        Other regulatory matters.    The Health Insurance Portability and Accountability Act of 1996, or "HIPAA," set national standards for the protection of health information created, maintained or transmitted by health providers. Under the law and regulations known collectively as the privacy and security rules, covered entities must implement standards to protect and guard against the misuse of individually identifiable health information.

        Federal regulations issued pursuant to HIPAA contain, among other measures, provisions that require organizations to implement significant and expensive new computer systems, employee training programs and business procedures. Rules have been established to protect the integrity, security and distribution of electronic health and related financial information. We believe we are in compliance with the electronic transactions standards and have privacy and security policies and procedures in place. We have trained employees in these policies and procedures. Failure to timely implement or comply with HIPAA regulations may, under certain circumstances, trigger the imposition of civil or criminal penalties.

        The federal Civil False Claims Act imposes civil liability on individuals and entities that submit or cause to be submitted false or fraudulent claims for payment to the government. Violations of the Civil False Claims Act may include treble damages and penalties of up to $11,000 per false or fraudulent claim.

        In addition to actions being brought by government officials under the Civil False Claims Act, the Civil False Claims Act also allows a private individual with direct knowledge of fraud to bring a "whistleblower," or qui tam suit on behalf of the government for violations of the Civil False Claims Act. The whistleblower receives a statutory amount of up to 30% of the recovered amount from the government's litigation proceeds if the litigation is successful or if the case is successfully settled.

Recently, the number of whistleblower suits brought against healthcare providers has increased dramatically, and has included suits based (among other things) upon alleged violations of the Federal Anti-Kickback Law.

        The Anti-Kickback Law prohibits kickbacks, rebates and any other form of remuneration in return for referrals. Any remuneration, direct or indirect, offered, paid, solicited, or received, in return for referrals of patients or business for which payment may be made in whole or in part under Medicare or Medicaid could be considered a violation of law. The language of the Anti-Kickback law also prohibits payments made to anyone to induce them to recommend purchasing, leasing, or ordering any goods, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid. Criminal penalties under the Anti-Kickback Law include fines up to $25,000, imprisonment for up to 5 years, or both. In addition, acts constituting a violation of the Anti-Kickback Law may also lead to civil penalties, such as fines, assessments and exclusion from participation in the Medicare and Medicaid programs.

        Additionally we must comply with local zoning and licensing ordinances and requirements. The Federal Fair Housing Amendments Act of 1988 protects the interests of the individuals we serve, prohibits local discriminatory ordinance practices and provides additional opportunities and accommodations for people with disabilities to live in their community of choice.

        Federal regulations promulgated by the Occupational Safety and Health Administration (OSHA) require us to have safety plans for blood borne pathogens and other work place risks. At any point in time OSHA investigators may receive a complaint which requires on-site inspection and/or audit, the outcome of which may adversely affect our operations.

        Periodically, new statutes and regulations are written and adopted that directly affect our business. It is often difficult to predict the impact a new regulation will have on our operations until we have taken steps to implement its requirements. For example, Medicare Part D concerning payment for prescription medications, and the Deficit Reduction Act of 2005 which added increased emphasis on recipient responsibility for directing services provided, remain fairly new federal initiatives. Thus, the ultimate impact remains unclear and only the passage of time and our experience with compliance will permit our assessment of the exact impact each new statute or regulation has on our business.

        A material violation of a law or regulation could subject us to fines and penalties and in some circumstances could disqualify some or all of the facilities and programs under our control from future participation in Medicaid, Medicare or other government programs.

        Conviction of abusive or fraudulent behavior with respect to one facility or program may subject other facilities and programs under common control or ownership to disqualification from participation in the Medicaid and/or Medicare program. Executive Order 12549 prohibits any corporation or facility from participating in federal contracts if it or its principals (included but not limited to officers, directors, owners and key employees) have been debarred, suspended, or declared ineligible or have been voluntarily excluded from participating in federal contracts. In addition, some state regulators provide that all facilities licensed with a state under common ownership or control are subject to delicensure if any one or more of such facilities are delicensed.

        We must also comply with the standards set forth by the Office of Inspector General governing internal compliance and external reporting requirements. OIG advisory opinions, though limited in their application to Medicaid programs, are reviewed and monitored regularly. Significant media and public attention has recently focused on health care. Because the law in this area is complex and continuously evolving, ongoing or future governmental investigations or litigation may result in interpretations that are inconsistent with current practices. It is possible that outside entities could initiate investigations or future litigation impacting our services and that such matters could result in penalties and adverse publicity. It is also possible that our executive and other management personnel could be included in these investigations and litigation or be named defendants.

        Our general counsel and a dedicated Compliance Officer (JD level position) oversee our compliance program. The program activities are reported regularly to the management compliance committee which includes the CEO as well as medical, operations, HR and quality expertise. In addition, the program activities are periodically reported at the board level.

Risk Management and Insurance

        Our risk management department is responsible for identifying, evaluating and reducing the risks that employees and clients are exposed to within our network. The department includes two in-house attorneys who are responsible, among other things, for identifying cases that are appropriate for mediation or settlement discussions, identifying incident trends and developing appropriate training resources. We have incurred professional and general liability claims and insurance expense for professional and general liability of $3.3 million and $3.2 million, for the period from October 1, 2005 through June 29, 2006 and fiscal 2005, respectively. We also have insurance coverage against any losses that may result from the REM business prior to our purchase.

        We currently self-insure for professional and general liability for amounts of up to $1.0 million per claim and up to $2.0 million in the aggregate per year. Above these limits, we have limited additional third-party coverage. In addition, in connection with the Merger, we purchased a "tail" coverage for any claims made after the Merger having an occurrence date before the Merger.

Employees and Mentors

        As of June 30, 2006, we had approximately 15,000 full time equivalent employees, as well as approximately 3,700 independent contractors who were under contract to us as Mentors. Our employees are generally not unionized. However, as of June 30, 2006, approximately 20 of our employees were represented by a labor union and we are negotiating our first collective bargaining agreement. We have experienced no work stoppage attributable to labor disputes, and we consider our employee relations to be good.

Properties

        As of June 30, 2006, we owned 418 facilities and two offices, and leased 984 facilities and offices. We also provided services in homes owned by our Mentors. We owned 330 facilities which serve six individuals or fewer, and 88 facilities which serve more than six individuals. We leased 658 residential facilities, 70 day program sites and 256 offices. More than half of our leased small group homes have terms of two years or less. We believe that our properties are adequate and suitable for our business as presently conducted.

Legal Proceedings

        We are in the human services business and therefore we have been and continue to be subject to claims alleging that we, our Mentors or our employees failed to provide proper care for a client, as well as claims by our clients, our Mentors, our employees or community members against us for negligence or intentional misconduct. Included in our recent claims are claims alleging personal injury, assault, battery, abuse, wrongful death and other charges. Regulatory agencies may initiate administrative proceedings alleging that our programs, employees or agents violate statutes and regulations and seek to impose monetary penalties on us. We could be required to incur significant costs to respond to regulatory investigations or defend against civil lawsuits and, if we do not prevail, we could be required to pay substantial amounts of money in damages, settlement amounts or penalties arising from these legal proceedings.

        We reserve for costs related to contingencies when a loss is probable and the amount is reasonably estimable. While we believe our provision for legal contingencies is adequate, the outcome of the legal proceedings is difficult to predict and we may settle legal claims or be subject to judgments for amounts that differ from our estimates.

        See "Risk factors" and "Management's discussion and analysis of financial condition and results of operation" for additional information.

MANAGEMENT

Directors and Executive Officers

        The following table sets forth information with respect to the members of the board of directors and the executive officers of the Issuer (as of October 1, 2006):

Name	Age	Position
Gregory Torres	57	Chairman
Edward M. Murphy	59	President, Chief Executive Officer and Director
Juliette E. Fay	54	Executive Vice President and Chief Development Officer
Denis M. Holler	52	Senior Vice President of Finance
John J. Green	47	Senior Vice President of Field Finance
Hugh R. Jones III	41	Senior Vice President and Chief Administrative Officer
Linda DeRenzo	46	Senior Vice President and General Counsel
Bruce F. Nardella	49	President—Eastern Division
David M. Petersen	58	President—Central Division
Robert A. Longo	44	President—Western Division
James L. Elrod Jr.	51	Director
Daniel S. O'Connell	52	Director
Brian K. Ratzan	36	Director

        Gregory Torres has served as our Chairman since September 2004. Mr. Torres served as our Chairman and Chief Executive Officer from September 2004 to January 2005, as well as our President and Chief Executive Officer from January 1996 until September 2004. On January 1, 2005, Mr. Torres stepped down as Chief Executive Officer and remained Chairman of the board of directors. Mr. Torres joined MENTOR in 1980 as a member of our first board of directors. In 1992 Mr. Torres became senior vice president for business development, strategic planning and public affairs. Prior to joining us, Mr. Torres held prominent positions within the public sector including: chief of staff of the Massachusetts Senate Committee on Ways and Means and assistant secretary of human services. Mr. Torres began his career as a direct care worker in the juvenile justice field. Mr. Torres is a graduate of St. Vincent's College and holds an M.P.A. from Harvard University.

        Edward M. Murphy has served as our President since September 2004 and our Chief Executive Officer since January 2005. Mr. Murphy has extensive experience working in the areas of criminal justice, mental health and human services, health care and finance. For six years starting in 1979 Mr. Murphy served the Commonwealth of Massachusetts as Commissioner of the Department of Youth Services. Mr. Murphy subsequently served four years as Commissioner of the Department of Mental Health. For six years, Mr. Murphy led the Massachusetts Health and Educational Facilities Authority, an independent public authority established to assist nonprofit organizations in borrowing funds through the issuance of tax-exempt bonds. Mr. Murphy later worked as Senior Vice President specializing in debt financing and advisory services for healthcare clients at Tucker Anthony, an investment banking and brokerage firm, and served as President and COO of Olympus Healthcare Group. Most recently, in 1999 Mr. Murphy founded Alliance Health and Human Services and served as the organization's President and CEO until September 2004. He is a trustee of the Massachusetts Health and Education Tax Exempt Trust, a closed end investment company traded on the American

Stock Exchange. Mr. Murphy is a graduate of Boston College and holds M.A. and Ph.D. degrees from the University of Massachusetts at Amherst.

        Juliette E. Fay has served as our Executive Vice President and Chief Development Officer since January 2006, managing national business development and the Mergers and Acquisition group. Prior to this appointment, Ms. Fay served as the Senior Vice President of National Business Development and Marketing, beginning in January of 2002. From 1998 to 2002, Ms. Fay served as our Vice President of Business Development. Before joining us, Ms. Fay was the president and CEO of Charles River Health Management, a provider-based managed care company, from 1995 to 1998; the director of marketing and business development at the Massachusetts Health and Educational Facilities Authority from 1989 to 1995; chief of staff for the Massachusetts Department of Mental Health from 1986 to 1989; and the assistant commissioner for facility operations at the Department of Youth Services from 1979 to 1985. Ms. Fay holds a B.A. from Boston College and an M.P.A. from Harvard University.

        Denis M. Holler has served as our Senior Vice President of Finance since January 2002. Mr. Holler joined us in October 2000 as Vice President of Financial Operations and led the Company's finance functions through the 2001 purchase by Madison Dearborn Partners. In his current role he oversees corporate finance functions, including managing external relationships with our equity sponsor, banking partners and high-yield investors. Mr. Holler was Chief Financial Officer of the Fortress Corporation from September 1991 to November 1999 and designed and implemented accounting systems for the Chancellor Corporation from 1989 to 1991. He was also a C.P.A. with Deloitte & Touche from 1984 to 1989, specializing in auditing and SEC reporting. Mr. Holler holds a B.A. from Fordham University, as well as an M.S. in Accounting and an M.B.A. from Northeastern University.

        John J. Green has served as our Senior Vice President of Field Finance since May 2003 when we acquired REM. In this role, Mr. Green oversees field finance operations across our three divisions, and manages the reimbursement group, payroll services, real estate and leasing management services, and field financial reporting and analysis. Mr. Green joined REM in April 1986 as Assistant Controller and became Controller of REM in July 1990. He is a Certified Public Accountant with 25 years of experience both in public accounting and healthcare industries, including audit experience with Deloitte & Touche and accounting management in a hospital setting. Mr. Green's expertise encompasses finance, accounting, reimbursement, human resources and information systems. Mr. Green holds a B.S. in accounting and finance from Minnesota State University-Mankato.

        Hugh R. (Tripp) Jones, III has served as our Senior Vice President and Chief Administrative Officer since May 2004, and served as our Senior Vice President of Public Strategy from February 2003 to May 2004. In his current role, Mr. Jones coordinates corporate and divisional functions with responsibility for human resources, information technology, legal and public strategy. Before joining us, he co-founded in 1995 and led MassINC, a nonpartisan think tank committed to the growth and vitality of the middle class. Mr. Jones has spent much of his professional life working on public education policy, including serving as staff director of the Massachusetts Legislature's Education Committee where he helped spearhead the passage of the state's landmark 1993 Education Reform Act, as well as chairing Governor Mitt Romney's education transition team in 2002. In 1994 he managed the campaign of the Democratic nominee for governor of Massachusetts. He began his career working for Governor Michael S. Dukakis' administration and 1988 presidential campaign. He has a B.A. from Hamilton College.

        Linda DeRenzo has served as our Senior Vice President and General Counsel since March 2006. Ms. DeRenzo serves as our chief legal officer and oversees the risk management, regulatory compliance and quality assurance functions. An 18-year business law veteran, Ms. DeRenzo has represented high-growth companies and their financiers in a variety of industries including information technology, life sciences and health services. Specializing in public and private equity and debt offerings, mergers and acquisitions and corporate governance, Ms. DeRenzo brings experience in corporate law and corporate finance, organization building, human resource-related issues and strategic partnerships. Prior to joining us, Ms. DeRenzo was a partner at Testa, Hurwitz & Thibeault, LLP in Boston, MA from 1992 to 2004. Ms. DeRenzo has an A.B. from Dartmouth College and a J.D. from Harvard Law School.

        Bruce F. Nardella has served as our President, Eastern Division since May 2003. Mr. Nardella joined us in 1996 as a state director. Prior to that, he worked for the Massachusetts Department of Youth Services, a Massachusetts human service agency responsible for serving adjudicated youths. In 1994, he became deputy commissioner of the department. Mr. Nardella began his career working for six years at a shelter facility for court-involved boys. From 1994 to 1997, he held the elected position of City Council President for the City of Beverly, Massachusetts. Mr. Nardella holds a B.A. from Colgate University, an M.P.A. from Harvard University and an M.Ed. from Boston University.

        David M. Petersen has served as our President, Central Division since May 2003. Prior to joining us, Mr. Petersen worked for REM since 1972. After managing a segment of REM's Minnesota operations as well as all REM operations in Montana, North Dakota and Wisconsin, in 1992 he became Executive Director of REM's Minnesota operations. Mr. Petersen is the past President and current Vice President of the Board of Directors for the Association of Residential Resources in Minnesota (ARRM). Mr. Petersen holds B.S. and M.A. degrees from St. Cloud State University.

        Robert A. Longo has served as our President, Western Division since May 2003. Mr. Longo joined us as children's services program manager in Illinois in 1993 and became our state director for Illinois in 1994. In 1995, Mr. Longo was elevated to vice president of our then midwestern region. Before joining us, he was the assistant program director at St. Joseph's Carondelet in Chicago where he oversaw budgeting, operations and agency development and planning. He also worked as the truancy alternative group leader for a family services agency in Illinois. Mr. Longo began his career counseling adolescents in a psychiatric hospital. Mr. Longo has served on the boards of numerous organizations focused on mental health and human services, including serving for three years on the board of the national Foster Family-Based Treatment Association. Mr. Longo received his B.S. in psychology and biology from Loyola University of Chicago and his M.S. in health services administration from the University of St. Francis.

        James L. Elrod Jr. joined our board of directors in connection with the consummation of the Merger. Mr. Elrod is a Managing Director of Vestar Capital Partners. Mr. Elrod joined Vestar in 1998. Previously, he was Executive Vice President, Finance and Operations for Physicians Health Service, a public managed care company. Prior to that, he was a Managing Director and Partner of Dillon, Read & Co. Inc. Mr. Elrod is currently a director of DynaVox Systems, LLC, Essent Healthcare, Inc., and Sunrise Medical, Inc. Mr. Elrod received his B.A. from Colgate University and his M.B.A. from Harvard Business School.

        Daniel S. O'Connell joined our board of directors in connection with the consummation of the Merger. Mr. O'Connell is the founder and Chief Executive Officer of Vestar Capital Partners. Prior to the founding of Vestar Capital Partners in 1988, Mr. O'Connell was a Managing Director and Co-Head of the Management Buyout Group at The First Boston Corporation. Mr. O'Connell is currently a director of Birds Eye Foods, Inc., Argo-Tech Corporation, Sunrise Medical, Inc., Nybron Flooring International and St. John Knits International, Inc. In addition, he is a trustee of Brown University and is on the Advisory Board of the Yale University School of Management. Mr. O'Connell received his B.A. from Brown University and his M.B.A. from Yale University School of Management.

        Brian K. Ratzan joined our board of directors in connection with the consummation of the Merger. Mr. Ratzan is a Managing Director of Vestar Capital Partners. Mr. Ratzan joined Vestar in 1998. Previously, he was a Vice President at Trace International Holdings, Inc., a private investment firm. Prior to that, he was a member of the Corporate Finance Group at Donaldson, Lufkin & Jenrette.

Mr. Ratzan is currently a director of Birds Eye Foods, Inc.. Mr. Ratzan received his B.A. from the University of Michigan and his M.B.A. from Harvard Business School.

Composition of the Board of Directors After This Offering

        We expect to add two independent directors to our board of directors.

Committees of the Board of Directors

        We expect to form an audit committee, compliance committee, a capital allocation committee and a compensation committee of the board of directors.

Executive Compensation

        The following summarizes the principal components of compensation for our chief executive officer and the other highest compensated executive officers (collectively, the "named executive officers") for fiscal years 2004, 2005 and 2006.

Name and Principal Position	Fiscal Year	Salary		Bonus(1)			Other Annual Compensation			Long-term Compensation Awards/Securities Underlying Options(2)(3)(4)	All Other Compensation(4)			Total Compensation
Edward M. Murphy President, Chief Executive Officer and Director	2006 2005 2004	$ $ $	305,000 290,000 9,738	$ $ $	225,000 77,745 2,846	(5)	$ $ $	56,250 75,000 —	(6) (6)	— — 200,000		$5,699,589 31,270 8,986	(7) (8) (8)	$ $ $	6,285,839 474,015 21,570
John W. Gillespie(9) Executive Vice President and Chief Financial Officer	2006 2005 2004	$ $ $	280,000 280,000 280,000	$ $ $	250,000 105,064 43,008	(5)	$ $ $	— 837 7,845	(11) (11)	— — 10,000	$ $	313,800 30,800 29,958	(10) (8) (8)	$ $ $	843,800 416,701 360,811
Juliette E. Fay(12) Executive Vice President and Chief Development Officer	2006 2005 2004	$ $ $	249,327 220,000 220,000	$ $ $	— 44,234 25,344		$ $ $	— 1,318 12,348	(11) (11)	17,500 7,500 7,000	$ $ $	1,080,762 19,800 18,150	(13) (8) (8)	$ $ $	1,330,089 285,352 275,842
David M. Petersen(14) President, Central Division	2006 2005 2004	$ $ $	231,213 225,000 225,000	$ $ $	— 58,798 16,480		$ $ $	— 948 8,878	(11) (11)	20,000 10,000 15,000	$ $ $	944,276 20,250 18,563	(15) (8) (8)	$ $ $	1,175,489 304,996 268,921
Hugh R. Jones III(16) Senior Vice President and Chief Administrative Officer	2006 2005 2004	$ $ $	218,250 208,000 208,000	$ $ $	100,000 41,821 23,962	(17)	$ $ $	— 115 1,075		17,500 10,000 10,000	$ $ $	988,699 18,720 17,160	(18) (8) (8)	$ $ $	1,306,949 268,656 250,197
Elizabeth V. Hopper(19) Former Executive Vice President and Chief Operating Officer	2006 2005 2004	$ $ $	280,000 280,000 280,000	$ $ $	— 75,064 43,008		$ $ $	— 6,872 64,380	(11) (11)	— — 10,000	$ $	— 243,493 30,183	(20) (8)	$ $ $	280,000 605,429 417,571

(1)
Bonuses are determined based on consolidated growth compared to pre-established targets and individual performance reviews. Bonuses for fiscal 2006 have not yet been determined.

(2)
Represents options granted in fiscal 2004, fiscal 2005 and fiscal 2006 under the National MENTOR Holdings Inc. Stock Option Plan.

(3)
Pursuant to the Merger, all outstanding shares of equity awards subject to vesting held by the named executive officers were converted into the right to receive cash. Consequently, as of September 30, 2006, the end of our most recent fiscal year, there were no shares of equity awards subject to vesting outstanding.

(4)
For the payments made related to stock options outstanding at the time of the Merger, all unvested stock options became vested in accordance with the change in control provision of the original stock option agreements and all stock options outstanding at the time of the Merger were cancelled.

(5)
Represents bonuses related to the Transactions.

(6)
Represents embedded compensation resulting from the grant of stock options in September 2004 with a purchase price below the then fair market value.

(7)
Amount includes a $5,660,000 payment equal to the excess of the fair market value over the exercise price for stock options outstanding at the time of the Merger. Amount also includes $39,589 in contributions made by the Company to the National MENTOR Inc. Executive Deferred Compensation Plan.

(8)
Amount represents contributions made by the Company to the National MENTOR Inc. Executive Deferred Compensation Plan.

(9)
John W. Gillespie resigned on September 30, 2006. In connection with the 2004 refinancing, Mr. Gillespie received payments of $108,473 relating to certain deferred compensation obligations.

(10)
Amount includes a $283,000 payment equal to the excess of the fair market value over the exercise price for stock options outstanding at the time of the Merger. Amount also includes $30,800 in contributions made by the Company to the National MENTOR Inc. Executive Deferred Compensation Plan.

(11)
Represents above market interest earned through fiscal 2004 and through November 4, 2004, respectively, on amounts held in the National MENTOR, Inc. Equity Deferred Compensation Plan and the National Mentor Services, LLC 2003 Deferred Compensation Plan, which accrued interest at a rate of 14% compounding quarterly. In conjunction with the offering of the old notes on November 4, 2004, these deferred compensation obligations were paid and these plans were subsequently terminated.

(12)
In connection with the 2004 refinancing, Ms. Fay received aggregate payments of $170,749 relating to certain deferred compensation obligations.

(13)
Amount includes a $1,054,550 payment equal to the excess of the fair market value over the exercise price for stock options outstanding at the time of the Merger. Amount also includes $26,212 in contributions made by the Company to the National MENTOR Inc. Executive Deferred Compensation Plan.

(14)
In connection with the 2004 refinancing, Mr. Peterson received aggregate payments of $122,758 relating to certain deferred compensation obligations.

(15)
Amount includes a $923,500 payment equal to the excess of the fair market value over the exercise price for stock options outstanding at the time of the Merger. Amount also includes $20,776 in contributions made by the Company to the National MENTOR Inc. Executive Deferred Compensation Plan.

(16)
In connection with the 2004 refinancing, Mr. Jones received aggregate payments of $14,862 relating to certain deferred compensation obligations.

(17)
Represents a bonus paid to Mr. Jones to facilitate his repayment of an outstanding note to the Company.

(18)
Amount includes a $969,100 payment equal to the excess of the fair market value over the exercise price for stock options outstanding at the time of the Merger. Amount also includes $19,599 in contributions made by the Company to the National MENTOR Inc. Executive Deferred Compensation Plan.

(19)
Elizabeth V. Hopper retired on October 1, 2005 and options granted to Ms. Hopper in fiscal 2003 were cancelled in connection with her retirement. In addition, in connection with the 2004 refinancing, Ms. Hopper received aggregate payments of $890,223 relating to certain deferred payment obligations.

(20)
Represents a bonus paid at the time of Ms. Hopper's departure of $211,944 as well as $31,549 in contributions made by the Company to the National MENTOR Inc. Executive Deferred Compensation Plan. Also, at the time of her retirement Ms. Hopper was paid $141,887 relating to the National MENTOR Inc. Executive Deferred Compensation Plan.

Option Grants During Fiscal 2006

        The following table sets forth the number of options granted to the named executive officers under the National MENTOR Holdings, Inc. Stock Option Plan during fiscal 2006.

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Percentage of Total Options Granted to Employees in Fiscal Year
Number of Securities Underlying Options Granted
Name				Exercise Price	Expiration Date(1)
						5%	10%
Edward M. Murphy.	$—	—		$—	—	—	—
John W. Gillespie(3)	—	—		—	—	—	—
Juliette E. Fay	7,500 10,000	2.5 3.4	% %	22.50 22.50	12/8/15 12/30/15	106,126 141,501	268,944 358,592
David M. Petersen	10,000 10,000	3.4 3.4	% %	22.50 22.50	12/8/15 12/30/15	141,501 141,501	358,592 358,592
Hugh R. Jones III	7,500 10,000	2.5 3.4	% %	22.50 22.50	12/8/15 12/30/15	106,126 141,501	268,944 358,592
Elizabeth V. Hopper(4)	—	—		—	—	—	—

(1)
There were no options outstanding at September 30, 2006, as all unvested stock options became vested in accordance with the change in control provision of the original stock option agreements, and all stock options outstanding at the time of the Merger were cancelled.

(2)
Potential realizable value represents the difference between the market value of our common stock for which the option may be exercised, assuming that the market value of our common stock on the date of the grant appreciates in value to the end of the ten year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulation of the SEC and are not intended to forecast future appreciation of the market value of the common stock.

(3)
John W. Gillespie resigned on September 30, 2006.

(4)
Elizabeth V. Hopper retired on October 1, 2005.

Aggregated Option Exercises During Fiscal 2006

        There were no options outstanding at September 30, 2006, as all unvested stock options became vested in accordance with the change in control provision of the original stock option agreements, and all stock options outstanding at the time of the Merger were cancelled.

Employment Agreements

Gregory Torres

        On June 29, 2006, Gregory Torres entered into an amended and restated employment agreement with us. Pursuant to the employment agreement, Mr. Torres has agreed to serve as a non-executive employee, providing services as requested by the Board of Directors and Chief Executive Officer including assistance in fostering industry relations for our benefit and developing our strategy and internal management. The term of the agreement is three years from the date of the employment agreement, unless terminated earlier in accordance with the agreement. The employment agreement provides for a base salary of $100,000 per year, with Mr. Torres to receive, upon termination of the agreement by mutual consent, an end of term bonus of $100,000, payable bi-weekly in arrears for twelve months. The employment agreement contains provisions pursuant to which Mr. Torres has agreed not to disclose our confidential information. Mr. Torres has also agreed not to solicit our employees or contractors or compete with us for a period of one year after his employment with us has been terminated.

Edward M. Murphy

        On June 29, 2006, Edward M. Murphy entered into an amended and restated employment agreement with us. Pursuant to the employment agreement, Mr. Murphy has agreed to serve as President and Chief Executive Officer. The initial term is three years from the date of the employment agreement, and after the initial term has expired, the employment agreement will renew automatically each year for a one year term, unless terminated earlier by the parties. The employment agreement provides for a base salary of $350,000 per year, subject to review and adjustment from time to time with an annual bonus equal to no less than Mr. Murphy's base salary if the Company reaches certain yearly-determined performance objectives. In addition to base salary, Mr. Murphy is entitled to participate in all benefit plans to the extent they are made available to other senior executives at his level. Under the terms of the agreement, if Mr. Murphy is terminated by us without cause, we are obligated to continue to pay him his base salary and targeted annual bonus for two years following the date of such termination, as well as a pro rata bonus amount for the year in which such termination occurs. The employment agreement contains provisions pursuant to which Mr. Murphy has agreed not to disclose our confidential information. Mr. Murphy has also agreed not to solicit our employees or contractors, or compete with us for a period of two years after his employment with us has been terminated.

John W. Gillespie

        On August 20, 2001, John W. Gillespie entered into an employment agreement with us. Pursuant to the employment agreement, Mr. Gillespie served as Executive Vice President and Chief Financial Officer. The initial term was two years from the date of the employment agreement, and the employment agreement renewed automatically each year for a one year term, unless terminated earlier by the parties. The employment agreement provided for a base salary of $230,000 per year, subject to review and adjustment from time to time. The employment agreement contained provisions pursuant to which Mr. Gillespie has agreed not to disclose our confidential information or solicit our employees or contractors for a period of 18 months after his employment with us has been terminated, or compete with us for a period of one year after his employment with us has been terminated. Mr. Gillespie gave notice to us that he would not renew the term of his employment agreement when it expired on August 20, 2006 and agreed to extend the term of his agreement with us through the end of our fiscal 2006. Consistent with that agreement, Mr. Gillespie resigned on September 30, 2006.

Separation Agreements

Donald R. Monack

        Donald R. Monack served as our Executive Vice President and Chief Development Officer until he resigned on March 31, 2005. Pursuant to the terms of our separation agreement with Mr. Monack, he would receive compensation equal to $280,000 per annum plus certain health benefits for two years from the date of his resignation. In addition, the separation agreement provides for Mr. Monack's receipt of one bonus payment equal to $111,200. The separation agreement contains provisions pursuant to which Mr. Monack has agreed not to disclose our confidential information or solicit our employees or contractors for a period of 18 months after his employment with us has terminated.

Elizabeth V. Hopper

        Elizabeth V. Hopper served as our Executive Vice President and Chief Operating Officer until she retired on October 1, 2005. Pursuant to the terms of our separation agreement with Ms. Hopper, she would receive compensation equal to $280,000 per annum plus certain health benefits for two years from the date of her resignation. In addition, the separation agreement provides for Ms. Hopper's receipt of one bonus payment equal to $56,944. The separation agreement contains provisions pursuant to which Ms. Hopper has agreed not to disclose our confidential information or solicit our employees or contractors for a period of 18 months after her employment with us has terminated, or compete with us for a period of one year after her employment with us has terminated.

Severance Agreements

        In connection with the Merger, Juliette E. Fay, Hugh R. Jones III and David M. Petersen entered into severance agreements with us on June 29, 2006. Pursuant to these agreements, in the event that the employment of any such employees is terminated under certain conditions, they will be entitled to (i) the payment of an aggregate amount equal to their base salary, (ii) the payment of an amount equal to their annual cash bonuses earned in the year prior to their severance and (iii) continued coverage under our health, medical and welfare benefit plans for a period of one year from the date of termination. The severance agreements also contain provisions pursuant to which any of such employees agree not to disclose our confidential information, solicit our employees or contractors or compete with us.

Stock Option Plan

        In November 2001, our Board of Directors approved a stock option plan, which provides for the grant to our directors, officers and key employees of options to purchase shares of our common stock. As of June 1, 2006, options to purchase an aggregate of 1,097,250 shares were outstanding under the plan, all of which will vest in connection with the Merger. Pursuant to the Merger Agreement, all outstanding vested options issued under the 2001 stock option plan which are outstanding as of the effective time of the Merger were cancelled in exchange for a cash payment equal to the excess of the $35.30 per share over the exercise price per share of the option. It is not currently anticipated that any additional options will be granted under the 2001 Plan after the Merger. See "The Transactions—The merger" for a description of the treatment of options in connection with the Merger.

        In connection with the Merger, members of management participated in the equity of the Company through the purchases or grants of units in NMH Investment. See "Certain relationships and related party transactions—Post-Transactions arrangements."

Mentor Network 401(k) Plan

        The National Mentor Network, Inc.'s 401(k) plan continues after the Merger. Currently, substantially all of the salaried employees, including our named executive officers, participate in the Mentor Network 401(k) Plan savings plan (the "401(k) Plan"). Employees are permitted to defer a portion of their income under the 401(k) Plan and, at the discretion of our board of directors, we may make matching contributions and profit sharing contributions as determined annually. We contributed approximately $450,000 as a match on employees' 401(k) Plan contributions for calendar year 2005, including the named executive officers. In addition, an approximately $2.6 million discretionary employer profit sharing contribution was made to the 401(k) Plan for calendar year 2005.

        In addition, we expect that the named executive officers and all other currently eligible employees will participate in non-qualified deferred compensation plans described below or as may be established after the Merger.

National MENTOR Inc. Executive Deferred Compensation Plan

        The National MENTOR, Inc. Executive Deferred Compensation Plan became effective March 9, 2001. The plan is an unfunded, nonqualified deferred compensation arrangement to provide deferred compensation to Senior Vice Presidents and above. Under this plan executives receive an allocation to their account based on a percentage of base compensation. This allocation is made at the end of the year for service rendered during the year. All balances accrue interest at a rate approved by the board, currently six percent. In addition, our board of directors may decide to make discretionary contributions to any participant's plan. The plan allows us to establish a grantor trust to accumulate assets to provide for the obligations under the plan. Any assets of the grantor trust would be subject to the claims of our general creditors. A participant's account balance is 100% vested and non-forfeitable and will be distributed to a participant following his or her retirement or termination from the Company, at the board's direction under certain circumstances or at a time specified by the participant when he or she enrolls in the plan.

National MENTOR, Inc. Executive Deferral Plan

        The National MENTOR, Inc. Executive Deferral Plan became effective on October 1, 2003. The plan is available to highly compensated employees (as defined by Section 414(q) of the Internal Revenue Code). Participants are selected by the board of directors and must sign and submit a valid salary reduction agreement. Participants may contribute up to 100% of salary, bonus and/or commission earned during the plan year. This plan is coordinated with our 401(k) plan, so that we match contributions in such a way as to maximize the value to participants. Participant contributions and matching contributions vest 100% when deposited with the plan. Distributions are made upon a participant's termination of employment, disability, death or retirement at age 65. Participants can elect to have distributions made in a lump sum, over a five or ten-year period.

The MENTOR Network Executive Leadership Incentive Plan

        The National MENTOR Holdings, Inc. Executive Leadership Incentive Plan became effective on November 11, 2003. Our Chief Executive Officer, Executive Vice President, Senior Vice Presidents and Division Presidents are eligible to receive incentive-based compensation under this plan. The purpose of the plan is to provide for compensation tied to individual performance and the achievement of organizational goals. The plan is administered by our compensation committee, which determines, among other things, the funding for the plan, which is based on a combination of revenue and EBITDA growth or other criteria. Employees who terminate their employment voluntarily, other than for retirement, or who are terminated for cause will not receive any incentive payment for the year in which their employment terminates.

Compensation of Directors

        We reimburse directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. We may compensate our outside directors, if any, for services they provide in their capacities as directors.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        NMH Investment indirectly owns 100% of the Issuer. The following table sets forth information with respect to the expected beneficial ownership of voting equity interests of NMH Investment by (i) each person or entity known to us to beneficially hold five percent or more of equity interests of NMH Investment, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our executive officers and expected directors as a group.

        Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated Class A Units which is expected to be the only class of voting equity interests in NMH Investment. Unless otherwise noted, the address of each beneficial owner is 313 Congress Street, 6th Floor, Boston, MA 02210.

        Beneficial ownership has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

Name and address of Beneficial Owner	Number of Class A Units(1)(2)	Percent of Class A Units
Vestar Capital Partners V, L.P.(3)(4)	6,918,627	92.2%
Gregory Torres(4)	25,000	*
Edward M. Murphy(4)	130,000	1.7%
Juliette E. Fay(4)	41,750	*
David M. Petersen(4)	31,200	*
Hugh R. Jones III(4)	40,000	*
John W. Gillespie(6)	—	—
Elizabeth V. Hopper(6)	—	—
James L. Elrod Jr.(4)(5)	—	—
Daniel S. O'Connell(4)(5)	—	—
Brian K. Ratzan(4)(5)	—	—
All directors and executive officers (13 persons)(5)	415,637	5.5%

*
Less than 1.0%.

(1)
In addition, certain members of the management own non-voting Preferred Units and are expected to acquire Class B Units, Class C Units and Class D Units which are not reflected in the table above. See "Certain relationships and related party transactions—Management unit subscription agreements" for additional information.

(2)
The Preferred Units and 30% of Class A Units held by the management investors were fully vested with respect to appreciation immediately upon issuance. The remaining 70% of Class A Units will vest over time. See "Certain relationships and related party transactions—Management unit subscription agreements" for additional information.

(3)
In addition, Vestar Capital Partners V, L.P. (the "Fund") owns 1,728,137 Preferred Units, representing approximately 96.7% of the Preferred Units, of NMH Investment. Vestar Associates V, L.P. is the general partner of the Fund having voting and investment power over membership interest held or controlled by the Fund. Vestar Managers V, Ltd. ("VMV") is the general partner of Vestar Associates V, L.P. Each of Vestar Associates V, L.P. and VMV disclaims beneficial ownership of any membership interests in NMH Investment beneficially owned by the Fund.

(4)
The address of each of Messrs. Torres, Murphy, Petersen and Jones, as well as Ms. Fay, is c/o National Mentor Holdings, Inc., 313 Congress Street, Sixth Floor, Boston, MA 02210. The address of each of Vestar Capital Partners V, L.P. and Messrs. Elrod, O'Connell and Ratzan is c/o Vestar Capital Partners, 245 Park Avenue, 41st Floor, New York, NY 10167.

(5)
Mr. O'Connell is the Chief Executive Officer of Vestar Capital Partners and Messrs. Elrod and Ratzan are Managing Directors of Vestar Capital Partners. Each of Messrs. O'Connell, Elrod and Ratzan disclaims beneficial ownership of any membership interests in NMH Investment beneficially owned by the Fund except to the extent of his indirect pecuniary interest therein.

(6)
Mr. Gillespie resigned and Ms. Hopper retired on September 30, 2006 and October 1, 2005, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Limited Liability Company Agreement

        Under the amended and restated limited liability company agreement of our ultimate parent company, NMH Investment, by and among NMH Investment, Vestar, an affiliate of Vestar, and certain key employees of NMH Investment or one or more of its subsidiaries (collectively, the "members"), the initial management committee consists of seven members elected by a plurality vote of all of the holders of NMH Investment's Class A Units. Any member of the management committee may be removed at any time by the holders of a majority of the total voting power of the outstanding Class A Units. The management committee consists of the same individuals as the board of directors of the Issuer.

        The management committee manages and controls the business and affairs of NMH Investment and has the power to, among other things, amend the limited liability company agreement, approve any significant corporate transactions, and appoint officers. It can also delegate such authority by agreement or authorization.

        The limited liability company agreement also contains agreements among the parties with respect to the allocation of net income and net loss and the distribution of assets.

Management Unit Subscription Agreements

        In connection with the completion of the Transactions, NMH Investment entered into several agreements with management investors whereby such management investors subscribed for and purchased, and NMH Investment agreed to issue and sell to such management investors on the date of the consummation of the Merger (the "Closing Date"), Preferred Units and Class A Units (which is the only class of voting equity interests in NMH Investment). In addition, NMH Investment expects to enter into agreements with management investors whereby such management investors will subscribe for and purchase non-voting Class B Units, Class C Units and Class D Units. The Preferred Units and 30% of the Class A Units were fully vested with respect to appreciation upon issuance on the Closing Date. The remaining units' right to share in an increase in value of NMH Investment will vest according to schedules that include various time and performance targets and certain other events. The management investors have agreed to purchase an aggregate number of units that are expected to constitute approximately 3.3% of the preferred equity interest and approximately 7.8% of the voting power in NMH Investment outstanding on the Closing Date. In the aggregate, Class B, Class C and Class D units will represent the right to receive up to an additional 7.5% of the increase in value of the common equity interests in NMH Investment. NMH Investment may be required to purchase all of a management investor's units in the event of the management investor's disability, death or retirement. In addition, NMH Investment has the right to purchase all or a portion of a management investor's units upon the termination of such management investor's active employment with us or our affiliates. The price at which the units will be purchased will vary depending on a number of factors, including (i) the circumstances of such termination of employment and on whether the management investor engages in certain proscribed competitive activities following employment, (ii) the length of time such units were held and (iii) the financial performance of NMH Investment over a certain specified time period. However, NMH Investment shall not be obligated to purchase any units at any time to the extent that the purchase of such units, or a payment to NMH Investment by one of its subsidiaries in order to fund such purchase, would result in a violation of law, a financing default or adverse accounting consequences, or if a financing default exists which prohibits such purchase or payment. Notwithstanding any other provision of the management unit subscription agreements, NMH Investment will have no obligation to issue, sell or deliver any of its units to any management investor (i) who is not a full-time employee of, or consultant to, NMH Investment or any of its subsidiaries on the Closing Date, (ii) whose representations and warranties contained therein are not true as of the Closing Date in all material respects or (iii) who has breached his obligations thereunder.

Securityholders Agreement

        Pursuant to the Securityholders Agreement among NMH Investment, Vestar, an affiliate of Vestar, the management investors and any future parties to such agreement that became effective at the closing of the Transactions (collectively, the "Securityholders"), the units of NMH Investment beneficially owned by the Securityholders are subject to certain restrictions on transfer, as well as the other provisions described below.

        The Securityholders Agreement provides that the Securityholders will vote all of their units to elect and continue in office a management committee or board of directors of NMH Investment and each of its subsidiaries consisting of up to seven members or directors composed of:

  (a)
  up to six designees of Vestar, initially not more than three of whom shall be employees of Vestar; and

  (b)
  our chief executive officer.

        In addition, each Securityholder has agreed, subject to certain limited exceptions, that he will vote all of his units as directed by Vestar in connection with amendments to NMH Investment's organizational documents, mergers or other business combinations, the disposition of all or substantially all of NMH Investment's property and assets, reorganizations, recapitalizations or the liquidation, dissolution or winding up of NMH Investment.

        Prior to the earlier of (i) a sale of a majority of the equity or voting interests of NMH Investment, Parent or certain of their holding company subsidiaries, or in a sale of all or substantially all of the assets of NMH Investment and its subsidiaries, except for any transactions with a wholly-owned subsidiary of Vestar or of NMH Investment and (ii) the fifth anniversary of the date of purchase, the management investors will be prohibited from transferring units to a third party, subject to certain exceptions.

        The Securityholders Agreement provides (i) the management investors with "tag-along" rights with respect to transfers of securities beneficially owned by Vestar, its partners or their transferees, and (ii) Vestar with "take-along" rights with respect to securities owned by the management investors in a sale of a majority of the equity or voting interests of NMH Investment, Parent or certain of their holding company subsidiaries, or in a sale of all or substantially all of the assets of NMH Investment and its subsidiaries. In addition, Vestar has certain rights to require NMH Investment (or its successors) to register securities held by it under the Securities Act up to eight times, and Vestar and the other Securityholders have certain rights to participate in publicly registered offerings of NMH Investment's common equity initiated by NMH Investment or other third parties.

Management Agreement

        In connection with the consummation of the Transactions, the Sponsor entered into a management agreement with us relating to certain advisory and consulting services that the Sponsor will render to us. In consideration of those services, we agreed to pay to the Sponsor an aggregate per annum management fee equal to the greater of (i) $850,000 and (ii) an amount per annum equal to 1.00% of our consolidated earnings before depreciation, interest, taxes and amortization for each fiscal year before deduction of the Sponsor's fee, determined as set forth in our new senior secured credit facilities, commencing upon the completion of the Transactions. We also agreed to pay the Sponsor a transaction fee equal to $7.5 million plus all out-of-pocket expenses incurred by the Sponsor prior to the completion of the Transactions for services rendered by the Sponsor in connection with the consummation of the Transactions. This transaction fee is recorded in goodwill and deferred financing in the June 30, 2006 balance sheet. We also agreed to indemnify the Sponsor and its affiliates from and against all losses, claims, damages and liabilities arising out of the performance by the Sponsor of its services pursuant to the management agreement. The management agreement will terminate upon the earlier to occur of (i) the termination of the Merger Agreement or (ii) such time after the completion of the Transactions as the Sponsor and its partners and their respective affiliates hold, directly or indirectly in the aggregate, less than 20% of the voting power of our outstanding voting stock.

Historical Arrangements

Loan to Hugh R. Jones III

        In December 2002, we entered into a management stock purchase agreement with Hugh R. Jones III, our Senior Vice President and Chief Administrative Officer. Under the terms of the agreement, Mr. Jones purchased 12,210.496 shares of common stock of the Issuer for a purchase price of $4.00 per share and 51.158 shares of preferred stock of the Issuer for a purchase price of $1,000.00 per share. Mr. Jones borrowed the full $100,000.00 purchase price from us pursuant to a promissory note in principal amount of $100,000.00. The note bears an annual interest rate of 8%. The note matures five years from the date of execution, and Mr. Jones may extend the scheduled maturity date until December 31, 2010 upon 60 days written notice to us. Mr. Jones is required to prepay a portion of the note equal to the amount of all cash proceeds he receives in connection with his ownership, disposition, transfer or sale of the stock. On November 4, 2004, in connection with the 2004 refinancing, Mr. Jones repaid $56,427.04 of principal and accrued interest. On October 14, 2005, Mr. Jones repaid the remaining principal balance and accrued interest of $63,751.04 using a bonus he received from us on that date.

Transactions with Madison Dearborn

        Management Services Agreement.    In March 2001, we entered into a management services agreement with Madison Dearborn under which Madison Dearborn performed certain management, financing and strategic functions as directed by our board of directors for an annual fee of $250,000 plus out-of-pocket expenses. During the period from October 1, 2005 to June 29, 2006 and years ended September 30, 2005, 2004 and 2003, we incurred $198,304, $270,191, $256,741 and $257,938, respectively, of management fees and expenses under that agreement. The management services agreement terminated upon consummation of the Transactions.

Alliance Health and Human Services, Inc.

        Prior to joining Mentor in September 2004, Edward Murphy, our President and Chief Executive Officer, was a member of the board of directors of Alliance Health and Human Services, Inc. and its President. Mr. Murphy had served in these capacities at Alliance since 1999 and was instrumental in establishing and developing Alliance's service contracts with Mentor to provide ARY services in states that prefer or choose not to enter into contracts with for-profit corporations. Upon joining Mentor, Mr. Murphy resigned from all of his positions with Alliance and no longer has any financial interest in Alliance. Approximately 5% of our net revenues for both the period from October 1, 2005 through June 29, 2006 and fiscal 2005 are derived from contracts with Alliance.

THE EXCHANGE OFFER

General

        The Issuer hereby offers to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the "exchange offer." You may tender some or all of your outstanding notes pursuant to the exchange offer.

        As of the date of this prospectus, $180,000,000 aggregate principal amount of the outstanding notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all holders of outstanding notes known to us on or about    , 2006. The Issuer's obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under "Conditions to the exchange offer" below. The Issuer currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

        We entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use our reasonable best efforts to cause this registration statement to be declared effective and to cause the exchange offer to be consummated within 360 days after the issue date of the outstanding notes. The exchange notes will have terms substantially identical to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes were issued on June 29, 2006.

        Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective for two years or such shorter period ending when all outstanding notes or exchange notes covered by the statement have been sold in the manner set forth and as contemplated in the statement or to the extent that the applicable provisions of Rule 144(k) under the Securities Act are amended or revised. These circumstances include:

  •
  if applicable law or interpretations of the staff of the SEC do not permit the Issuer and the guarantors to effect this exchange offer;

  •
  if for any other reason the exchange offer is not consummated within 360 days of the issue date of the outstanding notes;

  •
  any initial purchaser requests in writing to the Issuer within 30 days after the consummation of this exchange offer with respect to outstanding notes that are not eligible to be exchanged for exchange notes in this exchange offer and held by it following the consummation of this exchange offer; or

  •
  if any holder of the outstanding notes that participates in this exchange offer does not receive exchange notes that may be sold without restriction in exchange for its tendered outstanding notes (other than due solely to the status of such holder as an affiliate of the Issuer) and notifies the Issuer within 30 days after becoming aware of restrictions; or

  •
  if the Issuer so elects.

        If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes and the exchange notes required to be registered on a shelf registration statement. Please read the section "Description of notes—registration rights" for more details regarding the registration rights agreement.

        Each holder of outstanding notes that wishes to exchange their outstanding notes for exchange notes in the exchange offer will be required to make the following written representations:

  •
  any exchange notes to be received by such holder will be acquired in the ordinary course of its business;

  •
  such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  such holder is not an affiliate of the Issuer, as defined by Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

  •
  it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of exchange notes

        Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are acquiring the exchange notes in your ordinary course of business;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

  •
  you are not an affiliate of the Issuer as defined by Rule 405 of the Securities Act; and

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

        If you are an affiliate of the Issuer, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

  •
  you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $2,000. We will issue $2,000 principal amount or an integral multiple of $2,000 of exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer.

        The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the indenture. For a description of the indenture, please see "Description of the notes".

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $180,000,000 aggregate principal amount of the outstanding notes is outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture relating to such holders' outstanding notes, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the exchange offer".

        Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "—Fees and expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

        As used in this prospectus, the term "expiration date" means 5:00 p.m. midnight, New York City time, on    , 2006 which is the 21st business day after the date of this prospectus. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

        To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any outstanding notes (only if we amend or extend the applicable exchange offer);

  •
  to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "—Conditions to the exchange offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if:

  •
  the exchange offer, or the making of any exchange by a holder of outstanding notes, violates any applicable law or interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, and any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

  •
  all governmental approvals shall not have been obtained, which approvals we deem necessary for the consummation of the exchange offer.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and effect of the exchange offer" and "—Procedures for tendering outstanding notes"; and

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Procedures for Tendering Outstanding Notes

        Only a holder of outstanding notes may tender their outstanding notes in the exchange offer. To tender in the exchange offer, a holder must comply with either of the following:

  •
  complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, either:

  •
  the exchange agent must receive outstanding notes along with the letter of transmittal; or

  •
  prior to the expiration date, the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "—Exchange agent" prior to the expiration date.

        A tender to us that is not withdrawn prior to the expiration date constitutes an agreement between us and the tendering holder upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or certificates representing outstanding notes to us. Holders may request that their respective brokers, dealers, commercial banks, trust companies or other nominees effect the above transactions for them.

        If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer, you should promptly contact such party and instruct such person to tender outstanding notes on your behalf.

        You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the outstanding notes.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the U.S. or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, that states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the applicable book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the applicable book-entry transfer facility does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automatic Tender Offer Program prior to the expiration date, you may still tender if:

  •
  the tender is made through an Eligible Guarantor Institution;

  •
  prior to the expiration date, the exchange agent receives from such Eligible Guarantor Institution either: (i) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or (ii) a properly transmitted agent's message and notice of guaranteed delivery, that (a) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (b) states that the tender is being made by that notice of guaranteed delivery; and (c) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the Eligible Guarantor Institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures.

DESCRIPTION OF NOTES

General

        Certain terms used in this description are defined under the subheading "Certain definitions." In this description, (i) the term "Issuer" refers only to National MENTOR Holdings, Inc. and not to any of its Subsidiaries and (ii) the terms "we," "our" and "us" each refer to the Issuer and its consolidated Subsidiaries.

        The Issuer issued $180,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2014 and will issue the exchange notes (collectively, the "Notes") under an indenture dated June 29, 2006 (the "Indenture") among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee").

        The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading "Prospectus summary."

Brief Description of the Notes

        The Notes:

  •
  are unsecured senior subordinated obligations of the Issuer;

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness (including the Senior Credit Facilities) of the Issuer;

  •
  are effectively subordinated to all secured Indebtedness of the Issuer (including the Senior Credit Facilities);

  •
  are senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes) of the Issuer;

  •
  are initially guaranteed on an unsecured senior subordinated basis by each Restricted Subsidiary that guarantees the Senior Credit Facilities; and

  •
  are subject to registration with the SEC pursuant to a Registration Rights Agreement.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, have jointly and severally irrevocably and unconditionally guaranteed, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of or interest on or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

        The Restricted Subsidiaries (other than as detailed below) have initially guaranteed the Notes. Each of the Guarantees of the Notes is a general unsecured obligation of each Guarantor, will be subordinated in right of payment to all existing and future Senior Indebtedness of each such entity and are effectively subordinated to all secured Indebtedness of each such entity. The Notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuer that do not Guarantee the Notes.

        Certain of our Subsidiaries will not Guarantee the Notes. For example, no Insurance Subsidiary, Non-Profit Subsidiary, Foreign Subsidiary, non-Wholly Owned Subsidiary (subject to certain limited exceptions) or Receivables Subsidiary will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. As of the Issue Date, all of the Issuer's Subsidiaries (other than the Insurance Subsidiary and the Non-Profit Subsidiary) were Guarantors.

        The obligations of each Guarantor under its Guarantees are limited as necessary to prevent the Guarantees from constituting a fraudulent conveyance under applicable law.

        Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk factors—Risks related to this offering—Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require note holders to return payments received from the Issuer or the guarantors."

        A Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

          (1)   (a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case, made in compliance with the applicable provisions of the Indenture;

            (b)   the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities and any other guarantee which resulted in (or would by itself require) the creation of such Guarantee under the Indenture, except a discharge or release by or as a result of payment under such guarantee;

            (c)   the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

            (d)   the Issuer exercising its legal defeasance option or covenant defeasance option as described under "Legal defeasance and covenant defeasance" or the Issuer's obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

          (2)   such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

Senior Indebtedness Versus the Notes

        The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee are subordinate in right of payment to the prior payment in cash in full of all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities.

        The Notes are subordinated in right of payment to all of the Issuer's and the Guarantors' existing and future Senior Indebtedness and effectively subordinated to all of the Issuer's and the Guarantors' existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of June 30, 2006, we had approximately $340.6 million of senior secured indebtedness (consisting of $335.0 million and $5.6 million of secured Indebtedness under the Senior Credit Facilities and the Mortgage Facility, respectively).

        Although the Indenture will contain limitations on the amount of additional Indebtedness that the Issuer and its Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock."

Paying Agent and Registrar for the Notes

        The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

        The Issuer will also maintain a registrar for the Notes. The initial registrar is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Subordination of the Notes

        Only Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness will rank senior to the Notes and the Guarantees in accordance with the provisions of the Indenture. The Notes and Guarantees will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuer and the relevant Guarantor, respectively.

        We have agreed in the Indenture that the Issuer and the Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture will not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

        Neither the Issuer nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the Notes (or pay any other obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under "Legal defeasance and covenant defeasance" or "Satisfaction and Discharge" below and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the notes") (except in the form of Permitted Junior Securities) if either of the following occurs (a "Payment Default"):

          (1)   any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due (after giving effect to any applicable grace period); or

          (2)   any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Issuer is permitted to pay the Notes if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) (a "Non-Payment Default") with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration)

or the expiration of any applicable grace periods, the Issuer is not permitted to pay the Notes (except in the form of Permitted Junior Securities) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

          (1)   by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

          (2)   because the default or defaults giving rise to such Blockage Notice are cured, waived or otherwise no longer continuing; or

          (3)   because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Issuer and related Guarantors are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuer (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        In connection with the Notes, in the event of any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

          (1)   the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Notes are entitled to receive any payment;

          (2)   until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Notes may receive Permitted Junior Securities; and

          (3)   if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Issuer to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the Issuer must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Issuer is outstanding, neither the Issuer nor any Guarantor may pay the Notes until five Business Days after the Representatives of all the issuers of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

        Each Guarantor's obligations under its Guarantee are senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer's obligations under the Notes apply equally to the obligations of such Guarantor under its Guarantee.

        A Holder by its acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Notes.

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "Legal defeasance and covenant defeasance" or "Satisfaction and discharge," if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

        On the Issue Date, the Issuer issued $180,000,000 of outstanding notes in a private offering. The Notes will mature on July 1, 2014. Subject to compliance with the covenant described below under the caption "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," the Issuer may issue additional Notes from time to time after this offering under the Indenture ("Additional Notes"). The Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Notes" for all purposes of the Indenture and this "Description of notes" include any Additional Notes that are actually issued.

        Interest on the Notes accrues at the rate of 11 1/4% per annum and will be payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2007 to the Holders of Notes of record on the immediately preceding December 15 and June 15. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360 day year comprised of twelve 30 day months.

        Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.

Additional Interest

        Additional Interest may accrue on the outstanding notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption "Repurchase at the option of holders." We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

        Except as set forth below, the Issuer is not entitled to redeem the Notes at its option prior to July 1, 2010.

        At any time prior to July 1, 2010 the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

        On and after July 1, 2010, the Issuer may redeem the Notes, in whole or in part, upon notice as described under the heading "Repurchase at the option of holders—Selection and notice" at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve month period beginning on July 1 of each of the years indicated below:

Year	Percentage
2010	105.625%
2011	102.813%
2012 and thereafter	100.000%

        In addition, until July 1, 2009, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of Notes issued by it at a redemption price equal to 111.25% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

        The Trustee shall select the Notes to be purchased in the manner described under "Repurchase at the option of holders—Selection and notice."

Repurchase at the Option of Holders

Change of Control

        The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed irrevocable redemption notices with respect to all the outstanding Notes as described under "Optional redemption," the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

          (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of control," and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of holder to elect purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

          (7)   that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple thereof; and

          (8)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

          (1)   accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of Notes under certain circumstances. The Senior Credit Facilities provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the

Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and cause a Receivables Facility to be wound down.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "Certain covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relative to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

        The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

          (1)   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

            (a)   any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

            (b)   any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

            (c)   any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $12.5 million and (y) 1.75% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 365 days (or 450 days in the case of Net Cash Proceeds of any Sale and Lease-Back Transaction) after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

          (1)   to permanently reduce:

            (a)   Obligations under the Senior Indebtedness, and to correspondingly reduce commitments with respect thereto;

            (b)   Obligations under Senior Subordinated Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under "Optional redemption," through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

            (c)   Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary,

          (2)   to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

          (3)   to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is an integral multiple of $2,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the Notes. In such case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of the Notes under certain circumstances.

Selection and Notice

        If the Issuer is redeeming less than all of the Notes issued by them at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder's registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (I)   declare or pay any dividend or make any payment or distribution on account of the Issuer's, or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

            (a)   dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

            (b)   dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

          (III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

            (a)   Indebtedness permitted under clauses (7) and (8) of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; or

            (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

          (IV) make any Restricted Investment

        (all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (4), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

            (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning July 1, 2006 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

            (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12) of the second paragraph of "Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock") from the issue or sale of:

              (i)    (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

                (x)   Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock

      and (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

              (ii)   debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

    provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

            (c)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12) of the second paragraph of "Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock") other than by a Restricted Subsidiary and other than from any Excluded Contributions); plus

            (d)   100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

              (i)    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances (including the release of any guarantee that constituted a Restricted Investment when made), which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

              (ii)   the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

            (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $15.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the

  Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (5) or (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

          (3)   the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" so long as:

            (a)   the principal amount of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

            (b)   such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

            (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

            (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Issuer in connection with the Transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $7.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year); provided furtherthat such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph and to the extent such contribution is not an Excluded Contribution; plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

  and provided further that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" to the extent such dividends are included in the definition of "Fixed Charges";

          (6)   (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

            (b)   the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

            (c)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis (and assuming for purposes of this calculation that any dividends payable in cash on Preferred Stock will be so paid in cash), the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed $15.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (9)   the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

          (10) Restricted Payments that are made with Excluded Contributions;

          (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $25.0 million;

          (12) distributions or payments of Receivables Fees;

          (13) any Restricted Payment used to fund the Transaction and the fees and expenses related thereto;

          (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "Repurchase at the option of holders—Change of control" and "Repurchase at the option of holders—Asset sales"; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

            (a)   franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

            (b)   federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) were to pay such taxes separately from any such parent entity;

            (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

            (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

            (e)   fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

          (16) the distribution, dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Issuer's Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

        The foregoing limitations will not apply to:

          (1)   the incurrence of Indebtedness under Credit Facilities by the Issuer or any Guarantor and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount outstanding at any one time equal to $480.0 million (plus up to an additional $20.0 million, to the extent the Consolidated Senior Debt Ratio as of the date of incurrence would have been no greater than 3.75 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred), less the sum of all principal payments with respect to such Indebtedness made pursuant to clause (1)(a) of the second paragraph under "Repurchase at the option of holders—Asset sales" in satisfaction of the requirements of such covenant;

          (2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

          (3)   Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2) and (20));

          (4)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (other than software) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, up to an aggregate principal amount outstanding at any one time equal to the greater of (x) $10.0 million and (y) 1.25% of Total Assets at the time incurred;

          (5)   Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (6)   Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

            (a)   such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

            (b)   the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

          (7)   Indebtedness of the Issuer to a Restricted Subsidiary; provided, however, that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided further, however that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (8)   Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided, however, that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Notes or the Guarantee of the Notes of such Guarantor, as applicable; provided further, however that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary), directly or through the disposition of the Restricted Subsidiary holding such Indebtedness, shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (9)   shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

          (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," exchange rate risk or commodity pricing risk;

          (11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (12) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on restricted payments" to the extent such net cash proceeds or cash are not Excluded Contributions or have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on restricted payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

          (13) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) (subject to the limitations contained therein) and 12 above, this clause (13) and clause (14) below including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

            (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

            (c)   shall not include:

              (i)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

              (ii)   Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

              (iii)  Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

  and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under any Senior Indebtedness;

          (14) Indebtedness, Disqualified Stock or Preferred Stock of Persons (other than Indebtedness, Disqualified Stock or Preferred Stock incurred in anticipation of such acquisition or merger) that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

              (b)   the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

          (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

          (17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

            (b)   any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on guarantees of indebtedness by restricted subsidiaries";

          (18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

          (19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

          (20) Indebtedness of the Issuer or any Restricted Subsidiary under any Mortgage Facility; provided that the aggregate amount of Indebtedness outstanding and incurred pursuant to this clause (20), does not at any one time exceed $12.0 million; and

          (21) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (21), does not at any one time outstanding exceed $30.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (21) shall cease to be deemed incurred or outstanding for purposes of this clause (21) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (21)).

  For purposes of determining compliance with this covenant:

          (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date and all Indebtedness outstanding under the Mortgage Facility on the Issue Date will be treated as incurred on the Issue Date under clauses (1) and (20), respectively, of the preceding paragraph and such amounts outstanding under such clauses (1) and (20) on the Issue Date may not be later reclassified; and

          (2)   at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Notes or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1)   in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees and (b) Liens securing Senior Indebtedness of the Issuer or any Guarantor.

Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   the Issuer is the surviving corporation, limited liability company or limited partnership or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Company"); provided that, notwithstanding the foregoing, in the event any Successor Company thereof shall not be a corporation, a co-obligor of the Notes is a corporation;

          (2)   the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default exists;

          (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

            (a)   the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," or

            (b)   the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Notes and the Registration Rights Agreement; and

          (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

        The Successor Company will succeed to, and be substituted for the Issuer under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clause (4),

          (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

          (2)   the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States so long as the amount of Indebtedness, Disqualified Stock and Preferred Stock of the Issuer and its Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

            (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

            (c)   immediately after such transaction, no Default exists; and

            (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

          (2)   the transaction constitutes an Asset Sale and is made in compliance with the covenant described under "Repurchase at the option of holders—Asset sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer or merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in a State of the United States as long as the amount of Indebtedness of such Guarantor is not increased thereby.

Transactions With Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless:

          (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

          (2)   the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Issuer or any of its Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on restricted payments" and the definition of "Permitted Investments";

          (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Management Agreement in an aggregate amount in any fiscal year not to exceed the greater of (x) $850,000 and (y) 1.00% of EBITDA for such fiscal year (calculated, solely for the purpose of this clause (3), assuming (a) that such fees and related expenses had not been paid, when calculating Net Income, and (b) without giving effect to any add-back of such fees in the definition of EBITDA) (plus any unpaid management, consulting, monitoring and advisory fees and related expenses within such amount accrued in any prior year) and the termination fees pursuant to the Management Agreement not to exceed the amount set forth in the Management Agreement as in effect on the Issue Date;

          (4)   the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

          (5)   transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

          (6)   any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

          (7)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

          (8)   the Transaction and the payment of all fees and expenses related to the Transaction, in each case as disclosed in this prospectus;

          (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Affiliate;

          (11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

          (12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

          (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith; and

          (14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

          (1)   (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

            (b)   pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

            (a)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation;

            (b)   the Indenture and the Notes;

            (c)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

            (d)   applicable law or any applicable rule, regulation or order;

            (e)   any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

            (f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

            (g)   Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

            (h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (i)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

            (j)    customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

            (k)   customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

            (l)    any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

            (m)  restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries that are Restricted Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities or Credit Facilities), other than a Guarantor or an Insurance Subsidiary, Non-Profit Subsidiary or Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

          (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

            (a)   if the Notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

            (b)   if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

          (2)   such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

          (3)   such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

            (a)   such Guarantee has been duly executed and authorized; and

            (b)   such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Limitation on Layering

        The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

          (1)   equal in right of payment with the Notes or such Guarantor's Guarantee of the Notes, as the case may be; or

          (2)   expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee of the Notes, as the case may be.

        The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

          (1)   within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

          (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

          (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

          (4)   any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act, which obligation to provide such information may be satisfied by posting such information on its website within the time period specified above. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Events of Default and Remedies

        The Indenture provides that each of the following is an Event of Default:

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

          (2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes (whether or not prohibited by the subordination provisions of the Indenture);

          (3)   failure by the Issuer or any Guarantor for 60 days (or, in the case of the covenant described under "Certain covenants—Reports and other information," 90 days) after receipt of written notice given by the Trustee or the Holders of not less 25% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

            (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated

    final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

            (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $15.0 million or more at any one time outstanding;

          (5)   failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $15.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (6)   certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary; or

          (7)   the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of:

          (1)   acceleration of any such Indebtedness under the Senior Credit Facilities; or

          (2)   five Business Days after the giving of written notice of such acceleration to the Issuer and the administrative agent under the Senior Credit Facilities.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

          (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

          (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

          (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

          (3)   Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer and each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

          (1)   the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

          (2)   the Issuer's obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of default and remedies" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

          (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

          (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

          (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

          (1)   all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (2)   (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

            (c)   the Issuer has paid or caused to be paid all sums payable by them under the Indenture; and

            (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

          (1)   reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed final maturity of any such Notes or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the option of holders");

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

          (5)   make any Note payable in money other than that stated therein;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

          (7)   make any change in these amendment and waiver provisions;

          (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (9)   make any change in the subordination provisions thereof that would adversely affect the Holders; or

          (10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder;

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide the assumption of the Issuer's or any Guarantor's obligations to the Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

          (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

          (9)   to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

          (10) to add a Guarantor under the Indenture;

          (11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this "Description of notes" to the extent that such provision in this "Description of notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes; or

          (12) making any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Acquisition" means the transactions contemplated by the Transaction Agreement.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

          (1)   1.0% of the principal amount of such Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at July 1, 2010 (such redemption price being set forth in the table appearing above under the caption "Optional redemption"), plus (ii) all required interest payments due on such Note through July 1, 2010 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

    in each case, other than:

            (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

            (b)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "Certain covenants—Merger, consolidation or sale of all or substantially all assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

            (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "Certain covenants—Limitation on restricted payments";

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;

            (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

            (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

            (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

            (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

            (i)    foreclosures on assets;

            (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

            (k)   any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

            (l)    the issuance by a Restricted Subsidiary of Preferred Stock that is permitted to be made under the covenant "Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; and

            (m)  the licensing of intellectual property.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   (a) euro, or any national currency of any participating member state of the EMU; or

            (b)   in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

          (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

          (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

          (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

          (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

          (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

          (8)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

          (9)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

          (10) Indebtedness or Preferred Stock with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition;

          (11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's; and

          (12) any investment which would constitute Cash Equivalents of the kinds described in clauses (1) through (11) of this definition if the maturity of such investment was 24 months or less or 12 months or less, as the case may be; provided that (x) such investment is made with the purpose of satisfying future contingent obligations arising out of the Issuer and its Subsidiaries' self-insurance programs and (y) the maturity of such investment is not more than 12 months later than the estimated date of payment of such contingent liabilities as measured at the date of acquisition of such investment.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

          (2)   the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 50% or more of the total voting power of the Voting Stock of the Issuer.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (w) any Additional Interest, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

          (2)   any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (3)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

          (4)   interest income for such period of such Person and its Restricted Subsidiaries (other than interest income of any Insurance Subsidiary that is a Restricted Subsidiary).

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

          (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any fees and expenses relating to the Transaction to the extent incurred on or prior to December 31, 2006 and any amortization thereafter), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans, in each case as determined in good faith by the Issuer, shall be excluded,

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

          (3)   any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

          (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

          (5)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the Net Income of such Person to the extent of the amount of dividends or distributions or other payments made by such Person are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "Certain covenants—Limitation on restricted payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the Net Income of such Person to the extent of the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) by such Person to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

          (8)   any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

          (9)   any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded, and

          (10) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain covenants—Limitation on restricted payments" only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

        "Consolidated Senior Debt Ratio" means, as of any date of determination, the ratio of (1) the aggregate amount of Senior Indebtedness of the Issuer and its Restricted Subsidiaries as of such date of determination, to (2) EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to each of Senior Indebtedness and EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the "Certain covenants—Limitation on restricted payments" covenant.

        "Designated Senior Indebtedness" means:

          (1)   any Indebtedness outstanding under the Senior Credit Facilities; and

          (2)   any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $50.0 million or more and that has been designated by the Issuer as "Designated Senior Indebtedness."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

          (1)   increased (without duplication) by:

            (a)   provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

            (b)   Fixed Charges of such Person for such period to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

            (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

            (e)   the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any costs related to the closure and/or consolidation of facilities; plus

            (f)    other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

            (g)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "Certain covenants—Transactions with affiliates"; plus

            (h)   losses relating to new operations (which may include operations in a new market or a new service line) commenced during the 18-month period immediately preceding the date of determination; provided that such amounts shall not exceed the lesser of (A) the amount of such reductions or (B) $5 million in any four-quarter period; plus

            (i)    any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

          (2)   decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, and

          (3)   increased or decreased by (without duplication):

            (a)   any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

            (b)   any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

          (1)   public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-8;

          (2)   issuances to any Subsidiary of the Issuer; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

          (1)   contributions to its common equity capital, or

          (2)   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an officer's certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain covenants—Limitation on restricted payments."

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, (i) Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period and (ii) dividends with respect to any Preferred Stock (including any Designated Preferred Stock) of any Person that may be paid in cash shall be treated as having been paid in cash during the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage

Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (1)   Consolidated Interest Expense of such Person for such period;

          (2)   all cash dividends or other distributions paid by such Person (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

          (3)   all cash dividends or other distributions paid by such Person (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture.

        "Guarantor" means, each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such earn-out obligation becomes fixed and determinable; or

            (d)   representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

          (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means J.P. Morgan Securities Inc., UBS Securities LLC and Banc of America Securities LLC.

        "Insurance Subsidiary" means each of Community Care Indemnity Company, a Vermont corporation, and any future Subsidiary of the Issuer engaged solely in one or more of the general liability, professional liability, health and benefits and workers compensation and any other insurance businesses, providing insurance coverage for the Issuer, its Subsidiaries and any of its direct or indirect parents and the respective employees, officers or directors thereof.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

          (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain covenants—Limitation on restricted payments":

          (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary;

           provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (a)   the Issuer "Investment" in such Subsidiary at the time of such redesignation; less

            (b)   the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

        "Investors" means Vestar Capital Partners and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means June 29, 2006.

        "Issuer" has the meaning set forth in the first paragraph under "General"; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, "Issuer" shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $5.0 million (unless otherwise expressly stated).

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Management Agreement" means the management agreement between certain of the management companies associated with the Investors and the Issuer.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Mortgage Facility" means any credit facilities secured by real property of the Issuer or its Restricted Subsidiaries, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash and Cash Equivalents received in a Permitted Asset Swap or upon the sale or other disposition or collection of any Designated Non-cash Consideration or securities received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the option of holders—Asset sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Non-Profit Subsidiary" means each of REM New Jersey Properties, Inc., a New Jersey not-for-profit corporation, MENTOR Network Charitable Foundation, Inc., a Massachusetts not-for-profit corporation, and any other entity duly acquired or formed and organized by the Issuer or any subsidiary thereof as a not-for-profit entity under applicable state law in furtherance of the business needs of the Issuer and its subsidiaries.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Offering Memorandum" means the offering memorandum, dated June 23, 2006, relating to the sale of the Notes.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer. "Officer" of any Guarantor has a correlative meaning.

        "Officer's Certificate" means a certificate signed by an Officer that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the "Repurchase at the option of holders—Asset sales" covenant.

        "Permitted Holders" means each of the Investors and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or any of its Restricted Subsidiaries;

          (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

          (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of "Repurchase at the option of holders—Asset sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Issue Date;

          (6)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

            (a)   in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

            (b)   as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Hedging Obligations permitted under clause (10) of the covenant described in "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;"

          (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (x) $15.0 million and (y) 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain covenants—Limitations on restricted payments";

          (10) guarantees of Indebtedness permitted under the covenant described in "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain covenants—Transactions with affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

          (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

          (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $15.0 million and (y) 2.0% of Total Assets at the time of such Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility;

          (15) Investments made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Issuer and any Restricted Subsidiary in connection with such plans;

          (16) advances to, or guarantees of Indebtedness of, employees not in excess of $3.0 million outstanding at any one time, in the aggregate; and

          (17) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof.

        "Permitted Junior Securities" means:

          (1)   Equity Interests in the Issuer, any Guarantor or any direct or indirect parent of the Issuer; or

          (2)   unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the related Guarantees are subordinated to Senior Indebtedness under the Indenture;

provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (3)   Liens for taxes, assessments or other governmental charges (A) not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or (B) which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (18), (19) or (20) of the second paragraph under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to clause (4) are solely on acquired property or the assets of the acquired entity, as the case may be;

          (7)   Liens existing on the Issue Date;

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (9)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (11) Liens securing Hedging Obligations so long as related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

          (15) Liens in favor of the Issuer or any Guarantor;

          (16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer's clients;

          (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

          (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (19) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding;

          (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of default and remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

          (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

          (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

        "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuer.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facilities" means the Credit Facilities under the Credit Agreement to be entered into as of the Issue Date by and among the Issuer, National Mentor, Inc., the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" above).

        "Senior Indebtedness" means:

          (1)   all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

          (3)   any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture (including, without limitation, Indebtedness under any Mortgage Facility), unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any related Guarantee; and

          (4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

        provided, however, that Senior Indebtedness shall not include:

            (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

            (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

            (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

            (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

            (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture; provided, however that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness or their agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and (b) shall have received a certificate from an officer of the Issuer to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture.

        "Senior Subordinated Indebtedness" means:

          (1)   with respect to the Issuer, Indebtedness which ranks equal in right of payment to the Notes issued by the Issuer; and

          (2)   with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of Notes.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Subordinated Indebtedness" means, with respect to the Notes,

          (1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

          (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

        "Transaction" means the transactions contemplated by the Transaction Agreement, including the merger of NMH MergerSub, Inc. with and into the Issuer, the offering of the Notes, the borrowings under the Senior Credit Facilities as in effect on the Issue Date, the equity investment and participation by Investors and by certain members of the Issuer's management team described in the Offering Memorandum, the repayment of all outstanding indebtedness under the existing senior secured credit facility of National MENTOR, Inc. and the repurchase of the outstanding 9 5/8% Senior Subordinated Notes due 2012 of National MENTOR, Inc. pursuant to the tender offer and consent solicitation.

        "Transaction Agreement" means the Agreement and Plan of Merger, dated as of March 22, 2006 by and among the Issuer, NMH Holdings, LLC and MergerSub, as the same may be amended prior to the Issue Date.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to July 1, 2010; provided, however, that if the period from the Redemption Date to

July 1, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

          (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

          (2)   such designation complies with the covenants described under "Certain covenants—Limitation on restricted payments"; and

          (3)   each of:

            (a)   the Subsidiary to be so designated; and

            (b)   its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

          (1)   the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; or

          (2)   the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

          (2)   the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Registration Rights

        The Issuer and the Guarantors entered into a Registration Rights Agreement with the Initial Purchasers on the Issue Date. In that agreement, the Issuer and the Guarantors agreed for the benefit of the Holders that they would use their reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Notes for an issue of SEC-registered notes (the "Exchange Notes") with terms identical to the outstanding notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

        When the SEC declares the exchange offer registration statement effective, the Exchange Notes will be offered in return for the outstanding notes. The exchange offer will remain open for at least 20 business days after the date notice of such exchange offer is mailed to the Holders. For each outstanding note surrendered under the exchange offer, the Holders will receive an Exchange Note of equal principal amount. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the outstanding notes or, if no interest has been paid on the outstanding notes, from the Issue Date.

        If applicable law or interpretations of the staff of the SEC do not permit the Issuer and the Guarantors to effect the exchange offer, the exchange offer is for any other reason not completed on or before the date that is 270 days after the Issue Date or the Initial Purchasers shall so request, the Issuer and the Guarantors will use their reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the outstanding notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all Notes covered by the shelf registration statement have been sold. The Issuer and the Guarantors will, in the event of such a shelf registration, provide to each Holder a copy of a prospectus, notify each Holder when the shelf registration statement has become effective and take certain other actions to permit resales of the outstanding notes. A Holder that sells outstanding notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).

        If the exchange offer is not completed on or before the date that is 270 days after the Issue Date (or, if required, the shelf registration statement is not declared effective on or before the date that is 270 days after the Issue Date), the annual interest rate borne by the outstanding notes will be increased by 0.25% per annum for the first 90-day period immediately following such date and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum additional interest rate of 1.00% per annum thereafter until the exchange offer is completed or the shelf registration statement is declared effective.

        If the exchange offer is effected, the Issuer will be entitled to close the exchange offer 20 business days after its commencement, provided that it has accepted all outstanding notes validly surrendered in accordance with the terms of the exchange offer. Outstanding notes not tendered in the exchange offer will be subject to all the terms and conditions specified in the Indenture, including transfer restrictions.

        This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available from the Issuer upon request.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview

        In connection with the Transactions, we entered into a new senior secured credit agreement with J.P. Morgan Securities Inc. and UBS Securities LLC, as joint lead arrangers, J.P. Morgan Securities Inc., UBS Securities LLC and Banc of America Securities LLC, as joint bookrunners, JPMorgan Chase Bank, N.A., as administrative agent, UBS Securities LLC, as syndication agent, and Bank of America, N.A. and General Electric Capital Corporation, as co-documentation agents. The following description is only a summary of certain material provisions of the new senior secured credit facilities, does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement.

        The new senior secured credit facilities provide senior secured financing of $480.0 million, consisting of:

  •
  a $335.0 million term loan facility;

  •
  a $125.0 million revolving credit facility; and

  •
  a $20.0 million synthetic letter of credit facility.

        The new senior secured revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans.

        To the extent letters of credit are issued under the synthetic letter of credit facility, the lenders thereunder will pre-fund their participations in such letters of credit to JPMorgan Chase Bank, N.A., as administrative agent, to be held by the administrative agent in a credit-linked deposit account. The administrative agent will pay to such lenders a rate per annum equal to one-month LIBOR on the amount on deposit in the credit-linked account, minus 0.15% per annum in administrative costs. To the extent we do not reimburse the relevant issuing bank for draws under letters of credit issued under the synthetic letter of credit facility, the deposit-account agent will apply funds on deposit in the credit-linked deposit account to reimburse such issuing bank.

        Subject to the satisfaction of certain conditions and to the participation of lenders, we are permitted to add additional term loan facilities or synthetic letter of credit facilities or to increase the commitments under the senior secured revolving credit facility in an aggregate amount not exceeding $100.0 million. Any such additional facilities will be secured and guaranteed with the other senior secured facilities on a pari passu basis.

Interest Rates and Fees

        Borrowings under the new senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of JPMorgan Chase Bank, N.A. and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for deposits in dollars for the interest period relevant to such borrowing adjusted for certain additional costs. The initial interest rate for borrowings is currently LIBOR plus a margin of 2.50%. The applicable margin for borrowings under the new senior secured credit facilities may be adjusted subject to our attaining certain leverage ratios.

        In addition to paying interest on outstanding principal under the new senior secured credit facilities, we pay a commitment fee to the lenders under the new senior secured revolving credit facility in respect of the average daily unutilized commitments thereunder. The initial commitment fee rate applicable to the senior secured revolving facility is 0.50% per annum. We also pay to the lenders under the synthetic letter of credit facility a facility fee equal to the margin with respect to LIBOR loans under the term loan facility plus 0.15% per annum. We also pay customary letter of credit fees.

Prepayments

        The new senior secured credit agreement requires us to prepay outstanding term loans, subject to certain exceptions, with:

  •
  50% (which percentage will be reduced upon our achievement of certain leverage ratios) of our annual excess cash flow;

  •
  100% of the net cash proceeds of all nonordinary course asset sales or other dispositions of property by the Parent, the issuer and its subsidiaries (including insurance and condemnation proceeds), subject to certain exceptions (including capacity for reinvestment); and

  •
  100% of the net cash proceeds of any incurrence of debt by the Parent, the issuer or its subsidiaries, other than proceeds from the outstanding notes and other debt permitted under the new senior secured credit agreement.

        We may voluntarily repay outstanding loans under the new senior secured credit facilities at any time without premium or penalty, subject to certain exceptions, other than customary "breakage" costs with respect to LIBOR loans.

Amortization

        We are required to repay installments on the loans under the new senior secured term loan facility in quarterly principal amounts of 0.25% of the funded total principal amount for the first six years and nine months, with the remaining amount payable on the date that is seven years from the date of the closing of the new senior secured credit facilities.

        Principal amounts outstanding under the new senior secured revolving credit facility are due and payable in full at maturity, six years from the date of the closing of the new senior secured credit facilities.

        The administrative agent will be required to repay amounts on deposit in the credit-linked account to the lenders under the synthetic letter of credit facility on the date that is seven years from the date of the closing of the new senior secured credit facilities.

Guarantees and Security

        All obligations under the new senior secured credit facilities are unconditionally guaranteed by the Parent and, subject to certain exceptions, certain of our existing and future domestic subsidiaries, referred to in this section, collectively as "Guarantors."

        All obligations under the new senior secured credit facilities, and the guarantees of those obligations, are secured by the following assets, subject to certain exceptions:

  •
  a first-priority pledge of 100% of our capital stock and 100% of the capital stock of other subsidiaries owned by us and any Guarantor (limited, in the case of foreign subsidiaries, to 65% of the capital stock of first tier foreign subsidiaries); and

  •
  a security interest in, and mortgages on, substantially all of our tangible and intangible assets and those of the Parent and each Guarantor.

Certain Covenants and Events of Default

        The new senior secured credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

  •
  incur additional indebtedness or issue preferred stock;

  •
  make capital expenditures;

  •
  create liens on assets;

  •
  enter into sale and leaseback transactions;

  •
  engage in mergers or consolidations;

  •
  sell assets;

  •
  pay dividends and distributions or repurchase our capital stock;

  •
  make investments, loans or advances;

  •
  repay certain indebtedness (including the notes);

  •
  make certain acquisitions;

  •
  engage in certain transactions with affiliates;

  •
  amend material agreements governing our subordinated (and certain other) indebtedness (including the notes);

  •
  change our lines of business; and

  •
  change the status of the Parent as a passive holding company.

        In addition, the new senior secured credit agreement requires us to maintain the following financial covenants:

  •
  a maximum leverage ratio; and

  •
  a minimum interest coverage ratio.

        The new senior secured credit agreement also contains certain customary affirmative covenants and events of default.

Mortgage Facility

        In May 2005, our subsidiaries REM Arrowhead, Inc., REM Connecticut Community Services, Inc., REM Indiana, Inc., REM North Dakota, Inc., REM Wisconsin, Inc., REM Wisconsin II, Inc and REM Wisconsin III, Inc. entered as borrowers into a five year $8,000,000 term loan agreement, which we refer to herein as the mortgage facility, with Bank of America, N.A., which we refer to herein as the lender. We may add additional subsidiaries as borrowers from time to time by notice to the lender. Additionally, we and National MENTOR, Inc. signed the mortgage facility as guarantors. We have an option to request that the mortgage facility be increased by an amount not exceeding $4,000,000, although any such increase is subject to the consent of the lender.

        Borrowings under the mortgage facility may be used to acquire or refinance real property to be utilized in the business of the borrowers, in amounts of not more than $250,000 per acquisition. At any time, borrowings under the mortgage facility are generally available only to the extent of the value of the borrowers' "borrowing base" at such time, which consists of 75% of the aggregate appraised value of all acquired real property that secures the mortgage facility. Subject to such availability, loans may be borrowed until February 20, 2010. On June 30, 2006, loans in an amount equal to $5.6 million were outstanding under the mortgage facility.

        The borrowers are required to repay installments on the loans under the mortgage facility in equal monthly principal amounts based on different amortization schedules for each borrower ranging from five years to 20 years. Any loans outstanding on May 20, 2010, the maturity date, shall be repaid on such date.

Interest Rates and Fees

        Borrowings under the mortgage facility bear interest monthly in arrears at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of the lender and (2) the federal funds rate plus 1/2 of 1% or (b) a floating one-month LIBOR rate determined by reference to the costs of funds for deposits in dollars for a one-month interest period as of the first business day of each month, adjusted for certain additional costs. The current applicable margins are 1.50% for base rate loans and 3.75% for LIBOR rate loans, each of which may be adjusted subject to our attaining certain leverage ratios.

Prepayments

        Voluntary prepayments and optional reductions of the unutilized portion of the mortgage facility commitment are permitted in whole or in part at any time, subject to minimum prepayment requirements. The borrowers are required to prepay loans attributable to a mortgaged property with the net proceeds of any sale of such mortgaged property and with certain insurance proceeds received in connection with such mortgaged property, subject to certain exceptions. Additionally, at any time that amounts outstanding under the mortgage facility exceed the borrowing base, the borrowers are required to prepay amounts outstanding under the mortgage facility in an amount equal to such excess.

Guarantees

        The obligations of each borrower under the mortgage facility are unconditionally guaranteed by us, National MENTOR, Inc. and each other borrower. All obligations under the mortgage facility, and the guarantees of those obligations, are secured by mortgages on each property acquired or refinanced with the proceeds of the loans.

Certain Covenants and Events of Default

        The mortgage facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

  •
  incur additional indebtedness or issue preferred stock;

  •
  create liens on assets;

  •
  engage in mergers, consolidations or liquidations;

  •
  sell assets;

  •
  engage in sale and leaseback transactions;

  •
  pay dividends and distributions or repurchase our capital stock;

  •
  make capital expenditures;

  •
  make investments, loans and advances;

  •
  repay certain indebtedness (including the notes);

  •
  make certain acquisitions;

  •
  engage in certain transactions with affiliates;

  •
  amend material agreements governing our subordinated (and certain other) indebtedness; and

  •
  change our lines of business.

        In addition, the mortgage facility requires us to maintain the following financial covenants:

  •
  a maximum leverage ratio; and

  •
  a minimum interest coverage ratio.

        The mortgage facility also contains certain customary affirmative covenants and events of default.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

        The exchange notes issued in exchange for outstanding notes will be represented by global notes in definitive, fully registered form, without interest coupons (collectively, the "global notes").

        Upon issuance, the global notes will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

  •
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC,

Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indenture should occur.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Exchange of Notes

        The exchange of exchange notes for outstanding notes in the exchange offer will not constitute a taxable event to holders. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

        In any event, persons considering the exchange of exchange notes for outstanding notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes (and exchange notes) by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes (or the exchange notes) of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The acquisition and/or holding of notes (or exchange notes) by an ERISA Plan with respect to which the issuer, initial purchasers or the guarantors are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the notes (and the exchange notes). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. Because of the foregoing, the notes (and the exchange notes) should not be purchased or held by any person investing "plan assets" of any ERISA Plan, unless such purchase and holding (and the exchange of notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a note (or an exchange note), each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes (or the exchange notes) constitutes assets of any Plan or (ii) the purchase and holding of the notes (or the exchange notes) and the exchange of notes for exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes (or the exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws and the exchange notes to such transactions and whether an exemption would be applicable to the purchase and holding of the notes and the exchange notes.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 90 days, we will use our reasonable best efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes and certain exchange guarantees will be passed upon by Simpson Thacher & Bartlett LLP. Certain matters under Arizona law will be passed upon by Jennings, Strouss & Salmon P.L.C. Certain matters under California, Colorado, Connecticut, Iowa and Utah will be passed upon by Foley & Lardner LLP. Certain matters under Illinois law will be passed upon by Kirkland & Ellis LLP. Certain matters under Indiana law will be passed upon by Barnes & Thornburg LLP. Certain matters under Maryland law will be passed upon by Whiteford, Taylor & Preston L.L.P. Certain matters under Massachusetts law will be passed upon by Choate Hall & Stewart LLP. Certain matters under Minnesota law will be passed upon by Hinshaw & Culbertson LLP. Certain matters under Nevada law will be passed upon by Woodburn and Wedge. Certain matters under New Jersey law will be passed upon by Giordano, Halleran & Ciesla A Professional Corporation. Certain matters under North Dakota law will be passed upon by the Vogel Law Firm. Certain matters under Ohio law will be passed upon by Frost Brown Todd LLC. Certain matters under Pennsylvania law will be passed upon by Reed Smith LLP. Certain matters under South Carolina law will be passed upon by Parker Poe Adams & Bernstein LLP. Certain matters under West Virginia law will be passed upon by Robinson & McElwee PLLC. Certain matters under Wisconsin law will be passed upon by Michael Best & Friedrich LLP.

EXPERTS

        The consolidated financial statements of National MENTOR Holdings, Inc. at September 30, 2005 and 2004, and for each of the three years in the period ended September 30, 2005, appearing in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit to which reference is hereby made. National Mentor Holdings, Inc. has historically filed annual, quarterly and current reports, proxy statements and other information with the SEC. We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the SEC. The registration statement, historical information about National Mentor Holdings, Inc. and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

National Mentor Holdings, Inc. Consolidated Financial Statements

PAGE
Unaudited condensed consolidated financial statements for the periods from April 1, 2006 and October 1, 2005 through June 29, 2006 and the three and nine months ended June 30, 2005
Unaudited condensed consolidated balance sheets—June 30, 2006, June 29, 2006 and September 30, 2005	F-2
Unaudited condensed consolidated statements of operations—periods from April 1, 2006 and October 1, 2005 through June 29, 2006 and the three months and nine months ended June 30, 2005	F-3
Unaudited condensed consolidated statements of cash flows—periods from June 29, 2006 to June 30, 2006, October 1, 2005 through June 29, 2006 and the nine months ended June 30, 2005	F-4
Notes to unaudited condensed consolidated financial statements	F-5
Audited consolidated financial statements for the fiscal years ended September 30, 2005, September 30, 2004 and September 30, 2003
Report of independent registered public accounting firm	F-19
Consolidated balance sheets as of September 30, 2005 and September 30, 2004	F-20
Consolidated statements of income for the years ended September 30, 2005, September 30, 2004 and September 30, 2003	F-21
Consolidated statements of redeemable preferred stock and stockholder's equity (deficit) for the years ended September 30, 2005, September 30, 2004 and September 30, 2003	F-22
Consolidated statements of cash flows for the years ended September 30, 2005, September 30, 2004 and September 30, 2003	F-23
Notes to consolidated financial statements	F-24

National Mentor Holdings, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	Successor June 30 2006	Predecessor June 29 2006	Predecessor September 30 2005
Assets
Current assets:
Cash and cash equivalents	$19,094	$14,147	$29,307
Accounts receivable, net	97,123	97,123	83,528
Deferred tax assets, net	4,700	4,700	3,829
Prepaid expenses and other current assets	20,381	20,281	12,574

Total current assets	141,298	136,251	129,238
Property and equipment, net	114,994	114,994	114,166
Intangible assets, net	111,458	111,458	104,571
Goodwill	470,577	104,009	91,263
Other assets	23,701	4,278	10,200

Total assets	$862,028	$470,990	$449,438

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$18,842	$27,095	$14,812
Accrued payroll and related costs	43,840	70,096	33,678
Other accrued liabilities	16,825	41,446	19,957
Current portion of long-term debt	3,747	3,747	11,601

Total current liabilities	83,254	142,384	80,048
Other long-term liabilities	3,178	2,922	3,048
Deferred tax liabilities, net	4,414	4,414	10,602
Long-term debt	517,555	316,675	319,430

Total liabilities	608,401	466,395	413,128
Shareholders' equity:
Common stock	—	101	102
Additional paid-in-capital	253,627	42,607	42,023
Note receivable from officer	—	—	(49)
Accumulated deficit	—	(38,113)	(5,766)

Total shareholders' equity	253,627	4,595	36,310

Total liabilities and shareholders' equity	$862,028	$470,990	$449,438

See accompanying notes.

National Mentor Holdings, Inc.

Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Predecessor Period from April 1 through		Predecessor Period from October 1 through
	June 29 2006	June 30 2005	June 29 2006	June 30 2005
Net revenues	$204,516	$175,208	$580,320	$515,335
Cost of revenues	155,546	132,061	440,553	390,054

Gross profit	48,970	43,147	139,767	125,281
Operating expenses:
General and administrative	27,246	23,416	78,706	68,823
Stock option settlement	26,880	—	26,880	—
Transaction costs	8,537	—	9,136	—
Depreciation and amortization	6,144	5,067	17,223	15,688

Total operating expenses	68,807	28,483	131,945	84,511
(Loss) income from operations	(19,837)	14,664	7,822	40,770
Other income (expense):
Management fee of related party	(64)	(66)	(198)	(205)
Other (expense) income, net	(117)	(17)	(176)	15
Interest income	197	207	646	426
Interest expense, including $22.5 million for bond tender premium and related expenses and $7.2 million and $8.0 million for accelerated amortization of deferred financing costs for the periods April 1 and October 1 through June 29, 2006, respectively	(36,726)	(6,651)	(51,690)	(23,018)

(Loss) income before (benefit) provision for income taxes	(56,547)	8,137	(43,596)	17,988
(Benefit) provision for income taxes	(18,228)	3,643	(12,737)	7,879

Net (loss) income	$(38,319)	$4,494	$(30,859)	$10,109

See accompanying notes.

National Mentor Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Successor Period from June 29 through	Predecessor Period from October 1 through
	June 30 2006	June 29 2006	June 30 2005
Operating activities
Net (loss) income	$—	$(30,859)	$10,109
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Accounts receivable allowances	—	3,641	5,871
Depreciation and amortization of property and equipment	—	9,960	9,200
Amortization of other intangible assets	—	7,263	6,488
Amortization of deferred debt financing costs	—	8,634	2,144
Amortization of excess tax goodwill	—	142	—
Stock based compensation	—	583	75
Gain on disposal of business	—	—	(80)
Loss on disposal of property and equipment	—	192	65
Changes in operating assets and liabilities:
Accounts receivable	—	(13,444)	2,335
Other assets	(100)	(9,519)	(506)
Accounts payable	(8,253)	11,532	(190)
Accrued payroll and related costs	(26,256)	35,455	1,466
Other accrued liabilities	(24,621)	21,218	(13,827)
Deferred taxes	—	(7,059)	5,012
Other long-term liabilities	256	(126)	(3,617)

Net cash (used in) provided by operating activities	(58,974)	37,613	24,545
Investing activities
Cash paid for acquisitions, net of cash received	—	(30,579)	(1,716)
Purchases of property and equipment	—	(9,976)	(8,993)
Cash proceeds from sale of property and equipment	—	528	1,944

Net cash used in investing activities	—	(40,027)	(8,765)
Financing activities
Repayments of long-term debt	(314,121)	(10,608)	(226,279)
Redemption of preferred stock	—	—	(118,453)
Proceeds from officer notes	—	—	539
Proceeds from issuance of long-term debt	515,000	—	344,222
Parent capital contribution	253,627	—	—
Purchase and retirement of common stock	(364,074)	(1,488)	(2,309)
Payments of deferred financing costs	(19,423)	(650)	(9,384)
Transaction costs paid on behalf of parent	(7,088)	—	—

Net cash provided by (used in) financing activities	63,921	(12,746)	(11,664)
Net increase (decrease) in cash and cash equivalents	4,947	(15,160)	4,116
Cash and cash equivalents at beginning of period	14,147	29,307	24,416

Cash and cash equivalents at end of period	$19,094	$14,147	$28,532

See accompanying notes.

National Mentor Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share amounts)

June 30, 2006

(Unaudited)

1.    Basis of Presentation

        National Mentor Holdings, Inc., through its wholly owned subsidiaries (collectively, the "Company"), is a national provider of home and community-based services to (i) individuals with mental retardation and/or developmental disabilities ("MR/DD"); (ii) at-risk children and youth with emotional, behavioral or medically complex needs and their families ("ARY"); and (iii) persons with acquired brain injury ("ABI").

        The accompanying condensed consolidated financial statements of the Company do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments considered necessary to present fairly the financial position at June 30, 2006 and the results of operations and cash flows for the interim periods have been included. Operating results for the period from October 1, 2005 through June 29, 2006 are not necessarily indicative of the results that may be expected for the year ending September 30, 2006.

        On June 29, 2006, pursuant to the terms of a merger agreement (the "Merger Agreement"), dated as of March 22, 2006, among the Company, NMH Holdings, LLC ("Parent") and NMH MergerSub, Inc. ("MergerSub"), MergerSub merged with and into the Company, with the Company being the surviving corporation (the "Merger"). As a result of the Merger, Vestar Capital Partners V, L.P. ("Vestar"), an affiliate of Vestar and the management investors, through Parent and NMH Investment, LLC ("NMH Investment"), the parent company of Parent, own the Company. The Merger and related financing transactions described in Note 2 are referred to together as the "Transactions." The term "successor" refers to the Company following the Transactions, and the term "predecessor" refers to the Company prior to the Transactions on June 29, 2006. The operating and cash flows results for the predecessor periods April 1, 2006 through June 29, 2006 and October 1, 2005 through June 29, 2006 reflect the operating results of the Company through June 30, 2006, as one day of operations is not deemed material to present separately. The cash flows results shown for the day June 30, 2006 represent only the cash flows associated with the Merger and related financing transactions described in Note 2. The Merger was accounted for under the purchase method of accounting in accordance with SFAS No. 141, Business Combinations (FAS 141). Under purchase accounting, fixed assets and identifiable intangible assets acquired and liabilities assumed are recorded at their respective fair values. The valuations which will provide the basis for a final purchase price allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying condensed financial statements. As such, the fixed assets and intangible assets acquired have been reflected at their historical values as of June 30, 2006, and the excess of the purchase price over assets acquired and liabilities assumed is recorded in goodwill. Once an allocation is finalized, the excess of the purchase price over the estimated fair market values will be adjusted through goodwill. We have accounted for the Merger in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 54 ("SAB54"), Push Down Accounting, whereby the parent has "pushed down" the purchase price in revaluing the assets and liabilities of the Company.

2.    The Transactions

        As described in Note 1, pursuant to the Merger Agreement, MergerSub merged with and into the Company on June 29, 2006, with the Company being the surviving corporation. Pursuant to the Merger, each outstanding share of common stock of the Company, except those held in treasury or owned by Parent, was converted into the right to receive cash, without interest, subject to certain customary adjustments, and each outstanding share of common stock of MergerSub was converted into one share of common stock of the Company. Vested options to purchase common stock of the Company outstanding at the time of the Merger were converted into the right to receive cash, without interest, less the exercise price of such option, subject to certain customary adjustments.

        Certain members of the Company's management team and employees agreed to exchange certain of their equity interests in the Company into common and preferred units of NMH Investment. In addition, certain management investors participated in the equity of NMH Investment through purchases of additional common and preferred units of NMH Investment, none of which are mandatorily redeemable. Vestar, an affiliate of Vestar and the management investors invested approximately $253.6 million in units of NMH Investment. This equity structure has not been pushed down to the Company.

        Immediately after the consummation of the Transactions, Parent owns all of the issued and outstanding common stock of the Company. Vestar and its affiliate, owns approximately 92% of the voting units in NMH Investment, which in turn, owns Parent. The remaining voting units in NMH Investment are owned by the management investors.

        The following financing transactions occurred in connection with the closing of the Merger:

  •
  a cash investment made by Vestar and its affiliate totaling $242.0 million in preferred and common units of NMH Investment;

  •
  an investment in preferred and common units of NMH Investment by the management investors of approximately $11.6 million, primarily in the form of a rollover of their existing equity interests in the Company;

  •
  borrowings by the Company under its new senior secured credit facilities, consisting of a $335.0 million seven-year senior secured term loan facility, a $125.0 million six-year senior secured revolving credit facility, and a $20.0 million seven-year senior secured synthetic letter of credit facility. At the closing of the Merger, the Company borrowed $335.0 million under the senior secured term loan facility and utilized the entire $20.0 million synthetic letter of credit facility. The Company did not borrow under the senior secured revolving credit facility at the completion of the Transactions;

  •
  the issuance of $180.0 million in 11 1/4% Senior Subordinated Notes due 2014.

        In connection with the closing of the Transactions, National Mentor, Inc. completed a tender offer and consent solicitation to purchase any and all of its outstanding 9 5/8% senior subordinated notes due 2012 (the "old notes") and to amend the related indenture and the old notes to eliminate substantially all of the restrictive covenants and certain events of default and to modify certain other provisions of the indenture and the old notes. The Company recorded interest expense and an accrued liability as of June 29, 2006 of $22.5 million related to the premium and related expenses paid in connection with the tender offer for the old notes.

        At the closing date of the Merger, the Company terminated all commitments, repaid substantially all outstanding borrowings, totaling $164.9 million as of June 29, 2006, under the old senior secured credit facility and paid any accrued and unpaid interest thereon.

        Upon entering into the Merger Agreement, remaining unamortized deferred financing costs of approximately $8.0 million related to the Company's old senior secured credit facility and old notes were expensed over a shortened amortization period through June 29, 2006. According to the Merger Agreement, all stock options outstanding at the time of the Merger were cancelled, and holders of the options received an amount equal to the excess of the fair market value over the exercise price per share. The Company accrued $26.9 million for the stock option settlement in the period from October 1, 2005 through June 29, 2006, which is the difference between the fair value of the underlying stock and the related stock option exercise price. In addition, Merger related costs of $9.1 million were expensed in the period from October 1, 2005 through June 29, 2006, consisting primarily of professional fees. Both the stock option settlement and transaction costs are general and administrative expenses that are shown as separate line items in the condensed consolidated statement of operations.

        The Merger was accounted for under the purchase method of accounting in accordance with FAS 141. Under purchase accounting, fixed assets and identifiable intangible assets acquired and liabilities assumed are recorded at their respective fair values. The valuations which will provide the basis for a final purchase price allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying condensed financial statements. As such, these fixed assets and identifiable intangible assets acquired have been reflected at their historical values as of June 30, 2006, and the excess of the purchase price over assets acquired and liabilities assumed is recorded in goodwill. Once an allocation is finalized, the excess of the purchase price over the estimated fair market values will be adjusted through goodwill. We have accounted for the Merger in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 54 ("SAB54"), Push Down Accounting, whereby the parent has "pushed down" the purchase price in revaluing the assets and liabilities of the Company.

        Total consideration of the Merger, including fees and expenses, was approximately $768.6 million. The Merger was financed in part through an equity investment of $253.6 million, consisting of a cash investment made by Vestar and its affiliate of $242.0 million in preferred and common units of NMH Investment, and an investment in preferred and common units of NMH Investment by the management investors of approximately $11.6 million. In addition, the Merger was financed through borrowings under the new senior secured credit facilities of $335.0 million and the issuance of $180.0 million in 11 1/4% Senior Subordinated Notes due 2014.

3.    Recent Accounting Pronouncements

        In June 2006, the Financial Accounting Standards Board (the "FASB") issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in tax positions recognized in a company's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is in the process of determining the effect, if any, the adoption of FIN 48 will have on its financial statements.

        In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections ("SFAS 154"). SFAS 154 replaces APB Opinion No. 20, Accounting Changes ("APB 20"), and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 applies to all voluntary changes in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 is not expected to have a material effect on the Company's financial statements.

        In September 2006, the FASB issued SFAS 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 does not require new fair value measurements, but is applied to the extent that other accounting pronouncements require or permit fair value measurements. The statement emphasizes that fair value is a market-based measurement that should be determined based on the assumptions that market participants would use in pricing an asset or liability. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the effect, if any, the adoption of SFAS 157 will have on its financial statements.

4.    Long-Term Debt

        In connection with the Transactions described in Note 2, the Company terminated all commitments and repaid all outstanding borrowings under the old senior credit facility and paid any accrued and unpaid interest. The new senior credit facility consists of a $335.0 million seven-year senior secured term loan facility, a $125.0 million six-year senior secured revolving credit facility, and a $20.0 million seven-year senior secured synthetic letter of credit facility. At the closing of the Transactions, the Company borrowed $335.0 million under the senior secured term loan facility, utilized the entire $20.0 million synthetic letter of credit facility, and issued $180.0 million in senior subordinated notes. The Company did not borrow under the senior secured revolving credit facility at the completion of the Transactions.

        Also in connection with the closing of the Transactions described in Note 2, National Mentor, Inc. completed a tender offer and consent solicitation to purchase the old notes due 2012 and to amend the related indenture and the old notes to eliminate substantially all of the restrictive covenants and certain events of default and to modify certain other provisions of the indenture and the old notes. As of June 30, 2006, there is $750 of the old notes outstanding. The Company recorded interest expense and an accrued liability as of June 29, 2006 of $22.5 million related to the premium and expenses to be paid in connection with the tender offer for the old notes.

        The Company's long-term debt consists of the following:

	Successor June 30 2006	Predecessor June 29 2006	Predecessor September 30 2005
Senior term B loan, principal due in quarterly installments through September 30, 2011; variable interest rate (9.5% at June 29, 2006)	$—	$164,871	$171,945
Senior revolver, due November 4, 2010; quarterly cash interest payments at a variable interest rate	—	—	—
Senior subordinated notes, due November 4, 2012; semi-annual cash interest payments beginning June 1, 2005 (interest rate of 9 5/8%)	750	150,000	150,000
Senior term B loan, principal and interest due in quarterly installments through June 29, 2013; variable interest rate (7.85% at June 30, 2006)	335,000	—	—
Senior revolver, due June 29, 2012; quarterly cash interest payments at a variable interest rate	—	—	—
Senior subordinated notes, due July 1, 2014; semi-annual cash interest payments beginning January 1, 2007 (interest rate of 11 1/4%)	180,000	—	—
Term loan mortgage, principal and interest due in monthly installments through May 20, 2010; variable interest rate (9.75% at June 30, 2006 and June 29, 2006)	5,552	5,551	6,086
Note Payable to Seller (Magellan Health Services, Inc., "Magellan"), due March 8, 2007; semiannual cash interest payments at 12% beginning September 2001	—	—	3,000

	$521,302	$320,422	$331,031
Less current portion	3,747	3,747	11,601

Long-term debt	$517,555	$316,675	$319,430

        Any amounts outstanding under the new senior revolver are due six years from the date of the senior credit agreement. The $335.0 million new term B loan has a term of seven years and amortizes one percent per year, paid quarterly, for the first six years, with the remaining balance due in the seventh year. The new senior credit agreement also includes a provision for the prepayment of a portion of the outstanding term loan amounts at any year-end equal to an amount ranging from 0-50% of a calculated amount, depending on the Company's leverage ratio, if the Company generates certain levels of cash flow. For the year ended September 30, 2005, under the then-existing senior credit agreement, one-half of the calculated amount equaled $5.8 million. This amount is reflected in the current portion of long-term debt in the September 30, 2005 consolidated balance sheet and was paid in December 2005.

        The interest rate on the term B loan is equal to LIBOR plus 2.50% or Prime plus 1.50%. The interest rate on the term B loan outstanding at June 30, 2006 is based on LIBOR plus 2.50%. The interest rates for any senior revolving credit facility borrowings are equal to either LIBOR plus 2.50% or Prime plus 1.50%. Cash paid for interest amounted to approximately $25.1 million and $32.6 million for the nine months ended June 30, 2006 and June 30, 2005, respectively. The Company entered into interest rate swap agreements whereby the Company is fixing the interest rate on approximately $221.2 million of its $335.0 million term B loan to reduce the interest rate exposure, effective as of August 31, 2006. The rate and term of the interest rate swaps is 5.32% and four years, respectively. The amount of the term B loan subject to the interest rate swap agreements will reduce to $85.7 million at the end of the four year term.

        The senior credit facility agreement and the bond indenture contain both affirmative and negative financial and non-financial covenants, including limitations on the Company's ability to incur additional debt, sell material assets, retire, redeem or otherwise reacquire capital stock, acquire the capital stock or assets of another business, pay dividends, and require the Company to meet or exceed certain financial ratios.

        The priority with regard to the right of payment on the Company's debt is such that the senior credit facilities and the term loan mortgage have priority over all of the Company's long-term debt. The senior credit facilities are secured by substantially all of the assets of the Company.

        The Company incurred deferred financing costs of approximately $19.4 million and $229 as of June 30, 2006 and June 29, 2006, respectively, related to the refinancing described in Note 2. The balance sheet included $19.8 million and $349 as an other long-term asset primarily related to the refinancing described in Note 2, as well as the mortgage facility. As of September 30, 2005, the balance sheet included deferred financing costs of $1.3 million in other current assets and $7.1 million as an other long-term asset. The Company charged approximately $8.6 million and $2.1 million to interest expense for the period from October 1, 2005 through June 29, 2006 and the nine months ended June 30, 2005, respectively, related to the amortization of deferred financing costs. Included in this charge for the period from October 1, 2005 through June 29, 2006 is approximately $8.0 million due to the shortened amortization period due to the refinancing described in Note 2.

        In June 2006, the outstanding principal balance of the subordinated promissory note to Magellan ("Magellan note") of $3.0 million was settled by the Company. The Company made various claims for indemnification against Magellan, which claims were offset in certain circumstances against the outstanding principal balance of the Magellan note. The Company implemented a settlement agreement with Magellan resolving these claims and other potential claims in return for a $1.5 million payment from Magellan and the full repayment by the Company of the $3.0 million remaining balance of the Magellan note.

5.    Acquisitions

        On January 31, 2006, the Company acquired the Florida operations of American Habilitation Services, Inc. ("AHS Florida"). AHS Florida provides residential group home, day program and intermediate care facility ("ICF-MR") services to individuals with developmental disabilities. In accordance with the agreement, the gross purchase price for the acquisition including transaction costs was approximately $13.0 million in cash. In conjunction with the acquisition, the Company sold approximately $4.5 million in real estate to Pinebrook Properties, LLC, resulting in a net purchase price of $8.5 million. The Company accounted for the acquisition under the purchase method of accounting in accordance with FAS 141. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their respective fair values. The excess of the purchase price over the estimated fair values of net tangible assets was allocated to specifically identified intangible assets, with the residual being allocated to goodwill. Management determined the respective fair values of intangible assets utilizing the discounted cash flow method for agency contracts and the avoided cost method for the licenses and permits.

        The aggregate purchase price for the acquisitions was allocated as follows:

Other assets, current and long term	$162
Property and equipment	1,366
Identifiable intangible assets	4,425
Goodwill	2,874
Accounts payable and accrued expenses	(354)

$8,473

        On May 31, 2006, the Company acquired CareMeridian, LLC ("CareMeridian") for cash of approximately $21.5 million, subject to increase based on earnout provisions over the next two years. CareMeridian is a provider of after-hospital services for catastrophically ill or injured patients in non-institutional, residential settings. CareMeridian specializes in rehabilitative nursing care for adult and pediatric patients who have traumatic brain or spinal cord injuries, pulmonary or neuromuscular disorders or congenital anomalies. The Company accounted for the acquisition under the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their respective fair values. The excess of the purchase price over the estimated fair values of net tangible assets was allocated to specifically identified intangible assets on a preliminary basis, with the residual being allocated to goodwill. The Company may make adjustments to the allocation to identified intangible assets upon completion of valuation models, including the discounted cash flow method and the avoided cost method.

        The aggregate purchase price for the acquisition was preliminarily allocated as follows:

Cash	$12
Accounts receivable	3,744
Other assets, current and long term	73
Property and equipment	76
Identifiable intangible assets	9,510
Goodwill	9,887
Accounts payable and accrued expenses	(1,508)
Long term liabilities	(271)

$21,523

6.    Stock-Based Compensation

        On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004) ("SFAS 123 (R)"), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure is no longer an alternative to financial statement recognition.

        Under SFAS 123(R), entities that used the minimum-value method, as the Company had, to measure compensation cost for stock options under SFAS 123 for financial statement recognition or pro forma disclosure purposes are required to use the prospective method. Under the prospective method, entities continue to account for nonvested awards outstanding at the date of adoption of SFAS 123(R) in the same manner as they had been accounted for prior to adoption for financial statement recognition purposes. All awards granted, modified or settled after the date of adoption are accounted for using the measurement, recognition and attribution provisions of SFAS 123(R).

        Effective October 1, 2005, the Company adopted the fair value recognition provisions of SFAS 123(R) using the prospective method. Therefore, the Company continues to account for nonvested awards outstanding at the date of adoption in the same manner it accounted for them prior to adoption under the provisions of APB 25. The Company uses the Black-Scholes option valuation model to determine the fair value of share-based payments granted after October 1, 2005. In November 2001, the Board of Directors approved a stock option plan, which provides for the grant to our directors, officers and key employees of options to purchase shares of common stock. Options awarded under the stock option plan are exercisable into shares of common stock. The total number of shares of common stock as to which options may be granted may not exceed 1,292,952 shares of common stock.

        Due to the Merger described in Note 2, at the time of the Merger, all unvested stock options became vested in accordance with the change in control provision of the original stock option agreements. According to the Merger Agreement, all stock options outstanding at the time of the Merger will be cancelled, and holders of vested options will receive cash payment in the amount equal to the excess of the fair market value over the exercise price per share. Therefore, the Company accrued stock-based compensation expense of $26.9 million to reflect this anticipated payment to option holders. During the period from April 1, 2006 through June 29, 2006 and the period from October 1, 2005 through June 29, 2006, the Company recorded $223 and $525, respectively, of stock-based compensation expense, included in general and administrative expense in the statement of operations, as a result of adopting SFAS 123(R). In addition, stock-based compensation expense of approximately $19 is reflected in pre-tax income for the period from April 1, 2006 through June 29, 2006 and the three months ended June 30, 2005, and $59 and $75 is reflected in pre-tax income for the period from October 1, 2005 through June 29, 2006 and the nine months ended June 30, 2005, respectively. This compensation cost is related to options granted in 2002 and 2004 under the plan that had exercise prices less than the fair value of the underlying common stock on the date of grant.

        The following table illustrates the effect on net income if the fair value based method had been applied to the three and nine months ended June 30, 2005.

	Three months Ended June 30 2005	Nine months Ended June 30 2005
Net income, as reported	$4,494	$10,109
Add: Stock-based employee compensation included in reported net income, net of related tax effects	10	42
Deduct: Total stock-based employee compensation expense determined under fair value method of all awards, net of related tax effects	(82)	(255)

Net income, pro forma	$4,422	$9,896

        The fair value of options granted during the period from October 1 through June 29, 2006 and June 30, 2005 were calculated using the following assumptions:

	Period from October 1 through
	June 29 2006	June 30 2005
Weighted-average exercise price	$22.50	$11.00
Risk-free interest rate	4.4%	4.4%
Expected dividend yield	—	—
Expected life	6.25 years	10 years
Expected volatility	64.9%	—
Weighted-average fair value of options granted	$14.38	$3.01

        The risk-free interest rate represents the discount rate of an equivalent bond yield at the date of the option grants. In projecting expected stock price volatility the Company considered historical data of equity instruments of comparable companies. The Company estimated the expected life of stock options using the short-cut method as described within SAB 107. In calculating the weighted-average fair value of options granted, the Company estimated stock option forfeitures based on historical experience. Expected forfeitures are calculated based on an average forfeiture rate over the past four years of 13.9%. The historical trend of forfeitures is deemed reasonable to use in determining expected forfeitures. Upon adoption of FAS 123(R) on October 1, 2005, the Company uses the straight line method to recognize expense for options granted.

        A summary of the activity under the Company's stock option plan for the period from October 1, 2005 through June 30, 2006 is presented below:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding at September 30, 2005	847,000	$7.08
Granted	294,500	22.50
Exercised	—	—
Forfeited	(36,250)	7.52

Outstanding at December 31, 2005	1,105,250	$11.18	8.55	$12,515
Granted	—	—
Exercised	—	—
Forfeited	(8,000)	8.50

Outstanding at March 31, 2006	1,097,250	$11.20	8.30	$26,448
Granted	—	—
Exercised	—	—
Cancelled*	(1,081,750)	11.23
Forfeited	(15,500)	8.81

Outstanding at June 30, 2006	—	—	—	$—
Exercisable at June 30, 2006	—	—	—	—
Options vested at June 30, 2006	—	—	—	—

*
Options were settled for cash on June 30, 2006 in connection with the Merger described in Note 2.

        Included in the options above are 942,000 options which the Company granted prior to October 1, 2005 and therefore, continues to account for these options under APB 25 which were fair-valued using the minimum-value method. Of these options, 152,750 were forfeited and the remaining 789,250 options cancelled at June 30, 2006.

7.    Intangible Assets

        Intangible assets, resulting from the Company's acquisition of certain businesses accounted for under the purchase method, consist of identifiable assets, including agency contracts, trade names, noncompete/nonsolicit clauses, an intellectual property model, licenses and permits and relationships with contracted caregivers. Identifiable intangible assets are amortized on a straight-line basis over their estimated useful lives. Various trade names are classified as indefinite-lived intangible assets due to the length of time the trade names have been in existence and the planned use of the trade names for the foreseeable future.

        As of June 30, 2006, the amount assigned to goodwill and intangibles related to the Merger discussed in Note 2 is preliminary, as the valuations which will provide the basis for a final purchase price allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying condensed financial statements.

        Intangible assets consist of the following as of June 29, 2006, immediately prior to the Merger discussed in Note 2.

Description	Estimated Useful Life	Gross Carrying Value	Accumulated Amortization	Intangible Assets, net
Agency contracts	5–13 years	$108,156	$24,438	$83,718
Non-compete/non-solicit	4–5 years	350	276	74
Relationship with contracted caregivers	3 years	6,184	6,073	111
Trade names	10 years	1,846	187	1,659
Trade names	Indefinite life	19,192	—	19,192
Licenses and permits	10 years	8,925	2,576	6,349
Intellectual property models	10 years	550	195	355

		$145,203	$33,745	$111,458

        Amortization expense was $2,589 and $2,150 for the period from April 1, 2006 through June 29, 2006 and the three months ended June 30, 2005, respectively, and $7,263 and $6,488 for the period from October 1, 2005 through June 29, 2006 and the nine months ended June 30, 2005, respectively.

8.    Segment Information

        The Company provides home and community-based human services for individuals with mental retardation and other developmental disabilities, at-risk youth and their families and persons with acquired brain injury. The Company operates its business in three operating divisions: an Eastern Division, a Central Division and a Western Division. For the reasons discussed below, the Company's operating divisions are aggregated to represent one reportable segment, human services, under SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). Accordingly, the accompanying consolidated financial statements reflect the operating results of the Company's reportable segment. The aggregate of the Company's Eastern, Central and Western operating divisions meets the definition of a segment in SFAS 131 as each of the three divisions engages in business activities that earn similar type revenues and incur expenses, its operating results are regularly reviewed by management (comprising the Company's chief operating decision-maker) to assess its performance and make decisions about resources to be allocated to the respective division, and discrete financial information is available in the form of detailed statements of operations for each division. The Company's three service lines, which comprise mental retardation and other developmental disabilities, at-risk youth and persons with acquired brain injury do not represent operating segments per SFAS 131 as management does not internally evaluate the operating performance or review the results of the service lines to assess performance or make decisions about allocating resources. Discrete financial information is not available by service line at the level necessary for management to assess performance or make resource allocation decisions.

        The Company's Eastern, Central and Western operating divisions are combined into one reportable segment in accordance with the criteria outlined in SFAS 131. The aggregation of the three operating divisions is consistent with the objective and basic principles of SFAS 131 because it provides the users of the financial statements with the same information that management uses to internally evaluate the business. Each of the Company's operating divisions provides the same types of services discussed above to similar customer groups, principally individuals. All of the operating divisions have similar economic characteristics, such as similar long-term gross margins. All of the operating divisions follow the same operating procedures and methods in managing their operations, as services are provided in a similar manner. In addition, each operating division operates in a similar regulatory environment, as each operating division has common objectives and regulatory and supervisory responsibilities (e.g., licensing, certification, program standards, regulatory requirements).

9.    Reserves for Self-Insurance and Other Commitments and Contingencies

        The Company maintains professional and general liability, workers' compensation, automobile liability and health insurance with policies that include self-insured retentions. The Company intends to maintain such coverage in the future and is of the opinion that its insurance coverage is adequate to cover potential losses on asserted claims. General and professional liability has a self-insured retention of $1.0 million per claim and $2.0 million in the aggregate. In connection with the Merger, the Company purchased a "tail" coverage for any claims made after the Merger having an occurrence date before the Merger. For workers' compensation, the Company has a $350 thousand per claim retention with statutory limits. Automobile liability has a $100 thousand per claim retention, with additional coverage above the retention. The Company purchases both aggregate and specific stop loss insurance as protection against extraordinary claims liability for health insurance claims. Stop loss insurance covers any claims in the aggregate that exceed 120% of expected claims liability as well as any individual claims that exceed $250,000. Expected claims liability is determined by an outside consultant broker based on historical claims experience.

        Beginning November 1, 2005, the first $1.0 million per claim and $2.0 million in the aggregate of professional and general liability risk was transferred to and funded into the Company's wholly owned subsidiary captive insurance company. The accounts of the captive insurance company are fully consolidated with those of the other operations of the Company in the accompanying financial statements.

        The Company issued approximately $21.2 million in standby letters of credit as of June 30, 2006 related to the Company's workers' compensation insurance coverage. These letters of credit are secured by the senior revolver in the event the letters of credit are drawn upon.

        The Company is in the human services business and therefore has been and will continue to be subject to claims alleging that the Company, its independently contracted host home caregivers, or "Mentors", or its employees failed to provide proper care for a client, as well as claims by the Company's clients, Mentors, employees or community members against the Company for negligence or intentional misconduct. Included in the Company's recent claims are claims alleging personal injury, assault, battery, abuse, wrongful death and other charges. Regulatory agencies may initiate administrative proceedings alleging that the Company's programs, employees or agents violate statutes and regulations and seek to impose monetary penalties on the Company. The Company could be required to incur significant costs to respond to regulatory investigations or defend against civil lawsuits and, if the Company does not prevail, the Company could be required to pay substantial amounts of money in damages, settlement amounts or penalties arising from these legal proceedings.

        The Company reserves for costs related to contingencies when a loss is probable and the amount is reasonably estimable. While the Company believes the provision for legal contingencies is adequate, the outcome of the legal proceedings is difficult to predict and the Company may settle legal claims or be subject to judgments for amounts that differ from the Company's estimates.

REPORT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

The Board of Directors and Shareholders of National Mentor Holdings, Inc.

        We have audited the accompanying consolidated balance sheets of National Mentor Holdings, Inc. as of September 30, 2005 and 2004, and the related consolidated statements of income, redeemable preferred stock and stockholders' equity, and cash flows for each of the three years in the period ended September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Mentor Holdings, Inc. at September 30, 2005 and 2004, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
December 8, 2005

NATIONAL MENTOR HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30
	2005	2004
	(Amounts in thousands, except share amounts)
Assets
Current assets:
Cash and cash equivalents	$29,307	$24,416
Accounts receivable, net of allowances of $2,800 and $2,796 at September 30, 2005 and 2004, respectively	83,528	90,863
Deferred tax assets	3,829	5,802
Prepaid expenses and other current assets	12,574	12,780

Total current assets	129,238	133,861
Property and equipment, net	114,166	113,962
Intangible assets, net	104,571	110,098
Goodwill	91,263	88,544
Other assets	10,200	3,573

Total assets	$449,438	$450,038

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$14,812	$12,597
Accrued payroll and related costs	33,678	39,392
Other accrued liabilities	19,957	28,934
Current portion of long-term debt	11,601	13,110

Total current liabilities	80,048	94,033
Other long-term liabilities	3,048	5,913
Deferred tax liabilities, net	10,602	7,859
Long-term debt	319,430	200,083
Commitments and contingencies (Note 13 and 14)
Redeemable Class A preferred stock, $.01 par value; 125,000 shares authorized, 0 and 86,574 shares issued and outstanding at September 30, 2005 and 2004, respectively	—	116,381
Stockholders' equity
Common stock, $.01 par value; 20,000,000 shares authorized, 10,203,109 and 10,352,867 shares issued and outstanding at September 30, 2005 and 2004, respectively	102	103
Additional paid-in capital	42,252	42,252
Deferred compensation	(229)	(329)
Note receivable from officer	(49)	(49)
Other comprehensive loss	—	(203)
Accumulated deficit	(5,766)	(16,005)

Total stockholders' equity	36,310	25,769

Total liabilities and stockholders' equity	$449,438	$450,038

See accompanying notes.

NATIONAL MENTOR HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended September 30
	2005	2004	2003
	(Amounts in thousands)
Net revenues	$693,826	$648,493	$412,839
Cost of revenues	524,618	491,884	305,311

Gross profit	169,208	156,609	107,528
Operating expenses:
General and administrative	93,491	86,856	67,594
Depreciation and amortization	21,743	21,484	13,071

Total operating expenses	115,234	108,340	80,665

Income from operations	53,974	48,269	26,863
Other income (expense):
Management fee of related party	(270)	(257)	(258)
Other income (expense), net	(192)	(2,581)	(392)
Interest income	661	68	10
Interest expense	(29,905)	(26,893)	(15,819)

Income before provision for income taxes	24,268	18,606	10,404
Provision for income taxes	10,270	8,423	4,462

Net income	$13,998	$10,183	$5,942

See accompanying notes.

NATIONAL MENTOR HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED
STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

	Redeemable Class A Preferred Stock
			Common Stock				Note Receivable From Officer			Total Stockholders' (Deficit) Equity
					Additional Paid-in Capital	Deferred Compensation		Other Comprehensive Loss	Accumulated Deficit		Comprehensive Income
	Shares	Amount	Shares	Amount
	(Amounts in thousands, except share amounts)
Balance at September 30, 2002	35,988	$42,217	5,116,578	$ 51	$ 5,172	(106)	$—	$—	$ (7,905)	$ (2,788)	$ —
Issuance of Redeemable Class A preferred stock and common stock	50,615	50,615	5,226,661	52	36,534	—	—	—	—	36,586	—
Issuance of Redeemable Class A preferred stock and common stock to officer	51	51	12,211	—	49	—	—	—	—	49	—
Note receivable from officer	—	(51)	—	—	—	—	(49)		—	(49)	—
Repurchase and retirement of preferred and common stock	(110)	(110)	(26,952)	—	—	—	—	—	(110)	(110)	—
Deferred compensation amortization related to stock options	—	—	—	—	—	49	—	—	—	49	—
Accrued dividends on Redeemable Class A preferred stock		8,561	—	—	—	—	—	—	(9,047)	(9,047)	—
Net income	—	—	—	—	—	—	—	—	5,942	5,942	5,942

Other comprehensive income, net of tax											$ 5,942
Balance at September 30, 2003	86,544	101,283	10,328,498	103	41,755	(57)	(49)		(11,120)	30,632
Issuance of Redeemable Class A preferred stock and common stock	30	30	24,370	—	170	—	—	—	—	170	—
Deferred compensation related to stock options	—	—	—	—	332	(300)	—	—	—	32	—
Deferred compensation amortization related to stock options	—	—	—	—	—	26	—	—	—	26	—
Forfeiture of stock options	—	—	—	—	(5)	2	—	—	—	(3)	—
Accrued dividends on Redeemable Class A preferred stock	—	15,068	—	—	—	—	—	—	(15,068)	(15,068)	—
Other comprehensive loss related to interest rate swap	—	—	—	—	—	—	—	(203)		(203)	(203)
Net income	—	—	—	—	—	—	—	—	10,183	10,183	10,183

Other comprehensive income, net of tax											$ 9,980
Balance at September 30, 2004	86,574	116,381	10,352,868	103	42,252	(329)	(49)	(203)	(16,005)	25,769
Accrued dividends on Redeemable Class A preferred stock	—	1,533	—	—	—	—	—	—	(1,533)	(1,533)	—
Redemption of Redeemable Class A preferred stock and common stock	(86,574)	(118,453)	—	—	—	—	—	—	—	—	—
Repurchase and retirement of common stock	—	—	(149,759)	(1)	—	—	—	—	(2,226)	(2,227)	—
Deferred compensation amortization related to Stock Options	—	—	—	—	—	100	—	—	—	100	—
Repayment of note receivable from officer	—	539	—	—	—	—	—	—	—	—	—
Settlement of interest rate swap	—	—	—	—	—	—	—	203	—	203	203
Net income	—	—	—	—	—	—	—	—	13,998	13,998	13,998

Other comprehensive income, net of tax	—	—	—	—	—	—	—	—	—	—
Balance at September 30, 2005	—	$—	10,203,109	$102	$42,252	$(229)	$(49)	$—	$ (5,766)	$ 36,310	$14,201

See accompanying notes.

NATIONAL MENTOR HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended September 30
	2005	2004	2003
	(Amounts in thousands)
Operating activities
Net income	$13,998	$10,183	$5,942
Adjustments to reconcile net income to net cash provided by operating activities:
Accounts receivable allowances	9,341	6,114	1,762
Income related to recognition of fair market value of interest rate swap agreements	—	—	(768)
Depreciation and amortization of property and equipment	13,023	12,262	7,497
Amortization of other intangible assets	8,720	9,222	5,574
Amortization of deferred debt financing costs	2,419	5,855	772
Write-off of deferred debt financing costs	—	—	2,000
Amortization of excess tax goodwill	182	141	—
Stock based compensation	100	58	49
(Gain) loss on disposal of business units	(80)	2,406	1,065
Loss on disposal of property and equipment	292	351	230
Changes in operating assets and liabilities:
Accounts receivable	(1,810)	(20,503)	(10,878)
Other assets	1,306	(5,914)	1,236
Accounts payable	2,197	(59)	1,363
Accrued payroll and related costs	(5,824)	6,123	6,013
Other accrued liabilities	(8,637)	15,483	6,241
Deferred taxes	4,255	1,801	178
Other long-term liabilities	(3,090)	(5,852)	5,337

Net cash provided by operating activities	36,392	37,671	33,613
Investing activities
Cash paid for acquisitions, net of cash acquired	(7,286)	(4,715)	(255,446)
Proceeds from sale of business units, net of cash and transaction costs	—	341	1,752
Purchases of property and equipment	(14,626)	(15,601)	(8,543)
Cash proceeds from sale of property and equipment	2,225	—	—

Net cash used in investing activities	(19,687)	(19,975)	(262,237)
Financing activities
Repayments of long-term debt	(226,381)	(14,282)	(38,620)
Redemption of preferred stock	(118,453)	—	—
Proceeds from officer notes	539	—	—
Proceeds from issuance of long-term debt	344,222	4,998	203,596
Payments of deferred financing costs	(9,468)	—	(8,073)
Proceeds from issuance of preferred and common stock	—	200	87,201
Repurchase and retirement of preferred and common stock	(2,273)	—	(220)

Net cash (used in) provided by financing activities	(11,814)	(9,084)	243,884

Net increase in cash and cash equivalents	4,891	8,612	15,260
Cash and cash equivalents at beginning of period	24,416	15,804	544

Cash and cash equivalents at end of period	$29,307	$24,416	$15,804

Supplemental disclosure of noncash activities
Accrued dividends on Redeemable Class A preferred stock	$1,533	$15,068	$8,561

Issuance of note receivable for Redeemable Class A preferred stock and common stock	$—	$—	$100

See accompanying notes.

NATIONAL MENTOR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

September 30, 2005

1.    Organization

        National Mentor Holdings, Inc. (Holdings), through its wholly owned subsidiaries (collectively, the Company), is a national provider of home and community-based services to (i) individuals with mental retardation and/or developmental disabilities (MR/DD); (ii) at-risk children and youth with emotional, behavioral or medically complex needs (ARY); and (iii) persons with acquired brain injury (ABI). The Company provides services in small group home, host home, in-home or non-residential settings that are designed to promote client independence and participation in community life.

2.    Significant Accounting Policies

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require the appropriate application of certain accounting policies, many of which require the Company to make estimates and assumptions about future events and their impact on amounts reported in the financial statements and related notes. Since future events and the impact of those events cannot be determined with certainty, the actual results will inevitably differ from the Company's estimates. These differences could be material to the financial statements.

        The Company believes the application of accounting policies, and the estimates inherently required therein, are reasonable. These accounting policies and estimates are constantly reevaluated, and adjustments are made when facts and circumstances dictate a change. Historically, the Company's application of accounting policies has been appropriate, and actual results have not differed materially from those determined using necessary estimates.

Cash Equivalents

        The Company considers short-term investments with maturity dates of 90 days or less at the date of purchase to be cash equivalents. Cash equivalents primarily consist of money market funds and overnight repurchase investments. The carrying value of cash equivalents approximates fair value due to their short-term maturity.

Financial Instruments

        Financial instruments consist of cash and cash equivalents, receivables, accounts payable, certain accrued liabilities, debt and redeemable preferred stock. These instruments are carried at cost, which approximates fair value, with the exception of the redeemable preferred stock, which is carried at cost plus accrued and unpaid dividends. The estimated fair values have been determined using information from market sources and management estimates. Interest rate swaps are carried at fair value (see Note 9).

Concentrations of Credit and Other Risks

        Financial instruments that potentially subject the Company to credit risk primarily consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with federally insured commercial bank in the United States. Cash equivalents have maturities of less than 90 days at the time of purchase.

        The Company derives most of its revenues from states, counties, and regional governmental agencies. These entities fund a significant portion of their payments to the Company through federal matching funds. These funds pass through various state and local government agencies. Management believes that due to the diversity of the state and local government agency payor base, it is doubtful that a given set of economic conditions or legislative actions would impact the payor base in a similar manner.

Revenue Recognition

        Revenues are reported net of any provider taxes or gross receipts taxes levied by certain states on services the Company provides. Provider taxes and gross receipts taxes were $4,617, $4,434 and $1,194 for the years ended September 30, 2005, 2004 and 2003, respectively. The Company follows Staff Accounting Bulletin (SAB) 104, Revenue Recognition, which requires that revenue can only be recognized when evidence of an arrangement exists, the service has been provided, the price is fixed or determinable and collectibility is probable. The Company recognizes revenues for services performed pursuant to contracts with various state and local government agencies and private health care agencies as follows: cost-reimbursement contract revenues are recognized at the time the service costs are incurred and units-of-service contract revenues are recognized at the time the service is provided.

        For the Company's cost-reimbursement contracts, the rate provided by the payor is based on a certain level and types of costs being incurred in delivering the service. From time to time, the Company receives payments under cost-reimbursement contracts in excess of the allowable costs required to support those revenues. In such instances, the Company records a liability for payments that are in excess of allowable costs. At the end of the contract period, any balance of excess payments is maintained as a liability for reimbursement to the payor.

        Revenues in the future may be affected by changes in rate-setting structures, methodologies or interpretations that may be enacted in states where the Company operates or by the federal government. To date, the Company has not encountered any rate-setting changes of significance.

Cost of Revenues

        The Company classifies expenses directly related to providing services as cost of revenues, except for depreciation and amortization related to cost of revenues, which are shown separately in the consolidated income statement. Direct costs and expenses principally include salaries and benefits for service provider employees and contracted caregivers, transportation costs for clients requiring services, certain client expenses such as food, drugs and medicine, residential occupancy expenses, which primarily comprise rent and utilities, and other miscellaneous direct service-related expenses.

Property and Equipment

        Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation using straight-line methods over the estimated useful lives of the related assets. Estimated useful lives for buildings are 30 years. The useful lives of computer hardware and software are three years, the useful lives for furniture and equipment range from three to ten years, and the useful lives for vehicles are five years. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or the useful life of the property. Expenditures for maintenance and repairs are charged to operating expenses as incurred.

Capitalized Software Developed for Internal Use

        The Company accounts for software developed for internal use under Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use (SOP 98-1), and Emerging Task Force Issue 00-2, Accounting for Website Development Costs (EITF 00-2). Expenses incurred by the Company to enhance, manage, monitor and operate the Company's website are expensed as incurred, except for costs that provide additional functionality, which are capitalized in accordance with SOP 98-1 and EITF 00-2.

        As of September 30, 2005 and 2004, the Company had capitalized $3,325 of internally developed software costs, which is included in property and equipment in the accompanying consolidated balance sheets. The net book value of the internally developed software is $37 and $578 at September 30, 2005 and 2004, respectively. The internally developed software costs primarily relate to the Company's Oracle implementation, and the Company's intranet site. These costs are being depreciated on a straight-line basis over the useful lives, which range from one to five years.

        For the years ended September 30, 2005, 2004, and 2003, amortization expense relating to capitalized software developed for internal use was $541, $665 and $665, respectively.

Accounts Receivables

        Accounts receivable primarily consist of amounts due from state and local government agencies, not-for-profit providers, and commercial insurance companies; such amounts are not collateralized. An estimated sales allowance and allowance for doubtful accounts receivable is recorded to the extent it is probable that a portion or all of a particular account will not be collected. In evaluating the collectibility of accounts receivable, the Company considers a number of factors, including payment trends in individual states, age of the accounts and the status of ongoing disputes with third-party payors. Complex rules and regulations regarding billing and timely filing requirements in various states are also a factor in our assessment of the collectibility of accounts receivable. Actual collections of accounts receivable in subsequent periods may require changes in the estimated sales allowance and allowance for doubtful accounts. Changes in these estimates are charged or credited to revenue in the income statement in the period of the change in estimate. The Company has allowances for doubtful accounts and sales allowances that aggregate $2,800 and $2,796 at September 30, 2005 and 2004, respectively.

Reserves for Self-insurance

        The Company self-insures a substantial portion of its health, workers compensation, auto and professional and general liability ("PL/GL") programs. The Company records expenses related to claims on an incurred basis, which includes maintaining fully developed reserves for both reported and unreported claims. The reserves for the health and workers compensation, auto and PL/GL programs may be based on analysis performed internally by management or actuarially determined estimates by independent third parties. While the Company believes that the estimates of reserves are adequate, the ultimate liability may be greater or less than the aggregate amount of reserves recorded. Reserves relating to prior periods are continually reevaluated and increased or decreased based on new information. As such, these changes in estimates are recorded as charges or credits to the income statement in a subsequent period of the change in estimate.

Goodwill and Intangible Assets

        Prior to October 1, 2002, pursuant to APB 17, Intangible Assets, goodwill and intangible assets were amortized using the straight-line method over their respective estimated useful lives.

        On October 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations (SFAS 141) for all business combinations consummated after June 1, 2001. The Company also adopted SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142). The Company reviews costs of purchased businesses in excess of net assets acquired (goodwill), and indefinite-lived intangible assets for impairment at least annually, unless significant changes in circumstances indicate a potential impairment may have occurred sooner. The Company uses a fair value approach to test goodwill for impairment and recognize an impairment charge for the amount, if any, by which the carrying amount of goodwill exceeds fair value. The impairment test for indefinite-lived intangible assets requires the determination of the fair value of the intangible asset. If the fair value of the intangible asset is less than its carrying value, an impairment loss should be recognized in an amount equal to the difference. Fair values are established using the discounted cash flow and comparative market multiple methods. Discounted cash flows are based on management's estimates of the Company's future performance. As such, actual results may differ from these estimates and lead to a revaluation of the Company's goodwill and intangible assets. If updated calculations indicated that the fair value of goodwill or any indefinite-lived intangibles to be less than the carrying value of the asset, an impairment charge would be recorded in the income statement in the period of the change in estimate. To date there have been no impairment charges recorded.

Impairment of Long-lived Assets

        The Company follows SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). Under SFAS 144, the Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded based upon various techniques to estimate fair value. To date, the Company has not identified any impairment indicators and thus has not recognized an impairment charge.

Income Taxes

        The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under FAS 109, the asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined by multiplying the differences between the financial reporting and tax reporting bases for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled. These deferred tax assets and liabilities are separated into current and long-term amounts based on the classification of the related assets and liabilities for financial reporting purposes. Valuation allowances on deferred tax assets are estimated based on the Company's assessment of the realizability of such amounts.

Derivative Financial Instruments

        The Company uses derivative financial instruments to manage the risk of interest rate fluctuations on debt and accounts for derivative financial instruments in accordance with Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities (FAS 133), as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. Changes in the fair value of derivatives are recorded each period in current operations or in stockholders' equity as other comprehensive income (loss) depending upon whether the derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction.

        The Company, from time to time, enters into interest rate swap agreements to hedge against variability in cash flows resulting from fluctuations in the benchmark interest rate on its debt. These agreements involve the exchange of variable interest rates for fixed interest rates over the life of the agreement without an exchange of the notional amount upon which the payments are based. The differential to be received or paid as interest rates change is accrued and recognized as an adjustment of other income or expense in the accompanying consolidated statement of income or as a change to stockholders' equity, depending on whether the transaction qualifies as a hedge. The related amount receivable from or payable to counterparties is included as an asset or liability in the Company's consolidated balance sheet (see Note 9).

        Hedges of underlying exposure are designated as part of a hedge transaction and documented at the inception of the hedge. Whenever it qualifies, the Company uses the shortcut method to satisfy hedge effectiveness requirements. Under this approach, the Company exactly matches the terms of the interest rate swap to the terms of the underlying debt and therefore may assume 100% hedge effectiveness with no formal quarterly assessment of effectiveness or measurement of ineffectiveness. The entire change in fair market value is recorded in the stockholders' equity as other comprehensive loss. There were no outstanding swap agreements at September 30, 2005.

Stock-based Compensation

        On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and amends SFAS No. 95, Statement of Cash Flows.Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Companies are required to adopt the provisions of SFAS No. 123(R) for annual periods beginning after June 15, 2005. Early adoption is permitted in periods in which financial statements have not been issued. The adoption of SFAS No. 123(R) is not expected to have a material impact on the Company's financial statements.

        At September 30, 2005, the Company has one stock-based employee compensation plan, which is more fully described in Note 17. The Company accounts for the plan under the recognition and measurement principles of APB 25 and related interpretations. Stock-based compensation cost of approximately $100, $26 and $49 is reflected in pre-tax income at September 30, 2005, 2004 and 2003, respectively, related to options granted in 2004 and 2002 under the plan that had an exercise price less than the fair value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation based on the utilization of the minimum value option-pricing model with the following assumptions:

	2005	2004	2003
Risk-free interest rate	4.40%	4.26%	3.97%
Expected dividend yield	—	—	—
Expected life	10 years	10 years	10 years
Expected volatility	—	—	—
Weighted-average fair value of options granted	$3.00	$2.71	$1.73
Weighted-average remaining contractual life of options granted	8.28 years	8.75 years	8.68 years

        Because options vest over several years and additional option grants are expected to be made in future years, the below pro forma effects are not necessarily indicative of the pro forma effects on future years.

	2005	2004	2003
Net income, as reported	$13,998	$10,183	$5,942
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	58	14	28
Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effects	(347)	(142)	(45)

Pro forma net income	$13,709	$10,055	$5,925

Comprehensive Income (Loss)

        Comprehensive income (loss) is defined as the change in equity of a company during a period from transactions and other events and circumstances, excluding transactions resulting from investments by owners and distributions to owners. Other comprehensive income (loss) consists of gains and losses on interest swaps, net of tax.

Reclassifications

        Certain 2004 amounts have been reclassified to conform to the 2005 presentation.

Recent Accounting Pronouncements

        On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004) (SFAS 123 (R)), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative to financial statement recognition. Companies are required to adopt the provisions of SFAS No. 123(R) for annual periods beginning after June 15, 2005.

        Under SFAS 123(R), nonpublic entities that used the minimum-value method to measure compensation cost for stock options under SFAS 123 for financial statement recognition or pro forma disclosure purposes will be required to use the prospective method. Under the prospective method, nonpublic entities will continue to account for nonvested awards outstanding at the date of adoption of SFAS 123(R) in the same manner as they had been accounted for prior to adoption for financial statement recognition purposes. All awards granted, modified or settled after the date of adoption will be accounted for using the measurement, recognition and attribution provisions of SFAS(R).

        The Company adopted SFAS 123(R) on October 1, 2005 using the prospective method. Currently, the Company uses the minimum value method to estimate the value of stock options granted to employees and expect to use the Black-Scholes option valuation model upon the required adoption of SFAS 123(R) for all share-based payments granted after the effective date. The impact of adoption of SFAS 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted Statement 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS 123 as described in the disclosure of pro forma net income previously. SFAS 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current rules. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption.

        In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections (SFAS 154). SFAS 154 replaces APB Opinion No. 20, Accounting Changes (APB 20), and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 applies to all voluntary changes in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The adoption of SFAS 154 is not expected to have an impact on the Company's financial statements.

        In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS 150). SFAS 150 affects the issuer's accounting for certain types of freestanding financial instruments, including mandatorily redeemable shares, put options and forward purchase contracts and obligations that can be settled with shares. In addition to its requirements for the classification and measurement of financial instruments in its scope, SFAS 150 also requires disclosure about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective for private companies for fiscal years beginning after December 15, 2004, and for non-public SEC registrants (e.g., public debt offering), SFAS 150 is effective for fiscal periods beginning after December 15, 2003. The adoption of SFAS 150 will not have an impact on the Company's financial statements.

3.    Acquisitions

2003

        In fiscal 2003, the Company acquired four companies engaged in behavioral health and human services. Total consideration for the acquired companies was approximately $260,100. The Company accounted for all four acquisitions under the purchase method of accounting in accordance with FAS 141. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their respective fair values. The excess of the purchase price over the estimated fair market value of net tangible assets was allocated to specifically identified intangible assets, with the residual being allocated to goodwill (see Note 5). Management determined the respective fair values of intangible assets and property and equipment based on independent valuations. The operating results of the acquired entities are included in the consolidated statements of income from the dates of acquisition.

REM, Inc.

        On May 1, 2003, the Company acquired REM, Inc. (REM), headquartered in Edina, Minnesota (the REM Transaction). Located in 17 states, REM primarily serves individuals with mental retardation and/or developmental disabilities in group home settings. Total consideration was approximately $240,200. Madison Dearborn Partners, Inc. (MDP), together with the Company's senior management team, acquired a total of $50,600 of Redeemable Class A Preferred Stock and $36,600 of common stock (see Note 10). The proceeds of this stock issuance were utilized in the financing of the REM Transaction. Additionally, as part of the REM Transaction, the seller provided $28,000 in the form of junior subordinated debt (Junior Subordinated Note Payable) to the Company. The remaining amount was financed by senior credit facilities, under which the Company obtained $250,000 in debt financing consisting of a $170,000 six-year amortizing term-loan and an $80,000 million four-year revolver (see Note 9). In addition, the Company issued 438,723 warrants to the sellers in the REM Transaction. The warrants have increasing exercise prices from the date of issuance until their expiration date of May 1, 2013 (see Note 10).

        The following summarizes the allocation of the purchase price to the assets acquired and liabilities assumed in the REM Transaction:

Cash	$5,015
Accounts receivable	31,308
Other assets, current and long-term	3,659
Property and equipment	96,261
Identifiable intangible assets	113,030
Deferred tax assets, current and long-term	1,493
Goodwill	17,004
Accounts payable and accrued expenses	(21,156)
Deferred tax liabilities	(6,427)
Long-term liabilities	(3)

$240,184

        The remaining three acquisitions were financed through the Senior Revolver (see Note 9) and cash on hand. Each acquisition is discussed below. The aggregate purchase price for the acquisitions was allocated as follows:

Cash	$9
Accounts receivable	1,196
Other assets, current and long-term	75
Property and equipment	3,790
Identifiable intangible assets	4,430
Deferred tax assets, current	230
Goodwill	11,579
Accounts payable and accrued expenses	(971)
Deferred tax liabilities	(247)
Long-term liabilities	(147)

$19,944

        During fiscal 2005 and 2004, the Company finalized certain components of its purchase price allocation related to the acquisitions in 2003 (see Note 5).

Family Advocacy Services, Inc.

        On December 16, 2002, the Company acquired the assets of Family Advocacy Services, Inc. and Family Advocacy Services of Virginia, Inc. (collectively, FAS), headquartered in Baltimore, Maryland. FAS provides therapeutic day schools and a continuum of children's services. Total consideration was approximately $7,500 in cash.

American Habilitation Services, Inc.

        On February 28, 2003, the Company acquired certain assets of American Habilitation Services, Inc. in Georgia, Indiana, Oregon and Arizona (collectively, AHS). AHS provides residential group home and day program services. Total consideration was approximately $12,300 in cash.

New Hope of Pennsylvania, Inc.

        On September 30, 2003, the Company acquired the assets of New Hope of Pennsylvania, Inc. (New Hope). New Hope provides home and school-based counseling services to juveniles in the Commonwealth of Pennsylvania. Total consideration was approximately $92 in cash.

2004

        In fiscal 2004, the Company acquired three companies engaged in behavioral health and human services. On January 5, 2004, the Company acquired certain assets of CRF First Choice Inc., located in Ft. Wayne, Indiana (CRF). CRF provides residential group home services to mentally retarded or developmentally disabled individuals. Total consideration was approximately $86 in cash. On April 30, 2004, the Company acquired the assets of Foster America Inc., headquartered in Tampa, Florida (Foster America). Foster America provides therapeutic foster care services to at risk youth. Total consideration was approximately $3,885 in cash. On June 30, 2004, the Company acquired the assets of CC Lifestyles Inc., located in Madison, MN (CC Lifestyles). CC Lifestyles provides residential group home services to mentally retarded or developmentally disabled individuals. Total consideration was approximately $111 in cash. The operating results of the acquired entities are included in the consolidated statements of operations since the dates of acquisition. The Company accounted for the acquisitions under the purchase method of accounting in accordance with FAS 141. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their respective fair values. The excess of the purchase price over the estimated fair market value of net tangible assets was allocated to specifically identified intangible assets, with the residual being allocated to goodwill (see Note 5).

        The aggregate purchase price for the acquisitions was allocated as follows:

Cash	$(78)
Accounts receivable	357
Other assets, current and long-term	28
Property and equipment	124
Identifiable intangible assets	1,980
Goodwill	2,059
Accounts payable and accrued expenses	(388)

$4,082

        During fiscal 2005, the Company finalized certain components of its purchase price allocation related to the acquisitions in 2004. See Note 5.

2005

        In fiscal 2005, the Company acquired ten companies engaged in behavioral health and human services. The Company acquired the assets of Diane Marie's Place, Inc., Bayview Neuro, Inc., MSN, Inc., Spectrum Community Services, LTD (both Spectrum Tampa and Spectrum Orlando), Adam's House, Inc., The Brown Schools of Florida, Inc., McGarvey ICF/DD-H Home and Neurorestorative Associates, Inc. The Company also acquired all of the issued and outstanding shares of capital stock of Cornerstone Living Skills, Inc. Aggregate consideration for these acquisitions was approximately $8,302. The operating results of the acquired entities are included in the consolidated statements of income for the dates of acquisition. The Company accounted for the acquisitions under the purchase method of accounting in accordance with FAS 141. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their respective fair values. The excess of the purchase price over the estimated fair market value of net tangible assets was allocated to specifically identified intangible assets, with the residual being allocated to goodwill (see Note 5).

        The aggregate purchase price for the acquisitions was allocated as follows:

Cash	$9
Accounts receivable	198
Other assets, current and long-term	27
Property and equipment	1,066
Identifiable intangible assets	3,192
Goodwill	4,184
Accounts payable and accrued expenses	(149)
Long-term liabilities	(225)

$8,302

4.    Significant Contractual Arrangements

        The Company has several management agreements with subsidiaries of Alliance Health, Inc. (Alliance). Alliance is a not-for-profit organization that contracts directly with state government agencies. The Company provides clinical and management services in accordance with the terms of its agreements with Alliance. For each state, the Company receives a monthly retainer and a daily rate per client served. The Company has no ownership interest in, and no legal control over, nor does it exert control over Alliance. Total revenue derived by the Company from contracts with Alliance was approximately $35,336, $31,713 and $28,391 for the years ended September 30, 2005, 2004, and 2003, respectively. The net amount due from Alliance in connection with the services provided by the Company under the contracts at September 30, 2005 and 2004 was approximately $8,380 and $5,675, respectively, and is included in accounts receivable in the accompanying consolidated balance sheets.

5.    Goodwill and Intangible Assets

        Intangible assets, resulting from the Company's acquisition of certain businesses (Note 3) accounted for under the purchase method, consist of identifiable assets, including agency contracts, trade names, noncompete/nonsolicit clauses, an intellectual property model, licenses and permits and relationships with contracted caregivers. Identifiable intangible assets are amortized on a straight-line basis over their estimated useful lives. Various trade names are classified as indefinite-lived intangible assets due to the length of time the trade names have been in existence and the planned use of the trade names for the foreseeable future. The changes in the carrying amount of goodwill for the years ended September 30, 2005 and 2004 are as follows:

	2005	2004
Balance as of October 1	$88,544	$86,581
Goodwill acquired during the year	4,184	2,559
Adjustments to goodwill, net	(1,465)	(232)
Goodwill written off related to disposal of business units	—	(364)

Balance as of September 30	$91,263	$88,544

        The adjustments to goodwill in 2005 include a net settlement related to a working capital settlement related to the REM Transaction of $546, an adjustment of $(500) related to the finalization of the purchase price of the 2004 acquisitions, and $(1,511) related to tax adjustments.

        The adjustments to goodwill in 2004 reflect an additional $166 related to the finalization of the purchase price of the 2003 acquisitions, $(257) related to cash receipts from accounts receivables written off, partially offset by additional reserve requirements for amounts due back to third-party payors, and $(141) related to the amortization of excess tax goodwill.

        Effective October 1, 2002, the Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142). This statement affects the Company's treatment of goodwill and other intangible assets. This statement requires that goodwill existing at the date of adoption be reviewed for possible impairment, and that impairment tests be periodically repeated, with impaired assets written down to fair value. The Company has determined, based on the guidance of SFAS No. 142, that the Company has three reporting units. The reporting units are the East, Central, and West Divisions. Intangible assets with finite useful lives will continue to be amortized. Amortization of goodwill and intangible assets with indeterminable lives ceased upon adoption of FAS 142 effective October 1, 2002. The Company performed its annual test of impairment of goodwill as of July 1, 2005. Based on the results of the first step of the goodwill impairment test, the Company determined that no impairment had taken place, as the fair value of each reporting unit exceeded their respective carrying value. Therefore, the second step of the goodwill impairment test was not necessary.

        Intangible assets consist of the following as of September 30, 2005:

Description	Estimated useful life	Gross carrying value	Accumulated amortization	Intangible assets, net
Agency contracts	5-13 years	$96,021	$18,047	$77,974
Non-compete/non-solicit	4-5 years	350	221	129
Relationship with contracted caregivers	3 years	6,184	5,973	211
Trade names	10 years	526	136	390
Trade names	Indefinite life	19,192	—	19,192
Licenses and permits	10 years	8,230	1,952	6,278
Intellectual property models	10 years	550	153	397

		$131,053	$26,482	104,571

        Intangible assets consist of the following as of September 30, 2004:

Description	Estimated useful life	Gross carrying value	Accumulated amortization	Intangible assets, net
Agency contracts	5-13 years	$93,023	$10,451	$82,572
Non-compete/non-solicit	4-5 years	350	146	204
Relationship with contracted caregivers	3 years	6,184	5,840	344
Trade names	10 years	500	85	415
Trade names	Indefinite life	19,192	—	19,192
Licenses and permits	10 years	8,062	1,143	6,919
Intellectual property models	10 years	550	98	452

		$127,861	$17,763	$110,098

        Amortization expense was $8,720, $9,222 and $5,574 for the years ended September 30, 2005, 2004 and 2003, respectively.

        The estimated remaining amortization expense related to intangible assets with finite lives for each of the five succeeding years and thereafter is as follows:

Year ending September 30,
2006	$9,060
2007	8,973
2008	8,652
2009	8,499
2010	8,488
Thereafter	41,707

$85,379

6.    Property and Equipment

        Property and equipment consists of the following at September 30:

	2005	2004
Buildings and land	$91,119	$90,337
Vehicles	15,031	11,063
Computer hardware and software	14,727	11,485
Furniture and fixtures	13,307	11,444
Leasehold improvements	6,598	5,288
Office and telecommunication equipment	6,220	5,400
Software developed for internal use	3,325	3,325
Construction in progress	—	213

	150,327	138,555
Less accumulated depreciation and amortization	(36,161)	(24,593)

Property and equipment, net	$114,166	$113,962

        Depreciation and amortization expense was $13,023, $12,262 and $7,497 for the years ended September 30, 2005, 2004, and 2003, respectively.

7.    Prepaid Expenses and Other Current Assets

        Prepaid expenses and other assets consisted of the following at September 30:

	2005	2004
Prepaid insurance	$4,702	$4,508
Prepaid expenses	3,811	4,101
Other	2,736	2,726
Deferred financing costs	1,325	1,445

Prepaid expenses and other assets	$12,574	$12,780

8.    Other Accrued Liabilities

        Other accrued liabilities consisted of the following at September 30:

	2005	2004
Accrued interest	$6,484	$14,588
Cost reimbursement reserves	3,129	2,044
Overpayments	2,293	1,838
Self-insurance reserves	2,243	1,942
Deferred revenue	1,598	3,611
Accrued professional services	1,496	1,440
Accrued real estate tax	1,387	1,359
Other	1,327	2,112

Other accrued liabilities	$19,957	$28,934

9.    Financing Arrangements

        On November 4, 2004, the Company refinanced its then-existing senior credit facilities. The new senior credit facilities consist of an $80.0 million revolving credit facility (senior revolver) and a $175.0 million term B loan facility (term B loan, collectively with the senior revolver, senior credit facilities). In addition, on November 4, 2004, National MENTOR, Inc. (a wholly owned subsidiary) issued $150.0 million in aggregate principal amount of its 9 5/8% senior subordinated notes due 2012 (senior subordinated notes). These transactions are referred to together as the "Refinancing." At the time of and in connection with the Refinancing, the Company redeemed all of its outstanding preferred stock, repaid certain of its other subordinated debt, and paid certain of its deferred compensation obligations. In addition, all outstanding interest rate swap agreements were terminated.

        Any amounts outstanding under the senior revolver are due six years from the date of the senior credit agreement. The $175.0 million term B loan has a term of seven years and amortizes one percent per year, paid quarterly, for the first six years, with the remaining balance due in the seventh year.

        The Senior Revolver has a maximum borrowing limit of $80 million at September 30, 2005. In addition, the Senior Revolver contains limitations on amounts borrowed as follows: (a) borrowings for letters of credit may not exceed $40 million; (b) swingline loans, which are borrowings on the Senior Revolver that are funded within two hours compared to normal borrowings, which are funded within one to three days, may not exceed $10 million; (c) and borrowings to fund acquisitions may not exceed $80 million during the term of the agreement. The Company pays a commitment fee on a quarterly basis for the revolving credit facility, which is equal to 0.5% of the unused portion of the revolving credit facility at September 30, 2005.

        On March 30, 2005, the Company repriced its senior term B loan facility. The interest rate on the term B loan was reduced by 75 basis points. The cost of a LIBOR based loan was reduced from LIBOR plus 3.25% to LIBOR plus 2.50%. The cost of a Prime based loan was reduced from Prime plus 2.25% to Prime plus 1.50%. Essentially, all terms and conditions of the original loan remain unchanged, except that, should the Company seek another repricing within a year of the repricing on

March 20, 2005, it will be required to pay the lender group a prepayment fee equal to 1% of the outstanding loan balance. The interest rate on the senior term B loan outstanding at September 30, 2005 is based on LIBOR plus 2.50%. The interest rates for any senior revolving credit facility borrowings are equal to either LIBOR plus 3.25% or Prime plus 2.25%. Cash paid for interest amounted to approximately $35,468, $13,357 and $9,186 for the years ended September 30, 2005, 2004 and 2003, respectively.

        On May 20, 2005, the Company refinanced its term loan mortgage facility. The Company borrowed $6.2 million on the new $8.0 term loan mortgage facility. At the time of and in connection with the Refinancing of the term loan mortgage facility, the Company repaid the outstanding principal and accrued interest on the existing mortgage facility of $4.7 million. The Company refinanced $1.7 million of properties pledged as collateral under the term B loan and was therefore required to prepay the term B loan by that amount. The new mortgage facility has a term of five years and is paid monthly until the maturity date, which is May 2010. The term loan mortgage facility is collateralized by certain buildings and land of the Company.

        The new senior credit facility agreement and the bond indenture contain both affirmative and negative covenants, including limitations on the Company's ability to incur additional debt, sell material assets, retire, redeem or otherwise reacquire capital stock, acquire the capital stock or assets of another business, pay dividends, and requires the Company to meet or exceed certain financial ratios. The Company was in compliance with all covenants at September 30, 2005. The new senior credit agreement includes a provision for the prepayment of a portion of the outstanding term loan amounts at any year-end if the Company generates certain levels of cash flow above a pre-determined amount. The Company has calculated this amount to be $5,804 for the period ended September 30, 2005. This amount is reflected in the current portion of long-term debt on the consolidated balance sheets.

        The Company's long term debt consists of the following at September 30:

	2005	2004
Senior Term B Loan, principal and interest due in quarterly installments through 2007; variable interest rate (approximately 8% at September 30, 2004)	$—	$154,725
Senior Revolver, due March 7, 2007; quarterly cash interest payments at a variable interest rate (7% at September 30, 2004)	—	—
Senior Term B Loan, principal and interest due in quarterly installments through September 30, 2011; variable interest rate (6.25% at September 30, 2005)	171,945	—
Senior Revolver, due November 4, 2010; quarterly cash interest payments at a variable interest rate (7% at September 30, 2005)	—	—
Senior Subordinated Notes, due November 4, 2012; semi-annual cash interest payments beginning June 1, 2005 (coupon rate of 9 5/8%)	150,000	—
Term loan mortgage, principal and interest due in monthly installments through August 1, 2009; variable interest rate (6% at September 30, 2004)	—	4,968
Term loan mortgage, principal and interest due in monthly installments through May 20, 2010; variable interest rate (8.25% at September 30, 2005)	6,086	—
Note Payable to Seller (Magellan Health Services, Inc. (Magellan)), due March 8, 2007; semiannual cash interest payments at 12% beginning September 2001	3,000	10,000
Junior Subordinated Note Payable, due April 30, 2010; interest at 12% payable upon maturity	—	28,000
Junior Subordinated Note Payable, due May 30, 2010; interest at 12% payable upon maturity	—	15,500

	331,031	213,193
Less current portion	11,601	13,110

Long-term debt	$319,430	$200,083

        The priority with regard to the right of payment on the Company's debt is such that the senior credit facilities and the term loan mortgage have priority over all of the Company's long-term debt. The senior credit facilities are secured by substantially all of the assets of the Company.

        Annual maturities of the Company's long-term debt for the years ending September 30 are as follows:

2006	$11,601
2007	2,071
2008	2,071
2009	2,071
2010 and thereafter	313,217

Total	$331,031

        In conjunction with the Refinancing described herein, as well as the repricing of the term B loan, the Company incurred deferred financing costs of approximately $9,242. These costs are being amortized under the effective interest rate method over the expected term of the term B loan, senior revolver and the senior subordinated notes. In addition, in conjunction with the Refinancing of the term loan mortgage facility, the Company incurred deferred financing costs of approximately $226. These costs are being amortized under the effective interest rate method over the expected term of the term loan mortgage. The current portion of deferred financing costs of $1,325 is recorded in other assets as of September 30, 2005. The remaining portion of $7,053 is recorded as an other long-term asset in the balance sheet as of September 30, 2005. The Company charged approximately $2,419 to interest expense for the year ended September 30, 2005 related to the amortization of deferred financing costs. Included in this charge is approximately $1,300 due to the accelerated amortization of deferred financing costs related to the previous senior credit facility.

        In 2003, the Company incurred $8,073 in deferred financing costs in connection with the establishment of the previous senior credit facilities, which was being amortized under the effective interest rate method over six years, the expected term of the debt. The current portion of deferred financing costs of $1,445 is recorded in other assets as of September 30, 2004. In 2003, the remaining unamortized deferred financing costs from the then-existing senior credit facility of approximately $2,000 was charged to interest expense when the debt was paid off in May 2003. In 2004, the amortization term of the deferred financing costs was changed in connection with the Refinancing described herein. The Company charged approximately $5,855 and $772 to interest expense for the years ended September 30, 2004 and 2003, respectively, related to the amortization of the deferred financing costs. The effect of the change in the estimated life of the deferred financing costs resulted in an additional $4,234 of interest expense for the year ended September 30, 2004.

        Pursuant to the previous senior credit facility requirements, the Company has, from time to time, used interest rate swap agreements to convert a portion of its variable rate debt to fixed rate debt. Under the previous senior credit facility, the Company was obliged to swap one-half of the term B loan for a two-year period within 180 days of entering into the agreement. In October 2003, the Company entered into four, two-year interest rate swap agreements with an aggregate notional amount of $85,000, which represented 50% of the term B debt, as required by the senior credit facility. These agreements effectively changed the Company's variable interest rate exposure on the senior term B loan to approximately 8.14%. The fair value of the swap agreements, representing the estimated amount that the Company would pay to a third party assuming the Company's obligations under the interest rate swap agreements ceased at September 30, 2004, was $(340). The fair value of these agreements was determined by independent commercial bankers and represents the fair value based on pricing models and independent formulas using current assumptions. Hedges of underlying exposure are designated as part of a hedge transaction and documented at the inception of the hedge. Whenever it qualifies, the Company uses the shortcut method to satisfy hedge effectiveness requirements. Under this approach, the Company exactly matches the terms of the interest rate swap to the terms of the underlying debt and therefore may assume 100% hedge effectiveness with no formal quarterly assessment of effectiveness or measurement of ineffectiveness. The entire change in fair market value is recorded in stockholders' equity net of tax as other comprehensive loss of $203 at September 30, 2004.

In connection with the Refinancing, all outstanding interest rate swap agreements were terminated. There were no outstanding swap agreements at September 30, 2005.

        In March and July 2001, the Company entered into three interest rate swap agreements with commercial banks, with an aggregate notional amount of $40,000, which matured between March and April 2003. These agreements effectively changed the Company's variable interest rate exposure on the then-existing senior term loan to a fixed rate ranging from 4.4% to 5.3%. The fair value of the swap agreements, representing the estimated amount that the Company would pay to a third party assuming the Company's obligations under the interest rate swap agreements ceased at September 30, 2003, was $769. The change in fair value has been recorded as other income (expense) in the 2003 income statement. The fair value of these agreements was determined by independent commercial bankers and represented the fair value based on pricing models and formulas using current assumptions.

10.    Redeemable Class A Preferred Stock and Stockholders' Equity (Deficit)

        On March 9, 2001, the Company acquired National Mentor Inc. (NMI) and its subsidiaries from Magellan (the Transaction). As part of the Transaction, 5,000,000 shares of common stock at $1.00 per share and 35,500 shares of Redeemable Class A preferred stock (Class A Preferred Stock) at $1,000 per share were sold to MDP and certain members of the Company's management team. As part of the Transaction, the Company implemented an Executive Deferred Compensation Plan (the Plan), which permits certain management employees to elect to defer a portion of their compensation, on a pretax basis. Of the Class A Preferred Stock purchased, $2,050 was funded by way of the Company's Executive Deferred Compensation Plan. The Plan has invested all funds in the Company's Class A Preferred Stock at September 30, 2004. Accordingly, the deferred compensation balance has been classified with the Class A Preferred Stock outside of stockholders' equity at September 30, 2004. This amount was recorded as long-term liability and a reduction of Class A Preferred Stock in the accompanying consolidated balance sheets. The accrued and unpaid dividends related to the shares held by the Plan of approximately $43, $426 and $371 were recorded as compensation expense in the accompanying statements of income for the years ended September 30, 2005, 2004 and 2003, respectively, in accordance with Emerging Task Force Issue 97-14, Accounting for Deferred Compensation Arrangements Where Amounts Are Held in a Rabbi Trust and Invested (EITF 97-14). This Plan was terminated and preferred stock and accrued dividends were paid out in connection with the Refinancing described in Note 9.

        In conjunction with the REM Transaction (see Note 3), on May 1, 2003, 5,226,661 shares of common stock at $7.00 per share and 50,615 shares of Redeemable Class A Preferred Stock (Class A Preferred Stock) at $1,000 per share were sold to MDP and certain members of the Company's management team, for a total aggregate investment of $87,200. The proceeds of this stock issuance were utilized in the financing of the REM Transaction. In addition, the Company issued 438,723 warrants to the sellers in the REM Transaction. The warrants expire on May 1, 2013. The exercise price increases on a straight-line basis over the term of the warrants, ranging from $10.11 to $32.10 for the first five years, and $43.36 to $124.20 for the remaining five years. Holders may exercise only immediately prior to or concurrently with the occurrence of a liquidity event, such as a qualified public offering or a sale of the Company, that occurs, if at all, prior to the tenth anniversary of the date of issuance and at no other time. The fair value of the warrants was determined based on an independent valuation and deemed to be insignificant.

        In connection with an employment arrangement executed with a member of the Company's management team in August 2001, the Company sold 116,578 shares of common stock to such officer at $1.00 per share, the deemed fair value of the stock. As part of the arrangement, 488 shares of Class A Preferred Stock were issued to the officer for a full recourse note receivable of $488, which bears interest at 8%. The note and all accrued interest is due on August 20, 2006, and may be extended by the officer to December 31, 2008, with 60 days prior written notice to the Company. The note has been classified as a reduction of Class A Preferred Stock at September 30, 2004. In connection with the Refinancing described in Note 9, the preferred stock was redeemed and the note and all accrued interest was repaid and retired.

        In connection with an employment arrangement executed with a member of the Company's management team in December 2002, the Company sold 12,210.5 shares of common stock to such officer at $4.00 per share, the deemed fair value of the stock, and 51.158 shares of Class A Preferred Stock at $1,000 per share. As part of the agreement, the shares were issued to the officer for a full recourse note receivable of $100, which bears interest at 8%. The note and all accrued interest is due on December 13, 2007, and may be extended by the officer to December 13, 2010, with 60 days prior written notice to the Company. The note has been classified as a reduction of common stock and Class A Preferred Stock at September 30, 2004. In connection with the Refinancing described in Note 9, the preferred stock was redeemed and all accrued interest and $41 of the note balance was repaid and retired. On October 14, 2005, the remaining principal balance and accrued interest was repaid.

        In connection with an employment arrangement executed with a member of the Company's management team in September 2004, the Company sold 21,429 shares of common stock to such officer at $7.00 per share. The Board of Directors of the Company determined the fair value of the Company's Common Stock in its good faith judgment, using a variety of widely accepted valuation techniques. The valuation considers a number of factors, including the financial and operating performance of the Company, the values of similarly situated companies and the lack of marketability of the Company's Common Stock. The Board of Directors determined the fair value of the Company's common stock to be $8.50 at September 30, 2004. The Company recorded compensation expense of $32 for the differences between the price of the common stock and the deemed fair value.

        On December 23, 2003, 2,941.02 shares of common stock at $7.00 per share and 29.41 shares of Redeemable Class A Preferred Stock (Class A Preferred Stock) at $1,000 per share were sold for a total aggregate investment of $50.

        On April 8, 2005, 134,001.62 shares of common stock were repurchased for a purchase price of $2,144 from a member of the Company's management team who resigned on March 31, 2005.

        All common stock and Class A Preferred Stock purchased by members of the Company's management team (referred to herein as Executive Stock) has certain restrictions and options. Forty percent of common stock purchased by management, or 268,943 shares at September 30, 2005 and

315,574 shares at September 30, 2004, has a vesting period of four years from the date of purchase. In the event a holder of Executive Stock ceases to be employed by the Company for any reason, the Executive Stock is subject to repurchase by the Company or MDP. The purchase price of such repurchase will be the fair market value of the Executive Stock for vested shares and the lesser of the original purchase price or fair market value for unvested shares. At September 30, 2005 and 2004, 240,364 and 242,633 shares were vested, respectively. All other Executive Stock was fully vested upon purchase. Furthermore, the Executive Stock has a limited put option, where in the event the executive leaves the Company for reasons of personal hardship, such executive has a right to sell to the Company a sufficient number of shares at the then fair value of Executive Stock (including accrued dividends) such that the aggregate purchase price equals the original purchase price.

        At September 30, 2005, the Company has reserved the following shares of common stock for future issuances:

Common stock options outstanding	847,000
Common stock options available for grant	445,952
Common stock warrants	438,723

Total shares of authorized common stock reserved for future issuance	1,731,675

Redeemable Class A Preferred Stock (Class A Preferred Stock)

        The Class A Preferred Stock has the following preferences:

Dividends

        The holders of Class A Preferred Stock are entitled to receive stock dividends at an annual rate of 14% based on the liquidation value of $1,000 per Class A Preferred share plus any accrued and unpaid dividends, in preference to dividends on common stock. The dividends are cumulative and accrue whether or not declared by the Board of Directors. The dividends accrue until the earlier of: (1) the liquidation of the Company or the redemption of the Class A Preferred Stock by the Company; or (2) upon acquisition of the Company. Cumulative dividends on the Class A Preferred Stock of approximately $15,068 have been charged to retained earnings in the year ended September 30, 2004 and are included in the carrying value of the Class A Preferred Stock at September 30, 2004. Cumulative dividends on the Class A Preferred Stock of approximately $1,533 have been charged to retained earnings in the year ended September 30, 2005. All accrued dividends were paid out on November 4, 2004 in connection with the Refinancing described in Note 9.

Voting

        The Class A Preferred Stock is nonvoting.

Conversion

        The Class A Preferred Stock has no conversion features.

Liquidation

        In the event of a liquidation, dissolution or winding-up of the Company, the holders of shares of Class A Preferred Stock will receive, in preference to all common stockholders, an amount equal to $1,000 per share plus accrued and unpaid dividends on such shares.

Redemption

        On December 31, 2008, the Company is required to redeem all outstanding shares of Class A Preferred Stock at a price equal to a liquidation value of $1,000 per share plus accrued and unpaid dividends. The Company may redeem all or any portion of the Class A Preferred Stock shares prior to the scheduled redemption date for $1,000 per share plus accrued and unpaid dividends. Shares of Class A Preferred Stock also are redeemable at the sole option of the majority of shareholders of the Class A Preferred Stock in the event of a public offering of the Company's Common Stock or the transfer of ownership of the Company. All Class A stock was redeemed in connection with the Company's Refinancing on November 4, 2004 as described in Note 9.

Common Stock

        The common stock has the following features:

Dividends

        The holders of common stock are entitled to receive dividends when and if declared by the Company's Board of Directors.

Voting

        The holders of common stock are entitled to one vote per share.

Liquidation

        Subject to the provisions pertaining to the liquidation preferences of the holders of the Class A Preferred Stock, the holders of common stock are entitled to participate ratably, on a per share basis, in all distributions to the holders of common stock in any liquidation, dissolution or winding-up of the Company.

11.    Employee Savings and Retirement Plans

        On January 1, 2004 various 401(k) plans and a qualified profit sharing plan were merged into a single multi-company plan (the Plan) covering all of the wholly owned subsidiaries of the Company. Under the Plan, employees may contribute a portion of their earnings, which are invested in mutual funds of their choice. After January 1, the Company makes a matching contribution for the previous calendar year on behalf of all participants employed on the last day of the year. This matching contribution vests immediately. In addition, there is a profit sharing feature of the Plan, whereby, at the discretion of management, an allocation may be made to all of the eligible employees in one or more of its subsidiaries. Profit sharing contributions vest ratably over three years with forfeitures available to cover plan costs and employer matches in future years. The Company made contributions of approximately $2,845, $2,497 and $1,272 to this and predecessor plans for the years ended September 2005, 2004 and 2003, respectively.

        The Company also maintains various nonqualified plans for highly compensated employees (the Plans). Two of these Plans held preferred stock of the Company and phantom preferred stock that was provided to management as a result of acquisitions. These plans were terminated in connection with the Refinancing (see Note 9) with all participants receiving the accreted value.

        The Company has two remaining plans: (1) the National MENTOR Inc. Executive Deferred Compensation Plan is an unfunded, nonqualified deferred compensation arrangement for certain highly compensated employees in which the Company allocates to the executive's account a percentage of the executive's base compensation. This allocation is made at the end of the year for service rendered during the year. The Company contributed $317 and $264 for the years ended September 30, 2005 and 2004, respectively; (2) the National MENTOR Inc. Executive Deferral Plan, available to highly compensated employees, is a plan in which participants contribute a percentage of salary and/or bonus earned during the plan year. Employees contributed $611 and $149 to this plan in the years ended September 30, 2005 and 2004, respectively.

12.    Related Party Transactions

        In March 2001, the Company entered into a management services agreement with MDP, the majority stockholder of the Company, under which MDP performs certain management, financing and strategic functions as directed by the Company's Board of Directors for an annual fee of $250 plus out-of-pocket expenses. During the years ended September 30, 2005, 2004, and 2003, the Company incurred $270, $257 and $258, respectively, of management fees and expenses under such agreement.

        The Company has 16 leases for offices and homes in Minnesota that are owned by employees of the Company and one lease for a home in Illinois that is partially owned by employees of the Company. These leases have various expiration dates extending out as far as December, 2009. The Company incurred approximately $276, $220, and $92 in rent expense during the year ended September 30, 2005, 2004 and 2003, respectively, related to these leases.

        In December 2002, the Company entered into a lease agreement for a school building with Ashwood Drive LLC, which is owned by an individual who was an employee of the Company in 2004 and 2003. This employee has terminated employment with the Company in 2005. The lease expires on June 30, 2007. The Company incurred approximately $309 and $235 in rent expense during the year ended September 30, 2004 and 2003, respectively, related to this lease. This lease relates to the acquisition of FAS, and the fair market value of this leasehold was determined in conjunction with the independent valuation of the fair values of the intangible assets of FAS. This leasehold was determined to be unfavorable as the contracted rent is greater than the market rent for comparable space on comparable leasehold terms. The value of this unfavorable leasehold was determined to be $140, and, in accordance with FAS 141, the Company recorded a short-term liability in other accrued liabilities and a long-term liability in other long-term liabilities in the consolidated balance sheet for the amount by which the contract rent is greater than the market rent over the remaining contractual life of the lease. The offset to this liability assumed related to purchase accounting was an increase to goodwill. This liability is amortized over the life of the lease and reduces rent expense. The amount recorded as a liability related to this unfavorable leasehold was $86 at September 30, 2004.

13.    Operating Leases

        The Company leases office and client residential facilities, vehicles and certain office equipment in several locations under operating lease arrangements, which expire at various dates through 2015. In addition to base rents presented below, the majority of the leases require payments for additional expenses such as taxes, maintenance and utilities. Certain of the leases contain renewal options at the Company's option and some have escalation clauses. Total rent expense was $25,813, $22,987 and $16,867 for the years ended September 30, 2005, 2004, and 2003, respectively.

        Future minimum lease payments for noncancelable operating leases for the years ending September 30 are as follows:

2006	$22,462
2007	17,421
2008	12,003
2009	7,804
2010	4,555
Thereafter	5,248

$69,493

14.    Reserves For Self-insurance and Other Commitments and Contingencies

        The Company maintains insurance general and professional liability, workers' compensation, automobile liability and health insurance with policies that include self-insured retentions. The Company intends to maintain such coverage in the future and is of the opinion that its insurance coverage is adequate to cover potential losses on asserted claims. General and professional liability has a self-insured retention of $1.0 million per claim and $2.0 million in the aggregate. Above these limits the company carries $9.0 million of coverage, subject to a $250 thousand retention per occurrence, once the aggregate $2.0 million is reached. For workers' compensation the Company has a $350 thousand per claim retention with statutory limits. Automobile liability has a $100 thousand per claim retention, with insurance limits totaling $5.0 million above the retention. The Company's health insurance plan has a $250 thousand retention per claim. For these self-insured plans, costs are accrued as incurred and include an estimated liability for claims incurred but not reported. The reserves may be based on analysis performed internally by management or actuarially determined estimates by independent third parties. While the company believes that the estimates of reserves are adequate, the ultimate liability may be greater or less that the aggregate amount of reserves recorded.

        The Company issued approximately $21,136 and $18,630 in standby letters of credit as of September 30, 2005 and 2004 respectively, related to the Company's workers' compensation insurance coverage. These letters of credit are secured by the Senior Revolver in the event the letters of credit are drawn upon.

        From time to time, the Company is involved in litigation in the operation of its business. The Company reserves for costs related to contingencies when a loss is probable and the amount is reasonably estimable. While the Company believes its provision for legal contingencies is adequate, the outcome of the legal proceedings is difficult to predict and the Company may settle legal claims or be subject to judgments for amounts that differ from its estimates.

15.    Income Taxes

        The provision for income taxes consists of the following:

	September 30
	2005	2004	2003
Current:
Federal	$3,481	$4,015	$2,851
State	1,934	2,470	1,431

Total current taxes payable	5,415	6,485	4,282
Net deferred tax expense (benefit)	4,855	1,938	180

Income tax provision	$10,270	$8,423	$4,462

        The Company paid income taxes of $3,420, $9,464 and $2,792 during the years ended September 30, 2005, 2004, and 2003, respectively.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at September 30 are as follows:

	September 30
	2005	2004
Gross deferred tax assets:
Deferred compensation	$1,107	$2,247
Interest rate swap agreements	—	137
Accrued workers' compensation	3,951	3,505
Net operating loss carryforwards	2,604	3,413
Other accrued liabilities	—	872
Allowance for bad debts	976	1,483
Capital loss carryforward	97	97
Other	114	114

	8,849	11,868
Valuation reserve	(2,856)	(3,665)

Deferred tax assets	5,993	8,203
Deferred tax liabilities:
Depreciation and amortization	(7,370)	(9,645)
Amortization of goodwill and intangible assets	(4,297)	(574)
Other accrued liabilities	(768)	—
Accrued payroll & related costs	(331)	(41)

Net deferred tax liabilities	$(6,773)	$(2,057)

        FAS 109 requires a valuation allowance to reduce the deferred tax assets recorded if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $2,856 and $3,665 valuation allowance at September 30, 2005 and 2004, respectively, is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The valuation allowance relates primarily to certain state net operating loss carryforwards. At September 30, 2005 and 2004, the Company has net operating loss carryforwards of approximately $49,425 and $62,021, respectively, for state income tax purposes, which expire from 2006 through 2010.

        The following is a reconciliation between the statutory and effective income tax rates:

	September 30
	2005	2004	2003
Federal income tax at statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal tax benefit	7.9	10.0	8.2
Other nondeductible expenses	0.5	1.0	0.9
Credits	(0.3)	(0.3)	—
Change in rate on cumulative temporary items	—	—	(1.3)
Other	(0.8)	(0.5)	0.1

Effective tax rate	42.3%	45.2%	42.9%

16.    Segment Information

        The Company provides home and community-based human services for individuals with mental retardation and other developmental disabilities, at-risk youth and persons with acquired brain injury. The Company operates its business in three operating divisions: an Eastern Division, a Central Division and a Western Division. For the reasons discussed below, the Company's operating divisions are aggregated to represent one reportable segment, human services, under SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS 131). Accordingly, the accompanying consolidated financial statements reflect the operating results of the Company's reportable segment. The aggregate of the Company's Eastern, Central and Western operating divisions meets the definition of a segment in SFAS 131 as each of the three divisions engages in business activities that earn revenues and incur expenses, its operating results are regularly reviewed by management (comprising the Company's chief operating decision-maker) to assess its performance and make decisions about resources to be allocated to the respective division, and discrete financial information is available in the form of detailed statements of income. The Company's three service lines, which comprise mental retardation and other developmental disabilities, at-risk youth and persons with acquired brain injury do not represent operating segments per SFAS 131 as management does not internally evaluate the operating performance or review the results of the service lines to assess performance or make decisions about allocating resources. Net revenues is the only financial information available by service line and, therefore, discrete financial information is not available by service line at the level necessary for management to assess performance or make resource allocation decisions.

        The Company's Eastern, Central and Western operating divisions are combined into one reportable segment in accordance with the criteria outlined in SFAS 131. The aggregation of the three operating divisions is consistent with the objective and basic principles of SFAS 131 because it provides the users of the financial statements with the same information that management uses to internally evaluate the business. Each of the Company's operating divisions provide the same types of services discussed above to similar customer groups, principally individuals. All of the operating divisions have similar economic characteristics, such as similar long-term gross margins. All of the operating divisions follow the same operating procedures and methods in managing their operations, as services are provided in a similar manner. In addition, each operating division operates in a similar regulatory environment, as each operating division has common objectives and regulatory and supervisory responsibilities (e.g., licensing, certification, program standards, regulatory requirements).

        The following table sets forth information about revenue by service line as of September 30:

Service Line Revenues

	2005	2004	2003
Mental Retardation/Developmental Disability	$501,037	$481,700	$274,200
Children and Families at Risk	117,891	100,609	90,780
Acquired Brain Injury	37,741	35,075	35,852
Other	37,157	31,109	12,007

Consolidated Total	$693,826	$648,493	$412,839

17.    Stock Option Plan

        In November 2001, the Board of Directors approved the Company's Stock Option Plan (the 2001 Plan), which provides for the grant of up to 1,292,952 options at September 30, 2005 and 2004 to purchase shares of common stock. The 2001 Plan is for directors, officers and key employees of, and certain other individuals who perform services for the Company. The term of each option is ten years from the date of grant. The stock options generally vest ratably over four years. At September 30, 2005 and 2004, 445,952 and 595,827 stock options were available for grant.

        The Board of Directors of the Company has determined the fair value of the Company's common stock in its good faith judgment at each option grant date using a variety of widely accepted valuation techniques. The valuation considers a number of factors, including the financial and operating performance of the Company, the values of similarly situated companies and the lack of marketability of the Company's common stock.

        In connection with the grant of options to employees under the 2001 Plan through September 30, 2004 and September 30, 2002, the Company recorded deferred compensation of $300 and $108, respectively, for the aggregate differences between the exercise prices of options at their dates of grant and the deemed fair value for accounting purposes of the common stock subject to these options.

        The amount of deferred compensation is included as a reduction of stockholders' equity (deficit) and is being amortized on a straight-line basis over the option vesting periods, which generally are four years. The Company recorded deferred compensation amortization of $100, $26 and $49 for the years ended September 30, 2005, 2004 and 2003, respectively.

        A summary of stock option activity at September 30 is as follows:

	2005		2004		2003
	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price
Outstanding at beginning of year	697,125	$5.93	189,000	$2.79	86,000	$1.00
Granted	192,000	11.00	547,000	7.00	115,000	4.00
Cancelled or forfeited	(42,125)	5.85	(38,875)	5.74	(12,000)	1.50

Outstanding at end of year	847,000	$7.08	697,125	$5.93	189,000	$2.79

Exercisable at end of year	221,625	$5.01	62,156	$2.27	19,000	$1.00

        The following table summarizes information about stock options outstanding at September 30, 2005:

	Options outstanding			Options exercisable
Exercise prices	Number outstanding	Weighted- average remaining contractual life (years)	Weighted- average exercise price	Number exercisable	Weighted- average exercise price
$1.00	65,000	6.10	$1.00	48,750	$1.00
$4.00	98,500	7.08	4.00	49,250	4.00
$7.00	494,500	8.47	7.00	123,625	7.00
$11.00	189,000	9.18	11.00	—	—

	847,000	8.28	$7.08	221,625	$5.01

18.    Valuation and Qualifying Accounts

        The following table summarizes information about the allowances for doubtful accounts and sales allowances for the years ended September 30, 2005, 2004 and 2003:

	Balance at beginning of period	Provision	Write-offs	Balance at end of period
Year ended September 30, 2005	$2,796	$9,341	$(9,337)	$2,800
Year ended September 30, 2004	1,922	6,114	(5,240)	2,796

Year ended September 30, 2003	1,331	1,762	(1,171)	1,922

19.    Subsequent Events

        On October 7, 2005, the Company acquired the assets of Florida Residential Solutions, LLC (FRS). FRS, located in Tampa, is engaged in the business of providing group home services to individuals with mental retardation and/or developmental disabilities. On November 30, 2005, the Company acquired the assets of Sierra Gates of Sacramento, LTD (Sierra Gates). Sierra Gates, located in California, is engaged in the business of providing health care and rehabilitation services to brain-injured patients. In addition, the Company also acquired the assets of Resources for Human Development, Inc. on November 30, 2005, which is located in Orlando and provides group home services to individuals with mental retardation and/or developmental disabilities. Total consideration for the three acquisitions was approximately $343 in cash.

        On October 17, 2005, the Company entered into a purchase agreement to acquire the Florida operations of American Habilitation Services, Inc. (AHS). AHS provides residential group home, day program and ICF-MR services. The Company expects this transaction to close in the second quarter.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20: Indemnification of Directors and Officers.

Delaware General Corporation Law

        Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145(c) of the Delaware General Corporation Law provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's capacity as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

National MENTOR Holdings, Inc. Certificate of Incorporation and By-laws

        The Issuer's certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, as may be amended, none of Holdings' directors shall be liable to it or its stockholders for monetary damages for a breach of fiduciary duty as a director. Holdings' by-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of Holdings or is or was serving at the request of Holdings as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Holdings to the fullest extent which it is empowered to do so by the Delaware General Corporation Law, against all expense, liability and loss) including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, subject to certain exceptions, Holdings shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of Holdings. The right to indemnification conferred in the By-laws is a contract right and, subject to certain exceptions, shall include the right to be paid by Holdings the expenses incurred in defending any such proceeding in advance of its final disposition.

Other Registrants

        The other registrants are organized in Arizona, California, Colorado, Connecticut, Delaware, Illinois, Indiana, Iowa, Maryland, Massachusetts, Minnesota, Nevada, New Jersey, North Dakota, Ohio, Pennsylvania, South Carolina, Utah, West Virginia and Wisconsin. Indemnification of such registrants' directors and officers provided by applicable law, by the registrants' organizational documents, by contract or otherwise are substantially similar to that afforded by the directors and officers of National MENTOR Holdings, Inc.

Item 21. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

Exhibit No.	Description
2.1	Merger Agreement between National MENTOR Holdings, Inc., NMH Holdings, LLC, and NMH MergerSub Inc., dated as of March 22, 2006.
3.1	Certificate of Formation of National MENTOR Holdings, LLC
3.2	Limited Liability Company Agreement of National MENTOR Holdings, LLC
3.3	Certificate of Incorporation of National MENTOR Holdings, Inc.
3.4	By-Laws of National MENTOR Holdings, Inc.
3.5	Certificate of Formation of National Mentor, LLC.
3.6	Limited Liability Company Agreement of National Mentor, LLC.
3.7	Certificate of Formation of National Mentor Services, LLC.
3.8	Limited Liability Company Agreement of National Mentor Services, LLC.
3.9	Certificate of Formation of Family Advocacy Services, LLC.
3.10	Limited Liability Company Agreement of Family Advocacy Services, LLC.
3.11	Certificate of Incorporation of National Mentor Services, Inc.
3.12	By-Laws of National Mentor Services, Inc.
3.13	Certificate of Incorporation of Mentor Management, Inc.
3.14	By-Laws of Mentor Management, Inc.
3.15	Certificate of Formation of National Mentor Healthcare, LLC
3.16	Limited Liability Company Agreement of National Mentor Healthcare, LLC
3.17	Articles of Incorporation of Center for Comprehensive Services, Inc.
3.18	By-Laws of Center for Comprehensive Services, Inc.
3.19	Articles of Incorporation of Illinois Mentor, Inc.
3.20	By-Laws of Illinois Mentor, Inc.
3.21	Articles of Incorporation of Massachusetts Mentor, Inc.
3.22	By-Laws of Massachusetts Mentor, Inc.
3.23	Articles of Incorporation of Loyd's Liberty Homes, Inc.
3.24	By-Laws of Loyd's Liberty Homes, Inc.
3.25	Articles of Incorporation of Unlimited Quest, Inc.
3.26	By-Laws of Unlimited Quest, Inc.
3.27	Articles of Incorporation of First Step Independent Living Program, Inc.
3.28	By-Laws of First Step Independent Living Program, Inc.
3.29	Articles of Incorporation of Homework Center, Inc.

3.30	By-Laws of Homework Center, Inc.
3.31	Articles of Incorporation of Horrigan Cole Enterprises, Inc.
3.32	By-Laws of Horrigan Cole Enterprises, Inc.
3.33	Articles of Incorporation of Ohio Mentor, Inc.
3.34	By-Laws of Ohio Mentor, Inc.
3.35	Articles of Incorporation of South Carolina Mentor, Inc.
3.36	By-Laws of South Carolina Mentor, Inc.
3.37	Articles of Incorporation of Mentor Maryland, Inc.
3.38	By-Laws of Mentor Maryland, Inc.
3.39	Articles of Incorporation of Cornerstone Living Skills, Inc.
3.40	By-Laws of Cornerstone Living Skills, Inc.
3.41	Articles of Incorporation of REM, Inc.
3.42	By-Laws of REM, Inc.
3.43	Articles of Incorporation of REM Arizona Rehabilitation, Inc.
3.44	By-Laws of REM Arizona Rehabilitation, Inc.
3.45	Articles of Incorporation of REM Arrowhead, Inc.
3.46	By-Laws of REM Arrowhead, Inc.
3.47	Articles of Incorporation of REM Central Lakes, Inc.
3.48	By-Laws of REM Central Lakes, Inc.
3.49	Articles of Incorporation of REM Colorado, Inc.
3.50	By-Laws of REM Colorado, Inc.
3.51	Articles of Organization of REM Community Payroll Services, LLC.
3.52	Member Control Agreement of REM Community Payroll Services, LLC.
3.53	Articles of Incorporation of REM Community Options, Inc.
3.54	By-Laws of REM Community Options, Inc.
3.55	Articles of Incorporation of REM Connecticut Community Services, Inc.
3.56	By-Laws of REM Connecticut Community Services, Inc.
3.57	Articles of Incorporation of REM Consulting & Services, Inc.
3.58	By-Laws of REM Consulting & Services, Inc.
3.59	Articles of Incorporation of REM Consulting of Ohio, Inc.
3.60	By-Laws of REM Consulting of Ohio, Inc.
3.61	Articles of Incorporation of REM Developmental Services, Inc.
3.62	By-Laws of REM Developmental Services, Inc.
3.63	Articles of Incorporation of REM Health, Inc.
3.64	By-Laws of REM Health, Inc.

3.65	Articles of Incorporation of REM Health of Iowa, Inc.
3.66	By-Laws of REM Health of Iowa, Inc.
3.67	Certificate of Formation of REM Health of Nebraska, LLC.
3.68	Limited Liability Company Agreement of REM Health of Nebraska, LLC.
3.69	Articles of Incorporation of REM Health of Wisconsin, Inc.
3.70	By-Laws of REM Health of Wisconsin, Inc.
3.71	Articles of Incorporation of REM Health of Wisconsin II, Inc.
3.72	By-Laws of REM Health of Wisconsin II, Inc.
3.73	Articles of Incorporation of REM Heartland, Inc.
3.74	By-Laws of REM Heartland, Inc.
3.75	Articles of Incorporation of REM Hennepin, Inc.
3.76	By-Laws of Rem Hennepin, Inc.
3.77	Articles of Incorporation of REM Home Health, Inc.
3.78	By-Laws of REM Home Health, Inc.
3.79	Articles of Incorporation of REM Indiana, Inc.
3.80	By-Laws of REM Indiana, Inc.
3.81	Articles of Incorporation of REM Indiana Community Services, Inc.
3.82	By-Laws of REM Indiana Community Services, Inc.
3.83	Articles of Incorporation of REM Indiana Community Services II, Inc.
3.84	By-Laws of REM Indiana Community Services II, Inc.
3.85	Articles of Incorporation of REM Iowa Community Services, Inc.
3.86	By-Laws of REM Iowa Community Services, Inc.
3.87	Articles of Incorporation of REM Iowa, Inc.
3.88	By-Laws of REM Iowa, Inc.
3.89	Articles of Incorporation of REM Management, Inc.
3.90	By-Laws of REM Management, Inc.
3.91	Articles of Incorporation of REM Maryland, Inc.
3.92	By-Laws of REM Maryland, Inc.
3.93	Articles of Incorporation of REM Minnesota Community Services, Inc.
3.94	By-Laws of REM Minnesota Community Services, Inc.
3.95	Articles of Incorporation of REM Minnesota, Inc.
3.96	By-Laws of REM Minnesota, Inc.
3.97	Articles of Incorporation of REM Nevada, Inc.
3.98	By-Laws of REM Nevada, Inc.
3.99	Articles of Incorporation of REM New Jersey, Inc.

3.100	By-Laws of REM New Jersey, Inc.
3.101	Articles of Incorporation of REM North Dakota, Inc.
3.102	By-Laws of REM North Dakota, Inc.
3.103	Articles of Incorporation of REM North Star, Inc.
3.104	By-Laws of REM North Star, Inc.
3.105	Articles of Incorporation of REM Ohio, Inc.
3.106	By-Laws of REM Ohio, Inc.
3.107	Articles of Incorporation of REM Ohio Waivered Services, Inc.
3.108	By-Laws of REM Ohio Waivered Services, Inc.
3.109	Articles of Incorporation of REM Pennsylvania Community Services, Inc.
3.110	By-Laws of REM Pennsylvania Community Services, Inc.
3.111	Articles of Incorporation of REM Ramsey, Inc.
3.112	By-Laws of REM Ramsey, Inc.
3.113	Articles of Incorporation of REM River Bluffs, Inc.
3.114	By-Laws of REM River Bluffs, Inc.
3.115	Articles of Incorporation of REM South Central Services, Inc.
3.116	By-Laws of REM South Central Services, Inc.
3.117	Articles of Incorporation of REM Southwest Services, Inc.
3.118	By-Laws of REM Southwest Services, Inc.
3.119	Articles of Incorporation of REM Utah, Inc.
3.120	By-Laws of REM Utah, Inc.
3.121	Articles of Incorporation of REM West Virginia, Inc.
3.122	By-Laws of REM West Virginia, Inc.
3.123	Articles of Incorporation of REM Wisconsin, Inc.
3.124	By-Laws of REM Wisconsin, Inc.
3.125	Articles of Incorporation of REM Wisconsin II, Inc.
3.126	By-Laws of REM Wisconsin II, Inc.
3.127	Articles of Incorporation of REM Wisconsin III, Inc.
3.128	By-Laws of REM Wisconsin III, Inc.
3.129	Articles of Incorporation of REM Woodvale, Inc.
3.130	By-Laws of REM Woodvale, Inc.
4.1	Indenture, dated as of June 29, 2006, by and among National Mentor Holdings, Inc., the guarantors named therein, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of June 29, 2006, by and among National MENTOR Holdings, Inc., the guarantors named therein and J.P. Morgan Securities Inc., UBS Investment Bank and Banc of America Securities LLC with respect to 11 1/4% Senior Subordinated Notes due 2014.
4.3	Form of Senior Subordinated Note (attached as exhibit to Exhibit 4.1).
5.1	Opinion of Simpson Thacher & Bartlett LLP.
5.2	Opinion of Jennings, Strouss & Salmon P.L.C.
5.3	Opinion of Foley & Lardner LLP.
5.4	Opinion of Kirkland & Ellis LLP.
5.5	Opinion of Barnes & Thornburg LLP.
5.6	Opinion of Whiteford, Taylor & Preston L.L.P.
5.7	Opinion of Choate, Hall & Stewart LLP.
5.8	Opinion of Hinshaw & Culbertson LLP.
5.9	Opinion of Woodburn and Wedge.
5.10	Opinion of Giordano, Halleran & Ciesla A Professional Corporation.
5.11	Opinion of Vogel Law Firm.
5.12	Opinion of Frost Brown Todd LLC.
5.13	Opinion of Reed Smith LLP.
5.14	Opinion of Parker Poe Adams & Bernstein LLP.
5.15	Opinion of Robinson & McElwee PLLC.
5.16	Opinion of Michael Best & Friedrich LLP.
10.1	Credit Agreement, dated June 29, 2006, among NMH Holdings, LLC, National MENTOR Holdings, Inc., the several lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.2	Term Loan Agreement, dated May 20, 2005, among National MENTOR Holdings, Inc., National MENTOR, Inc., REM Arrowhead, Inc., REM Connecticut Community Services, Inc., REM Indiana, Inc., REM North Dakota, Inc., REM Wisconsin I, Inc., REM Wisconsin II, Inc., REM Wisconsin III, Inc., and certain other Borrowers, and BANK OF AMERICA, N.A.
10.3	Amendment No. 1 to Term Loan Agreement and Joinder Agreement, dated June 29, 2006, among NMH Holdings, LLC, National Mentor Holdings, Inc., National Mentor, Inc., REM Arrowhead, Inc., REM Connecticut Community Services, Inc., REM Indiana, Inc., REM North Dakota, Inc., REM Wisconsin, Inc., REM Wisconsin II, Inc., REM Wisconsin III, Inc. and Bank of America, N.A.
10.4	Amended and Restated Employment Agreement, dated June 29, 2006, between National MENTOR Holdings, Inc. and Edward Murphy.
10.5	Amended and Restated Employment Agreement, dated June 29, 2006, between National MENTOR Holdings, Inc. and Gregory Torres.
10.6	First Amendment to Employment Agreement, dated March 9, 2001, between National MENTOR, Inc. and Elizabeth V. Hopper.

10.7	First Amendment to Employment Agreement, dated March 9, 2001, between National MENTOR, Inc. and Donald Monack.
10.8	Separation Agreement and Release, dated March 31, 2005, among National MENTOR Holdings, Inc., National MENTOR, Inc. and Donald Monack.
10.9	Separation Agreement, dated as of September 30, 2005, among National MENTOR Holdings, Inc., National MENTOR, Inc. and Elizabeth V. Hopper.
10.10	Form of Severance and Noncompetition Agreement
10.11	Management Services Agreement, dated as of June 29, 2006, between National Mentor Holdings, Inc., National Mentor, Inc., NMH Investment, LLC, NMH Holdings, LLC and Vestar Capital Partners.
10.12	National MENTOR, Inc. Executive Deferred Compensation Plan, dated March 9, 2001.
10.13	National MENTOR, Inc. Executive Deferral Plan, dated November 1, 2003.
10.14	The MENTOR Executive Leadership Incentive Plan.
12.1	Statement Regarding Computation of Earnings to Fixed Charges.
21.1	Subsidiaries of National MENTOR Holdings, Inc.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.3	Consent of Jennings, Strouss & Salmon P.L.C. (included in Exhibit 5.2).
23.4	Consent of Foley & Lardner LLP (included in Exhibit 5.3).
23.7	Consent of Kirkland & Ellis LLP (included in Exhibit 5.4).
23.8	Consent of Barnes & Thornburg LLP (included in Exhibit 5.5).
23.10	Consent of Whiteford, Taylor & Preston L.L.P. (included in Exhibit 5.6).
23.11	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.7).
23.12	Consent of Hinshaw & Culbertson LLP (included in Exhibit 5.8).
23.13	Consent of Woodburn and Wedge (included in Exhibit 5.9).
23.14	Consent of Giordano, Halleran & Ciesla A Professional Corporation (included in Exhibit 5.10).
23.15	Consent of Vogel Law Firm (included in Exhibit 5.11).
23.16	Consent of Frost Brown Todd LLC (included in Exhibit 5.12).
23.17	Consent of Reed Smith LLP (included in Exhibit 5.13).
23.18	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.14).
23.20	Consent of Robinson & McElwee PLLC (included in Exhibit 5.15).
23.21	Consent of Michael Best & Friedrich LLP (included in Exhibit 5.16).
24.1	Power of Attorney (included on the signature pages hereto).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association.
99.1	Form of Letter of Transmittal.

99.2	Form of Letter to Brokers, Dealers.
99.3	Form of Letter to Clients.
99.4	Form of Notice of Guaranteed Delivery.

Item 22. Undertakings.

        The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, National MENTOR Holdings, Inc., a Delaware corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

NATIONAL MENTOR HOLDINGS, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ GREGORY TORRES Gregory Torres	Chairman and Director
/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ BRIAN RATZAN Brian Ratzan	Director
/s/ DANIEL S. O'CONNELL Daniel S. O'Connell	Director
/s/ JAMES L. ELROD, JR. James L. Elrod, Jr.	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, National MENTOR Holdings, LLC, a Delaware corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

NATIONAL MENTOR HOLDINGS, LLC
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Manager
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, National Mentor, LLC, a Delaware limited liability company, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

NATIONAL MENTOR, LLC
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Manager
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, National Mentor Services, LLC, a Delaware limited liability company, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

NATIONAL MENTOR SERVICES, LLC
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Manager
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Family Advocacy Services, LLC, a Delaware limited liability company, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

FAMILY ADVOCACY SERVICES, LLC
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer)
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ BRUCE F. NARDELLA Bruce F. Nardella	Senior Vice President and Manager
/s/ MARGIE BLAZIER Margie Blazier	Manager

/s/ HENRY COFIELL Henry Cofiell	Manager
/s/ LISA COSCIA Lisa Coscia	Manager
/s/ PATRICIA DONOVAN Patricia Donovan	Manager
/s/ ROBERTA J. IRGENS Roberta J. Irgens	Manager
/s/ NOREEN RYSTICKEN Noreen Rysticken	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, National Mentor Services, Inc., a Delaware corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

NATIONAL MENTOR SERVICES, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Mentor Management, Inc., a Delaware corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

MENTOR MANAGEMENT, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, National Mentor Healthcare, LLC, a Delaware limited liability company, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

NATIONAL MENTOR HEALTHCARE, LLC
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Manager
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Center for Comprehensive Services, Inc., an Illinois corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

CENTER FOR COMPREHENSIVE SERVICES, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director
/s/ NANCY WEISLING Nancy Weisling	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Illinois Mentor, Inc., an Illinois corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

ILLINOIS MENTOR, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director
/s/ ROBERT A. LONGO Robert A. Longo	Senior Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Massachusetts Mentor, Inc., a Massachusetts corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

MASSACHUSETTS MENTOR, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Loyd's Liberty Homes, Inc., a California corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

LOYD'S LIBERTY HOMES, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Unlimited Quest, Inc., a California corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

UNLIMITED QUEST, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, First Step Independent Living Program, Inc., a California corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

FIRST STEP INDEPENDENT LIVING PROGRAM, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Horrigan Cole Enterprises, Inc., a California corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

HORRIGAN COLE ENTERPRISES, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Ohio Mentor, Inc., an Ohio corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

OHIO MENTOR, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, South Carolina Mentor, Inc., a South Carolina corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

SOUTH CAROLINA MENTOR, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Mentor Maryland, Inc., a Maryland corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

MENTOR MARYLAND, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer)
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ BRUCE F. NARDELLA Bruce F. Nardella	Director
/s/ MARGIE BLAZIER Margie Blazier	Director
/s/ HENRY COFIELL Henry Cofiell	Director

/s/ LISA COSCIA Lisa Coscia	Director
/s/ PATRICIA DONOVAN Patricia Donovan	Director
/s/ ROBERTA J. IRGENS Roberta J. Irgens	Director
/s/ NOREEN RYSTICKEN Noreen Rysticken	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cornerstone Living Skills, Inc., a California corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

CORNERSTONE LIVING SKILLS, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Homework Center, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

HOMEWORK CENTER, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Arizona Rehabilitation, Inc., an Arizona corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM ARIZONA REHABILITATION, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Arrowhead, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM ARROWHEAD, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Central Lakes, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM CENTRAL LAKES, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Colorado, Inc., a Colorado corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM COLORADO, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Community Options, Inc., a West Virginia corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM COMMUNITY OPTIONS, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Community Payroll Services, LLC, a Minnesota limited liability company, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM COMMUNITY PAYROLL SERVICES, LLC
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Governor
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Governor

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Connecticut Community Services, Inc., a Connecticut corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM CONNECTICUT COMMUNITY SERVICES, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Consulting & Services, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM CONSULTING & SERVICES, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Consulting of Ohio, Inc., an Ohio corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM CONSULTING OF OHIO, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Developmental Services, Inc., an Iowa corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM DEVELOPMENTAL SERVICES, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Health, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM HEALTH, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Health of Iowa, Inc., an Iowa corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM HEALTH OF IOWA, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Health of Nebraska, LLC, a Delaware limited liability company, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM HEALTH OF NEBRASKA, LLC
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Manager
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Health of Wisconsin, Inc., a Wisconsin corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM HEALTH OF WISCONSIN, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Health of Wisconsin II, Inc., a Wisconsin corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM HEALTH OF WISCONSIN II, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Heartland, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM HEARTLAND, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Hennepin, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM HENNEPIN, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney s-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Home Health, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM HOME HEALTH, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact a any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Indiana, Inc., an Indiana corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM INDIANA, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact a any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Indiana Community Services, Inc., an Indiana corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM INDIANA COMMUNITY SERVICES, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact a any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Indiana Community Services II, Inc., an Indiana corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM INDIANA COMMUNITY SERVICES II, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact a any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Iowa Community Services, Inc., an Iowa corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM IOWA COMMUNITY SERVICES, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Iowa, Inc., an Iowa corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM IOWA, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Management, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM MANAGEMENT, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Maryland, Inc., a Maryland corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM MARYLAND, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Minnesota Community Services, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM MINNESOTA COMMUNITY SERVICES, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Minnesota, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM MINNESOTA, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Nevada, Inc., a Nevada corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM NEVADA, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM New Jersey, Inc., a New Jersey corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM NEW JERSEY, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM North Dakota, Inc., a North Dakota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM NORTH DAKOTA, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM North Star, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM NORTH STAR, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Ohio, Inc., an Ohio corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM OHIO, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Ohio Waivered Services, Inc., an Ohio corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM OHIO WAIVERED SERVICES, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Pennsylvania Community Services, Inc., a Pennsylvania corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM PENNSYLVANIA COMMUNITY SERVICES, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Ramsey, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM RAMSEY, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM River Bluffs, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM RIVER BLUFFS, INC.
By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM South Central Services, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM SOUTH CENTRAL SERVICES, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Southwest Services, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM SOUTHWEST SERVICES, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Utah, Inc., a Utah corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM UTAH, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM West Virginia, Inc., a West Virginia corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM WEST VIRGINIA, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Wisconsin, Inc., a Wisconsin corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM WISCONSIN, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Wisconsin II, Inc., a Wisconsin corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM WISCONSIN II, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Wisconsin III, Inc., a Wisconsin corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM WISCONSIN III, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, REM Woodvale, Inc., a Minnesota corporation, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 31, 2006.

REM WOODVALE, INC.
By:	/s/ EDWARD M. MURPHY
Edward M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward M. Murphy, Denis M. Holler and Linda DeRenzo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on October 31, 2006.

Signature	Title

/s/ EDWARD M. MURPHY Edward M. Murphy	President and Chief Executive Officer (principal executive officer) and Director
/s/ DENIS M. HOLLER Denis M. Holler	Senior Vice President of Finance (principal financial officer and principal accounting officer)
/s/ JULIETTE E. FAY Juliette E. Fay	Executive Vice President and Director